Exhibit 2.1 Execution Version PURCHASE AND SALE AGREEMENT BY AND AMONG LIME ROCK RESOURCES IV-A, L.P. AND LIME ROCK RESOURCES IV-C, L.P. AS SELLER, AND RING ENERGY, INC. AS BUYER, EXECUTED ON FEBRUARY 25, 2025

2 TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND INTERPRETATION ....................................................................... 1 1.1 Defined Terms ....................................................................................................... 1 1.2 References and Rules of Construction ................................................................... 1 ARTICLE II PURCHASE AND SALE .................................................................................................... 2 2.1 Purchase and Sale .................................................................................................. 2 2.2 Excluded Assets ..................................................................................................... 4 2.3 Revenues and Expenses ......................................................................................... 4 ARTICLE III PURCHASE PRICE .......................................................................................................... 5 3.1 Purchase Price ........................................................................................................ 5 3.2 Deposit ................................................................................................................... 6 3.3 Adjustment to Purchase Price ................................................................................ 6 3.4 Adjustment Methodology ...................................................................................... 8 3.5 Preliminary Settlement Statement.......................................................................... 8 3.6 Final Settlement Statement .................................................................................... 9 3.7 Disputes ................................................................................................................. 9 3.8 Allocation of Purchase Price; Allocated Values .................................................. 10 3.9 Withholding ......................................................................................................... 10 ARTICLE IV ACCESS / DISCLAIMERS ............................................................................................. 10 4.1 Access .................................................................................................................. 10 4.2 Confidentiality ..................................................................................................... 12 4.3 Disclaimers .......................................................................................................... 13 ARTICLE V TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS ............................. 14 5.1 General Disclaimer of Title Warranties and Representations .............................. 14 5.2 Title Defects ......................................................................................................... 14 5.3 Casualty or Condemnation Loss .......................................................................... 19 5.4 Preferential Purchase Rights and Consents to Assign ......................................... 19 ARTICLE VI ENVIRONMENTAL MATTERS ................................................................................... 21 6.1 Environmental Defects ........................................................................................ 21 6.2 NORM, Asbestos, Wastes and Other Substances ................................................ 24 6.3 Exclusive Remedies ............................................................................................. 24 ARTICLE VII REPRESENTATIONS AND WARRANTIES OF SELLER ...................................... 24 7.1 Organization, Existence and Qualification .......................................................... 24 7.2 Authorization, Approval and Enforceability ........................................................ 24 7.3 No Conflicts ......................................................................................................... 25 7.4 Consents ............................................................................................................... 25 7.5 Bankruptcy ........................................................................................................... 25 7.6 Litigation .............................................................................................................. 25 7.7 Material Contracts................................................................................................ 25 7.8 No Violation of Laws .......................................................................................... 27 7.9 Permits ................................................................................................................. 27 7.10 Preferential Rights ............................................................................................... 27

| | | |
|---|---|---|
| 7.11 | Imbalances | 27 |
| 7.12 | Current Commitments | 27 |
| 7.13 | Taxes | 28 |
| 7.14 | Brokers' Fees | 28 |
| 7.15 | Payouts | 29 |
| 7.16 | Environmental Laws | 29 |
| 7.17 | Hedges | 29 |
| 7.18 | Bonds and Credit Support; Insurance | 29 |
| 7.19 | Payments for Production | 29 |
| 7.20 | Casualty; Condemnation | 29 |
| 7.21 | Non-Consent Operations | 29 |
| 7.22 | Leases | 30 |
| 7.23 | Wells | 30 |
| 7.24 | Surface Use | 30 |
| 7.25 | Suspense Funds | 30 |
| 7.26 | Investment Intent | 30 |
| 7.27 | Knowledge Qualifier for Non-Operated Assets | 30 |
| 7.28 | Disclosures with Multiple Applicability; Materiality | 30 |
| **ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF BUYER** | | **31** |
| 8.1 | Organization, Existence and Qualification | 31 |
| 8.2 | Authorization, Approval and Enforceability | 31 |
| 8.3 | No Conflicts | 31 |
| 8.4 | Consents | 31 |
| 8.5 | Bankruptcy | 32 |
| 8.6 | Litigation | 32 |
| 8.7 | Regulatory | 32 |
| 8.8 | Financing | 32 |
| 8.9 | Independent Evaluation | 32 |
| 8.10 | Capitalization of Buyer | 32 |
| 8.11 | Securities Laws | 33 |
| 8.12 | Brokers' Fees | 33 |
| 8.13 | Qualification | 33 |
| 8.14 | Due Diligence | 34 |
| 8.15 | NYSE American Listing | 34 |
| 8.16 | SEC Filings | 34 |
| 8.17 | Sarbanes-Oxley Compliance; Controls and Procedures | 34 |
| 8.18 | Form S-3 | 35 |
| 8.19 | No Stockholder Approval | 35 |
| **ARTICLE IX CERTAIN AGREEMENTS** | | **35** |
| 9.1 | Conduct of Business | 35 |
| 9.2 | Successor Operator | 36 |
| 9.3 | Bonds and Credit Support | 37 |
| 9.4 | Record Retention | 37 |
| 9.5 | Amendment to Schedules | 37 |
| 9.6 | Information Technology | 37 |
| 9.7 | Suspense Funds | 38 |
| 9.8 | Required Financial Information | 38 |
| 9.9 | Listing of Stock Consideration; Form S-3 | 39 |

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4 ARTICLE X BUYER’S CONDITIONS TO CLOSING ....................................................................... 40 10.1 Representations .................................................................................................... 40 10.2 Performance ......................................................................................................... 40 10.3 No Legal Proceedings .......................................................................................... 40 10.4 Defects ................................................................................................................. 40 10.5 Closing Deliverables ............................................................................................ 40 ARTICLE XI SELLER’S CONDITIONS TO CLOSING .................................................................... 40 11.1 Representations .................................................................................................... 41 11.2 Performance ......................................................................................................... 41 11.3 No Legal Proceedings .......................................................................................... 41 11.4 Defects ................................................................................................................. 41 11.5 Closing Deliverables ............................................................................................ 41 ARTICLE XII CLOSING ........................................................................................................................ 41 12.1 Date of Closing .................................................................................................... 41 12.2 Place of Closing ................................................................................................... 41 12.3 Closing Obligations ............................................................................................. 41 12.4 Records ................................................................................................................ 42 ARTICLE XIII ASSUMPTION; INDEMNIFICATION; SURVIVAL ............................................... 43 13.1 Assumption by Buyer .......................................................................................... 43 13.2 Indemnities of Seller ............................................................................................ 43 13.3 Indemnities of Buyer ........................................................................................... 44 13.4 Limitation on Liability ......................................................................................... 44 13.5 Express Negligence.............................................................................................. 45 13.6 Exclusive Remedy ............................................................................................... 45 13.7 Indemnification Procedures ................................................................................. 46 13.8 Survival ................................................................................................................ 47 13.9 Non-Compensatory Damages and Assertion of Claims ...................................... 48 13.10 Waiver of Right to Rescission ............................................................................. 48 13.11 Insurance and Taxes ............................................................................................. 48 13.12 Disclaimer of Application of Anti-Indemnity Statutes ........................................ 48 13.13 Indemnity Holdback ............................................................................................ 48 ARTICLE XIV TERMINATION, DEFAULT AND REMEDIES ....................................................... 49 14.1 Right of Termination ........................................................................................... 49 14.2 Effect of Termination ........................................................................................... 50 14.3 Return of Documentation and Confidentiality ..................................................... 51 ARTICLE XV MISCELLANEOUS........................................................................................................ 52 15.1 Appendices, Exhibits and Schedules ................................................................... 52 15.2 Expenses and Taxes ............................................................................................. 52 15.3 Assignment .......................................................................................................... 54 15.4 Preparation of Agreement .................................................................................... 54 15.5 Publicity ............................................................................................................... 54 15.6 Notices ................................................................................................................. 55 15.7 Further Cooperation ............................................................................................. 56 15.8 Filings, Notices and Certain Governmental Approval ......................................... 56 15.9 Entire Agreement; Non-Reliance; Conflicts ........................................................ 56 15.10 Successors and Permitted Assigns ....................................................................... 57

5 15.11 Parties in Interest ................................................................................................. 57 15.12 Amendment .......................................................................................................... 57 15.13 Waiver; Rights Cumulative ................................................................................. 57 15.14 Governing Law; Jurisdiction; Venue; Jury Waiver ............................................. 58 15.15 Severability .......................................................................................................... 58 15.16 Removal of Name ................................................................................................ 59 15.17 Counterparts ......................................................................................................... 59 15.18 Like-Kind Exchange ............................................................................................ 59 15.19 Specific Performance ........................................................................................... 59 15.20 No Recourse ......................................................................................................... 59 15.21 Several Liability ................................................................................................... 60 15.22 Confidentiality ..................................................................................................... 60 15.23 Exclusivity ........................................................................................................... 60

## LIST OF APPENDICES, EXHIBITS AND SCHEDULES

Appendices

| | | |
|---|---|---|
| Appendix I | — | Definitions |

Exhibits

| | | |
|---|---|---|
| Exhibit A | — | Leases |
| Exhibit B | — | Wells |
| Exhibit C | — | Fee Minerals |
| Exhibit D | — | Fee Simple Surface Estate |
| Exhibit E | — | Vehicles |
| Exhibit F | — | Excluded Assets |
| Exhibit G | — | Form of Assignment and Bill of Sale |
| Exhibit H | — | Form of Deed |
| Exhibit I | — | Form of Registration Rights Agreement |
| Exhibit J | — | Escrow Agreement |
| Exhibit K | — | Transition Services Agreement |

Schedules

| | | |
|---|---|---|
| Schedule PE | — | Certain Permitted Encumbrances |
| Schedule PX | — | Certain Property Expenses |
| Schedule RP | — | Reference Price |
| Schedule TF | — | Target Formation |
| Schedule 3.3 | — | Specified Receivables |
| Schedule 3.8 | — | Allocated Values |
| Schedule 7.4 | — | Seller Consents |
| Schedule 7.6 | — | Litigation |
| Schedule 7.7 | — | Material Contracts |
| Schedule 7.8 | — | No Violation of Laws |
| Schedule 7.9 | — | Permits |
| Schedule 7.10 | — | Preferential Rights |
| Schedule 7.11 | — | Imbalances |
| Schedule 7.12 | — | Current Commitments |
| Schedule 7.13 | — | Taxes |
| Schedule 7.15 | — | Payout Balances |
| Schedule 7.16 | — | Environmental Laws |
| Schedule 7.18 | — | Bonds and Credit Support; Insurance |
| Schedule 7.19 | — | Payments for Production |
| Schedule 7.21 | — | Non-Consent Operations |
| Schedule 7.22 | — | Leases |
| Schedule 7.23 | — | Wells |
| Schedule 7.24 | — | Surface Use |
| Schedule 7.25 | — | Suspense Funds |
| Schedule 8.10(b) | — | Capitalization of Buyer |
| Schedule 9.1 | — | Conduct of Business |

6

1 PURCHASE AND SALE AGREEMENT THIS PURCHASE AND SALE AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith, this “Agreement”) is entered into this 25th day of February, 2025 (the “Execution Date”), by and among Lime Rock Resources IV-A, L.P., a Delaware limited partnership (“LRRA”), and Lime Rock Resources IV-C, L.P., a Delaware limited partnership (“LRRC” and, collectively with LRRA, “Seller”), and Ring Energy, Inc., a Nevada corporation (“Buyer”). Buyer and Seller may be referred to collectively as the “Parties” or individually as a “Party.” RECITALS WHEREAS, Seller desires to sell and assign, and Buyer desires to purchase and pay for, all of the Conveyed Interests effective as of the Effective Time. NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE I DEFINITIONS AND INTERPRETATION 1.1 Defined Terms. Capitalized terms used herein shall have the meanings given such terms in Appendix I unless the context otherwise requires. 1.2 References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Appendices, Schedules, Articles, Sections, subsections, and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibits, Appendices, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, or other subdivision unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section, or subsection hereof in which such words occur. The word “including” (in its various forms) means including without limitation. All references to “$”, “dollars” or “Dollars” shall be deemed references to United States dollars. Each accounting term not defined herein, and each accounting term partly defined herein, to the extent not defined, will have the meaning given to it under GAAP or COPAS, with GAAP controlling in the event of a conflict. The word “or” is not exclusive and shall have the same meaning as “and/or” unless the context requires otherwise. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Except as expressly provided otherwise in this Agreement, references to any Law or agreement shall mean such Law or agreement as it may be amended from time to time. References to any date shall mean such date in Houston, Texas and for purposes of calculating the period of time in which any notice or action is to be given or undertaken hereunder, such period shall be deemed to begin at 12:01 A.M. on the applicable date in Houston, Texas. If a date specified herein for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration

2 date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day. ARTICLE II PURCHASE AND SALE 2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase and pay for, effective as of the Effective Time, all of Seller’s right, title and interest in and to the assets, interests, rights and properties described in this Section 2.1 (without duplication) (such right, title and interest, less and except the Excluded Assets, collectively, the “Conveyed Interests”): (a) the oil and gas and/or other Hydrocarbon leases and subleases described on Exhibit A, together with any and all other right, title and interest of Seller in and to the leasehold estates created thereby (including all royalty interests, overriding royalty interests, production payments, net profits interests, carried interests, convertible interests, reversionary interests, and similar interests) but subject to the terms, conditions, covenants, and obligations set forth in those leases or matters described on Exhibit A as applicable (each such lease set forth on Exhibit A, a “Lease”, and collectively, the “Leases”) and all related rights and interests in the lands covered by the Leases and any lands pooled or unitized therewith (such lands, the “Lands”); (b) all oil, gas, water, disposal, observation, and other similar wells located on any of the Lands, whether producing, non-producing, plugged and abandoned, temporarily abandoned, or otherwise, including the wells described on Exhibit B (collectively, the “Wells”); (c) the fee mineral interests located within the Lands, including those described on Exhibit C (the “Fee Minerals”); (d) (i) (A) all oil, gas, condensate, and other hydrocarbons produced from or allocated to the Wells, the Leases or the Fee Minerals (whether or not such hydrocarbons are in liquid or gaseous form) from and after the Effective Time, or any combination thereof, including hydrocarbons extracted therefrom or entrained therein, whether at the Wells or downstream, and (B) all oil, gas, condensate, and other hydrocarbons in storage or existing in stock tanks, pipelines or plants (including inventory, but excluding line fill) as of the Effective Time (less any volume of hydrocarbons sold during the Interim Period) (the “Hydrocarbons”), (ii) all minerals (whether in liquid or gaseous form) produced in association with the Hydrocarbons from and after the Effective Time, and (iii) all proceeds with respect to the foregoing; (e) all rights and interests in, under or derived from all spacing, pooling, production sharing, unitization and communitization agreements, declarations and orders in effect with respect to any of the Leases or the Wells, and the units created by any of those agreements, declarations or orders (the “Units”) (Seller’s right, title and interest in and to the Leases, the Lands, the Fee Minerals, the Units and the Wells being collectively referred to hereinafter as the “Properties” or individually as a “Property”); (f) all fee simple surface estates within the Lands, including each tract of land described on Exhibit D, and all improvements, fixtures, facilities and appurtenances located thereon or relating thereto (including all field offices located thereon and described on Exhibit D), but subject to the terms, conditions, covenants, limitations, and obligations reflected in the real estate records maintained by the county clerk of the county in which the applicable tracts are located (the “Surface Fee Interests”);

3 (g) all Hydrocarbon pipelines and gathering systems, frac ponds, water transportation assets and water pipelines, in each case, to the extent primarily used in connection with the use, ownership or operation of the Properties; (h) to the extent that they may be assigned, transferred or re-issued (after obtaining consent, if applicable, but without the payment of any fee unless Buyer agrees in writing to pay such fee) all surface leases, rights-of-way and easements, rights of ingress and egress, servitudes, allowances, water rights, registrations, consents, orders, approvals, variances, authorizations, permits, licenses, and surface usage rights, to the extent appurtenant to or used primarily in connection with (i) the ownership or development of the Leases, or the installation, drilling, completion, reworking, recompletion, ownership, development, operation, use or maintenance of the Wells, or (ii) the production, treatment, storage, gathering, processing, transportation or disposal of Hydrocarbons or other produced substances from or attributable to the Wells, the Units, the Leases or the Fee Minerals (the “Rights-of-Way”); (i) all surface and subsurface tangible personal property, fixtures and improvements, operational and non-operational, known or unknown, that are (i) located at, on or under any of the Properties and (ii) used or held for use primarily in connection with the ownership or operation of Wells or any other Conveyed Interests or the production, treatment, storage, disposal, or transportation of Hydrocarbons or other substances thereon or therefrom, including (A) all field-level information technology equipment and devices, including desktop computers, laptop computers, networking equipment and any associated peripherals and other computer hardware, all field-level radio and telephone equipment, SCADA and measurement technology, smartphones, tablets and other mobility devices, well communication devices, and any other field-level information technology hardware; and (B) equipment, machinery, separators, compressors, batteries, treatment facilities, injection facilities, wellhead equipment, storage facilities, casing, tubing, flow lines, lateral lines, pumping equipment, associated piping, pumps, evaporation and frac ponds, motors, electric lines, compression equipment, platforms, pads, rods, tanks, tap connections, fittings, valves, meters and manifolds, and other materials, supplies and machinery (“Personal Property”); (j) to the extent assignable (after obtaining consent, if applicable, but without the payment of any fee unless Buyer agrees in writing to pay such fee), all Applicable Contracts and all rights thereunder, including those described on Schedule 7.7; (k) all Imbalances relating to the Properties; (l) the Specified Receivables and all claims, causes of action, and rights under liens related thereto; (m) the vehicles listed on Exhibit E; (n) originals (if available, and otherwise copies) and copies in digital form (if available) of all of the books, files, records, information and data, whether written or electronically stored, to the extent related to the Conveyed Interests and that are in Seller’s or its Affiliates’ possession or reasonable control, including all: (i) land files and title records (including prospect files, maps, division orders, surveys, evidence of rental payments, lease records, abstracts of title, title opinions and title curative documents); (ii) Applicable Contract files; (iii) correspondence; (iv) operations, environmental, health and safety, production, processing, technical data, and accounting records; and (v) facility and well records and raw data (including well logs, wellbore schematics, shape files, workover, artificial lift conversion, downtime history, KMZ files, G&G Data, data sheets, and engineering, exploration and other technical data and information) (collectively, the “Records”);

4 (o) to the extent assignable or transferable, unless the assignment or transfer thereof would require the payment of a fee or other consideration to any person other than Seller (or any of its Affiliates) that Buyer has not separately agreed in writing to pay, all permits, water rights (including water withdrawal, storage, discharge, treatment, injection and disposal rights), licenses, registrations, consents, orders, approvals, variances, exemptions, waivers, franchises, rights and other authorizations issued by any Governmental Authority that are primarily related to the use, ownership or operation of any of the Properties or any of the Personal Property (the “Permits”); (p) all (i) trade credits, accounts receivable, take-or-pay amounts receivable, and other accounts receivables and general intangibles, to the extent attributable to the other Conveyed Interests for periods of time from and after the Effective Time; (ii) rights under liens and security interests in favor of Seller or any of its Affiliates under any Law or Contract to the extent arising from, or relating to, the ownership, operation, or sale or other disposition on or after the Effective Time or to the extent relating to any Assumed Obligation for which Buyer is providing indemnification hereunder; and (iii) indemnity, contribution, and other such rights in favor of Seller or any of its Affiliates arising under any of the Conveyed Interests to the extent attributable to the other Conveyed Interests for periods of time from and after the Effective Time or any Assumed Obligation, except, in each case of subclause (i) through (iii), to the extent relating to any matter for which Seller is providing indemnification hereunder or any Retained Obligations; (q) all audit and other similar rights (including, for purposes of clarity, the right to receive adjustments, refunds or other proceeds related to or payable in connection with the exercise of any such rights) arising under any of the Applicable Contracts or otherwise with respect to any period occurring before, on or after the Effective Time or pertaining to any of the other Conveyed Interests to the extent arising on or after the Effective Time, in each case, except to the extent related to matters for which Seller is providing indemnification hereunder or any Retained Obligations; and (r) all audit rights, counterclaims, cross-claims, offsets or defenses and similar rights to the extent attributable to any of the Assumed Obligations. For the avoidance of doubt, the Parties agree that the term “Subject Properties,” as used in this Agreement, means the 100% interest on an 8/8ths basis in and to the Leases, the Wells, the Fee Minerals, the Units, the Hydrocarbons and minerals described in Section 2.1(d), the Surface Fee Interests, the Rights- of-Way and the Personal Property, of which the Conveyed Interests are the whole or a part, as applicable, less and except the Excluded Assets. 2.2 Excluded Assets. Seller shall reserve and retain all of the Excluded Assets. 2.3 Revenues and Expenses. (a) Except as expressly provided in this Agreement (including Sections 3.3 and 3.6(b)), (i) Seller shall remain entitled to all of the production, proceeds of production and other proceeds earned with respect to the Conveyed Interests, and shall remain responsible (by payment, adjustments to the Purchase Price or otherwise) for all Property Expenses incurred with respect to the Conveyed Interests, in each case, prior to the Effective Time, and (ii) subject to the occurrence of Closing, Buyer shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) earned with respect to the Conveyed Interests, and shall be responsible for (by payment, adjustments to the Purchase Price or otherwise) all Property Expenses incurred with respect to the Conveyed Interests, in each case, from and after the Effective Time (including any actual and documented pre- payments made before the Effective Time for services, work or goods performed or to be performed, or delivered or to be delivered after the Effective Time). “Earned” and “incurred,” as used in this Agreement,

5 shall be interpreted in accordance with generally accepted accounting principles and Council of Petroleum Accountants Society (“COPAS”) standards, as consistently applied by Seller. For purposes of allocating revenues, production, proceeds, income, accounts receivable, and products under this Section 2.3(a), (A) liquid Hydrocarbons produced into storage facilities will be deemed to be “from or attributable to” the Wells when they pass through the pipeline connecting into the storage facilities into which they are run, and (B) gaseous Hydrocarbons and liquid Hydrocarbons produced into pipelines will be deemed to be “from or attributable to” the Wells when they pass through the receipt point sales meters on the pipelines through which they are transported. In order to accomplish the foregoing allocation of production, the Parties shall rely upon the gauging, metering, and strapping procedures which were conducted by Seller on or about the Effective Time and, unless demonstrated to be inaccurate, shall utilize reasonable interpolating procedures to arrive at an allocation of production when exact gauging, metering, and strapping data is not available on hand as of the Effective Time. Such amounts shall be accounted for in the Preliminary Settlement Statement or Final Settlement Statement, as applicable; provided, however, that the Preliminary Settlement Statement shall contain estimated amounts when actual amounts are not known. Overhead Costs for the Interim Period shall be allocated as provided in Section 3.3(a)(vi). (b) After the Parties’ agreement upon the Final Settlement Statement and subject to Section 3.6(b), (i) if either Party receives amounts allocated to the other Party under Section 2.3, including proceeds of production, then such receiving Party shall, within 30 days after the end of the calendar month in which such amounts were received, pay such amounts to the other Party, (ii) if either Party pays amounts for Property Expenses which are allocated to the other Party under Section 2.3, then such paying Party shall deliver the applicable invoice and proof of payment to the other Party and such other Party shall, within 30 days after the end of the calendar month in which such invoice and proof of payment is received, reimburse the Party which paid such Property Expenses, and (iii) if a Party receives an invoice for an expense or obligation (other than an invoice of an expense or obligation with respect to Asset Taxes, Income Taxes or Transfer Taxes) which is allocated to the other Party under Section 2.3, such receiving Party shall promptly forward such invoice to the other Party. (c) Each of Seller and Buyer shall be permitted to offset any Property Expenses owed by such Party to the other Party pursuant to this Section 2.3 against amounts owing by the second Party to the first Party pursuant to this Section 2.3; provided that (i) such amounts to be offset are undisputed and liquidated in amount and (ii) written notice of the offset is provided by the offsetting Party to the other Party at least five Business Days prior to such offset. (d) After the Closing, each Party shall be entitled to participate in all joint interest audits and other audits of Property Expenses for which such Party is entirely or partially responsible under the terms of this Section 2.3 and Section 3.6; provided, that Seller shall cooperate with Buyer in Seller’s exercise of such audit rights after Closing so as to minimize any interference with Buyer’s ownership, operation or use of the Conveyed Interests. ARTICLE III PURCHASE PRICE 3.1 Purchase Price. (a) The purchase price for the transfer of the Conveyed Interests and the transactions contemplated hereby shall be One Hundred Million Dollars ($100,000,000) (the “Purchase Price”), as adjusted pursuant to this Agreement, which shall consist of (i) an amount in cash equal to Eighty Million Dollars ($80,000,000) (the “Cash Consideration”), (ii) the Stock Consideration, and (iii) the Deferred Payment. The Cash Consideration (less Deposit) and Stock Consideration, in each case as adjusted pursuant

6 to this Agreement, will be paid at Closing. The Deferred Payment will be paid in cash on the 9-month anniversary of Closing; provided, that from and after Closing until the 9-month anniversary of Closing, if Buyer assigns any material portion of the Conveyed Interests to any Person then Buyer shall promptly notify Seller of such assignment and no later than two (2) Business Days after such notification make the Deferred Payment to Seller. If the Closing timely occurs, on or before the Closing Date, the Deposit (less the Holdback Amount) shall be applied as a credit toward the Adjusted Purchase Price as provided in Section 3.3. If this Agreement is terminated prior to the Closing in accordance with Section 14.1, then the provisions of Section 14.2 shall apply and the distribution of the Deposit shall be governed in accordance therewith. (b) Without limiting any other provisions in this Agreement, if at any time during the period between Execution Date and the Closing there are any changes in the outstanding number of shares of Buyer Common Stock by reason of any reclassification, recapitalization, stock split (including reverse stock split), subdivision, combination, exchange, or readjustment of shares or similar transaction, or any stock dividend or distribution paid in stock (excluding, for purposes of clarity, issuances of any Buyer Common Stock resulting from the vesting of any equity awards set forth on Schedule 8.10(b) or the granting of any equity awards under any Buyer equity incentive plan), the Stock Consideration and any other amounts or similarly dependent items related to the Buyer Common Stock or the Stock Consideration shall be appropriately and equitably adjusted to reflect such change to provide the same economic effect as contemplated by this Agreement prior to such action (and thereafter all references in this Agreement to “Buyer Common Stock,” “Stock Consideration,” and other similarly dependent items shall be references to such terms, as so adjusted); provided that this Section 3.1(b) shall in no event be construed to permit Buyer or any of its Affiliates to take any action with respect to the Buyer Common Stock that is prohibited by the terms of this Agreement. 3.2 Deposit. Within one (1) Business Day of the Execution Date, Buyer will deposit in the Escrow Account, by wire transfer in same day funds, an amount equal to Five Million Dollars ($5,000,000) (such amount, including any interest earned thereon, the “Deposit”). If Closing occurs, then on the Closing Date an amount of the Deposit equal to Five Million Dollars ($5,000,000) shall be converted to be the Holdback Amount in accordance with Section 13.13(a). Otherwise, the Deposit shall be handled in accordance with Section 14.2. 3.3 Adjustment to Purchase Price. The Purchase Price shall be adjusted as follows (without duplication), and the resulting amount shall be herein called the “Adjusted Purchase Price”: (a) The Purchase Price shall be adjusted upward by the following amounts: (i) to the extent that such amounts have not been remitted to or paid to Seller or any of its Affiliates, an amount equal to the value of all Hydrocarbons attributable to the Conveyed Interests that are, as of the Effective Time, in storage or existing in stock tanks (excluding tank bottoms which shall be conclusively presumed to be all liquid and solid material below the load line of the applicable tank), the value to be based upon the price realized in connection with the sale of such Hydrocarbons (or if there is no sales of such Hydrocarbons, the value to be based upon the contract price for those Hydrocarbons in effect as of the Effective Time), net of amounts payable as Burdens on such production, marketing fees and gravity adjustments for which there is no payment in connection with the sale of such Hydrocarbons; (ii) an amount equal to all non-reimbursed Property Expenses incurred and actually paid by Seller or any of its Affiliates from and after the Effective Time, plus any actual and documented pre-paid Property Expenses made before the Effective Time attributable to any period after the Effective Time, only to the extent such prepaid Property Expenses are set forth on Schedule PX;

7 (iii) the amount of all Asset Taxes allocated to Buyer in accordance with Section 15.2 but that are paid or otherwise economically borne by Seller; (iv) to the extent that Seller has underproduced any Hydrocarbons as of the Effective Time, as shown with respect to the net Well Imbalances set forth in Schedule 7.12, as complete and final settlement of all Well Imbalances attributable to the Conveyed Interests, an amount equal to the product of such underproduced Hydrocarbon volumes, times $4/MMBtu for gas, $70/Bbl for oil or $70/Bbl for condensate, as applicable; (v) to the extent that Seller has over-delivered any Hydrocarbons as of the Effective Time, as shown with respect to the net Pipeline Imbalances set forth in Schedule 7.12, as complete and final settlement of all Pipeline Imbalances attributable to the Conveyed Interests, an amount equal to the product of such over-delivered gaseous Hydrocarbon volumes, times $4/MMBtu for gas, $70/bbl for oil or $70/Bbl for condensate, as applicable; (vi) the Overhead Costs; (vii) the Specified Receivables; (viii) Thirty Four Thousand Dollars ($34,000); and (ix) any other amount provided for elsewhere in this Agreement or otherwise agreed upon in writing by Seller and Buyer as an upward adjustment to the Purchase Price. (b) The Purchase Price shall be adjusted downward by the following amounts: (i) an amount equal to all proceeds actually received by Seller or its Affiliates attributable to the sale of Hydrocarbons (A) produced from or allocable to the Conveyed Interests from and after the Effective Time or (B) contained in storage or existing in stock tanks, pipelines or plants (including inventory) as of the Effective Time for which an upward Purchase Price adjustment was made pursuant to Section 3.3(a)(i), in each case, net of actual and documented expenses (other than Property Expenses and other expenses taken into account pursuant to Section 3.3(a)(ii), Income Taxes, Asset Taxes and Transfer Taxes) directly incurred in earning or receiving such proceeds and that are paid by Seller (and not reimbursed to Seller by a Third Party purchaser); (ii) an amount equal to all Property Expenses incurred and paid by Buyer for periods of time prior to the Effective Time; (iii) the amount of all Asset Taxes allocated to Seller in accordance with Section 15.2 but that are paid or otherwise economically borne by Buyer; (iv) any reduction to the Purchase Price pursuant to Article V; (v) any reduction to the Purchase Price pursuant to Article VI; (vi) any reduction to the Purchase Price pursuant to Section 5.3(b); (vii) to the extent that Seller has overproduced any Hydrocarbons as of the Effective Time, as shown with respect to the net Well Imbalances set forth in Schedule 7.12, as complete and final settlement of all Well Imbalances attributable to the Conveyed Interests, an amount equal to the

8 product of such overproduced gaseous Hydrocarbon volumes times $4/MMBtu for gas, $70/bbl. for oil or $70/Bbl for condensate, as applicable; (viii) to the extent that Seller has under-delivered any Hydrocarbons as of the Effective Time, as shown with respect to the net Pipeline Imbalances set forth in Schedule 7.12, as complete and final settlement of all Pipeline Imbalances attributable to the Conveyed Interests, an amount equal to the product of such under-delivered gaseous Hydrocarbon volumes times $4/MMBtu for gas, $70/Bbl. for oil or $70/Bbl for condensate, as applicable; (ix) the amount of Suspense Funds; (x) the amount of Deposit released to Seller at Closing pursuant to Section 12.3(i)(ii); and (xi) any other amount provided for elsewhere in this Agreement or otherwise agreed upon in writing by Seller and Buyer as a downward adjustment to the Purchase Price. (c) Notwithstanding anything to the contrary in this Agreement, all adjustments to the Purchase Price described in Section 3.3(a) and Section 3.3(b), for the purpose of the Preliminary Settlement Statement, shall be made (i) ninety percent (90%) to the Cash Consideration, and (ii) ten percent (10%) Stock Consideration. The Stock Consideration, as adjusted, will be calculated by subtracting the number of shares of Buyer Common Stock thereto or therefrom equal to the amount of such adjustment divided by the Reference Price; provided, such adjustments in Section 3.3 shall be calculated by netting all upward adjustments in Section 3.3(a) against all downward adjustments in Section 3.3(b). Once all adjustments have been made to the Stock Consideration, if the calculated number thereof includes a fractional share, such number shall be rounded up to the next whole share. Notwithstanding anything to the contrary in this Agreement, all adjustments to the Purchase Price described in Section 3.3(a) and Section 3.3(b) for the purpose of the Final Settlement Statement shall be made to the Cash Consideration. The Stock Consideration, as adjusted pursuant to this Section 3.3(c), is referred to as the “Adjusted Stock Consideration”. 3.4 Adjustment Methodology. When available, actual figures will be used for the adjustments to the Purchase Price at Closing. To the extent actual figures are not available, Seller’s good faith estimates shall be used, subject to final adjustments in accordance with Section 3.6 and Section 3.7. 3.5 Preliminary Settlement Statement. Not less than five Business Days prior to Closing, Seller shall prepare (in good faith and in accordance with the provisions of this Agreement) and submit to Buyer for review a draft settlement statement (the “Preliminary Settlement Statement”) that shall set forth the Adjusted Purchase Price, after giving effect to all of the adjustments in Section 3.3 and reflecting each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the calculation of the adjustments used to determine such amounts, together with reasonable and supporting summary documentation and the designation of Seller’s account for any wire transfers of funds as set forth in this Agreement. Where actual amounts are not known, Seller shall make reasonable estimates of such unknown amounts based on all available evidence and include such estimates in the Preliminary Settlement Statement. Within two Business Days after receipt of the Preliminary Settlement Statement, Buyer may (without waiving any of its rights or remedies under this Agreement or otherwise), but shall not be obligated to, deliver to Seller a written report containing all changes, with reasonably detailed explanation therefor, that Buyer proposes to be made to the Preliminary Settlement Statement (based upon Buyer’s knowledge at such time). The Parties shall in good faith attempt to agree on the Preliminary Settlement Statement as soon as possible after Seller’s receipt of Buyer’s written report. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Purchase

9 Price at Closing; provided that if the Parties do not agree on an adjustment set forth in the Preliminary Settlement Statement prior to the Closing, the amount of such adjustment set forth in the Preliminary Settlement Statement as presented by Seller (with any amendments or modifications thereto that were so agreed between the Parties) will be used to adjust the Purchase Price at Closing. 3.6 Final Settlement Statement. (a) On or before 120 days after the Closing, Seller shall deliver to Buyer a final settlement statement (the “Final Settlement Statement”) prepared by Seller in good faith based on actual income and expenses during the Interim Period, which takes into account all final adjustments made to the Purchase Price (the “Final Price”), which Final Settlement Statement shall include reasonable supporting summary documentation used by Seller in preparation of the Final Settlement Statement. The Final Settlement Statement shall set forth the actual proration of the amounts required by this Agreement. As soon as practicable, and in any event within 30 days after receipt of the Final Settlement Statement, Buyer will deliver to Seller a written report containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor (the “Dispute Notice”). Any changes not so specified in the Dispute Notice shall be deemed waived and Seller’s determinations with respect to all such elements of the Final Settlement Statement that are not addressed with reasonable specificity in the Dispute Notice shall prevail. If Buyer fails to timely deliver a Dispute Notice to Seller containing changes Buyer proposes to be made to the Final Settlement Statement, the Final Settlement Statement as delivered by Seller will be deemed to be correct and mutually agreed upon by the Parties and will be final and binding on the Parties and not subject to further audit or arbitration. If the Final Price set forth in the Final Settlement Statement is mutually agreed upon by Seller and Buyer, the Final Settlement Statement and the Final Price shall be final and binding on the Parties, subject to the provisions of Section 2.3(b). If the Adjusted Purchase Price as paid at Closing pursuant to the Preliminary Settlement Statement is less than the Final Price, then such shortage shall be paid by Buyer to Seller within 10 days after final determination of such owed amounts in accordance herewith. If the Adjusted Purchase Price as paid at Closing pursuant to the Preliminary Settlement Statement is more than the Final Price, then such surplus shall be paid by Seller to Buyer within 10 days after final determination of such owed amounts in accordance herewith. All amounts paid by any Party pursuant to this Section 3.6 shall be delivered in United States currency by wire transfer of immediately available funds to the account specified in writing by the relevant Party. (b) Notwithstanding anything in this Section 3.6 to the contrary, subject to matters for which a Party has an indemnity obligation pursuant to Article XIII, the final accounting for the payment of any and all amounts required under Section 2.3 shall occur on the one year anniversary of the Closing Date, and there shall be no adjustment for, or obligation to pay, any such amounts between the Parties following such one year anniversary. 3.7 Disputes. (a) If Seller and Buyer are unable to resolve the matters addressed in a Dispute Notice (if any), the Parties agree that for a 30-day period following written notice from either Party, an officer or representative designated by each Party shall attempt to resolve such dispute. (b) If Seller and Buyer are unable to resolve their dispute within the period set forth in Section 3.7(a), either Party may initiate the arbitration process set forth in this Section 3.7(b) by sending a written notice to the other Party (the “Arbitration Notice”) within 20 days following the expiration of the 30-day period described in Section 3.7(a). Each Party shall, within 14 Business Days after the delivery of the Arbitration Notice, summarize its position with regard to such dispute in a written document and submit such summary to the Houston office of Moss Adams, LLP (the “Accounting Arbitrator”), together with the Dispute Notice, the Arbitration Notice, the Final Settlement Statement, and any other documentation

10 such Party may desire to submit. Within 20 Business Days after receiving the Parties’ respective submissions, the Accounting Arbitrator shall render a decision choosing either Seller’s position or Buyer’s position with respect to each matter addressed in any Dispute Notice, based on the materials submitted to the Accounting Arbitrator as described above. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive, and binding on Seller and Buyer and will be enforceable against the Parties in any court of competent jurisdiction. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the specific dispute submitted by either Party and may not award damages, interest, or penalties to either Party with respect to any matter, except as otherwise provided in the following sentence. The costs of the Accounting Arbitrator shall be borne pro rata between the Parties with each Party being responsible for such costs and expenses to the extent the Accounting Arbitrator has not selected such Party’s position on an aggregate dollar basis with respect to all amounts submitted for resolution by the Accounting Arbitrator. 3.8 Allocation of Purchase Price; Allocated Values. The Purchase Price shall be allocated among the Conveyed Interests as set forth on Schedule 3.8. The value so allocated to a particular Conveyed Interest may be referred to as “Allocated Value” for that Conveyed Interest, and such Allocated Values shall be used in calculating adjustments to the Purchase Price as provided herein. Buyer and Seller agree that such allocation is reasonable and, subject to Section 15.2(j), shall not take any position inconsistent therewith, including for purposes of Article V or Article VI. 3.9 Withholding. Buyer and any other applicable withholding agents shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under any applicable Law; provided, however, that Buyer shall use commercially reasonable efforts to provide Seller with written notice of its intent to withhold reasonably in advance of such deduction or withholding, along with a description of the legal basis therefor, and shall cooperate in good faith with Seller to mitigate, reduce, or eliminate any such deduction or withholding to the extent permissible under applicable Law. To the extent that amounts are deducted and withheld and paid to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller. ARTICLE IV ACCESS / DISCLAIMERS 4.1 Access. (a) From and after the Execution Date and up to the Closing Date (or earlier termination of this Agreement pursuant to the terms herein), but subject to the other provisions of this Section 4.1 and obtaining any consents or waivers of Third Parties (including Third Party operators of the Subject Properties) required pursuant to the terms of any applicable Leases, easements, rights-of-way or Applicable Contracts, Seller shall afford to Buyer and its authorized representatives (“Buyer’s Representatives”), upon not less than two days’ prior written notice, reasonable access, during normal business hours, to the Subject Properties, and all Records in Seller’s possession or reasonable control at such time, to the extent necessary to conduct the title or environmental review described in this Agreement. All investigations and due diligence conducted by Buyer or any Buyer’s Representative shall be conducted at Buyer’s sole cost, risk and expense and any conclusions made from any examination done by Buyer or any Buyer’s Representative shall result from Buyer’s own independent review and judgment. (b) From the Execution Date until the Defect Claim Date, Buyer’s inspection right with respect to the Environmental Condition of the Subject Properties shall be limited to a Phase I Environmental Site Assessment of the Subject Properties, conducted by a reputable environmental consultant reasonably approved in writing by Seller (any such consultant that undertakes any Phase I

11 Environmental Site Assessment, the “Environmental Consultant”); provided that no environmental sampling or invasive activity or testing or operation of equipment by Buyer or any of its Representatives may be performed without the prior written consent of Seller (which consent may be withheld in Seller’s sole discretion). Seller or Seller’s designee shall have the right to be present during any stage of the assessment. Buyer shall give Seller reasonable prior written notice before gaining physical access to any of the Subject Properties, and Seller or its designee shall have the right but not the obligation to accompany Buyer and Buyer’s Representatives whenever Buyer or Buyer’s Representatives gain physical access to any Subject Property. Notwithstanding anything contained herein to the contrary, Buyer shall not have access to, and shall not be permitted to conduct any inspections (including any Phase I Environmental Site Assessment) with respect to any Subject Property over which Seller does not have the authority to grant such access; provided that Seller shall use its commercially reasonable efforts to attempt to obtain permission from any Third Party operators for Buyer to obtain such access (provided further that Seller shall not be obligated to spend any monies or incur any Liabilities in connection with such commercially reasonable efforts). (c) Buyer shall coordinate its access rights, environmental assessments and physical inspections of the Subject Properties with Seller and all Third Party operators, as applicable, to minimize any inconvenience to or unreasonable interruption of the conduct of business by Seller or any such Third Party operator. Buyer shall abide by Seller’s, and any Third Party operator’s reasonable safety rules, COVID-19 restrictions and policies, regulations and operating policies while conducting its due diligence evaluation of the Subject Properties, including any environmental or other inspection or assessment of the Subject Properties, in each case before conducting Buyer’s assessment on such Subject Properties in accordance with this Section 4.1. BUYER HEREBY AGREES TO RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS EACH OF THE OPERATORS OF THE SUBJECT PROPERTIES AND EACH SELLER INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES ARISING OUT OF, RESULTING FROM OR RELATING TO ANY FIELD VISIT, ENVIRONMENTAL ASSESSMENT OR OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY BUYER OR ANY BUYER’S REPRESENTATIVE WITH RESPECT TO THE SUBJECT PROPERTIES, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, JOINT, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR THE VIOLATION OF LAW BY, ANY SELLER INDEMNIFIED PARTY, SUCH OPERATORS AND THEIR AFFILIATES AND ALL OF THEIR RESPECTIVE STOCKHOLDERS, PARTNERS, MEMBERS, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE “OPERATOR INDEMNIFIED PARTIES”), EXCEPTING ONLY LIABILITIES TO THE EXTENT ACTUALLY RESULTING FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR ANY OTHER SELLER INDEMNIFIED PARTY AND OPERATOR INDEMNIFIED PARTIES AND LIABILITIES ATTRIBUTABLE TO THE MERE DISCOVERY OF ANY ENVIRONMENTAL DEFECT, ENVIRONMENTAL CONDITION OR ENVIRONMENTAL LIABILITY BY BUYER OR BUYER’S REPRESENTATIVES TO THE EXTENT NOT EXACERBATED BY ANY FIELD VISIT, ENVIRONMENTAL ASSESSMENT OR OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY BUYER OR BUYER’S REPRESENTATIVES. (d) Buyer acknowledges that any entry into Seller’s offices or onto the Subject Properties shall be at Buyer’s sole risk, cost, and expense, and, subject to the terms hereof, that none of the Seller Indemnified Parties shall be liable in any way for any injury, loss or damage arising out of such entry that may occur to Buyer or any of Buyer’s Representatives pursuant to this Agreement. BUYER HEREBY FULLY WAIVES AND RELEASES ANY AND ALL LIABILITIES AGAINST ALL OF THE SELLER INDEMNIFIED PARTIES FOR ANY INJURY, DEATH, LOSS OR DAMAGE TO ANY OF BUYER’S REPRESENTATIVES OR THEIR PROPERTY IN CONNECTION WITH

12 BUYER’S DUE DILIGENCE ACTIVITIES, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, JOINT, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR THE VIOLATION OF LAW BY, ANY SELLER INDEMNIFIED PARTY, EXCEPTING ONLY LIABILITIES ACTUALLY RESULTING FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR ANY OTHER SELLER INDEMNIFIED PARTY. (e) Buyer shall promptly provide Seller, upon Seller’s request, copies of relevant portions of all environmental reports and environmental test results (if any) prepared by Buyer or any of Buyer’s Representatives, which contain data collected or generated from Buyer’s or any of Buyer’s Representatives’ environmental due diligence with respect to the Subject Properties. Seller shall not be deemed by its or its representatives’ receipt of said documents or otherwise to have made any representation or warranty, express, implied, or statutory, as to the condition of the Subject Properties or to the accuracy of said documents or the information contained therein and shall not be obligated to update any Exhibit or Schedule to reflect such information. (f) Upon completion of Buyer’s due diligence, Buyer shall at its sole cost and expense and without any cost or expense to Seller or any of its Affiliates (i) repair all damages done to any Subject Properties resulting from Buyer’s or any of Buyer’s Representatives’ due diligence (including due diligence conducted by Buyer’s environmental consulting or engineering firm), (ii) if applicable, restore the Subject Properties to the approximate same or better condition as they were prior to commencement of any such due diligence, and (iii) remove all equipment, tools and other property brought onto the Subject Properties in connection with such due diligence. Any disturbance to the Subject Properties (including the leasehold associated therewith) resulting from such due diligence will be promptly corrected by Buyer at Buyer’s sole cost and expense. (g) During all periods that Buyer or any of Buyer’s Representatives (including Buyer’s environmental consulting or engineering firm) are on the Subject Properties, Buyer shall maintain, at its sole cost and expense, customary policies of insurance sufficient to cover the Liabilities of Buyer set forth in Section 4.1 and in accordance with its ordinary course of business. Upon request by Seller, Buyer shall provide evidence of such insurance to Seller prior to entering any of the Subject Properties. 4.2 Confidentiality. Buyer acknowledges that, pursuant to its right of access to the Records or the Conveyed Interests, Buyer, or Buyer’s Representatives (including Buyer’s environmental consulting or engineering firm) will become privy to confidential and other information of Seller or Seller’s Affiliates. Buyer shall ensure that such confidential information (a) shall not be used for any purpose other than in connection with the transactions contemplated by this Agreement and (b) shall be held confidential by Buyer and Buyer’s Representatives (including Buyer’s environmental consulting or engineering firm) in accordance with the terms of the Confidentiality Agreement; provided that nothing in this sentence shall restrict disclosures to any Affiliate of Buyer or its respective directors, members, managers, officers, employees, attorneys, agents, consultants, debt or equity financing sources, financial institutions and representatives who or which (i) have a bona fide need to know such information, (ii) are informed by Buyer of the confidential nature of such information and the confidentiality obligations set forth in the Confidentiality Agreement and (iii) are bound to Buyer to maintain the confidentiality of such information; provided, further, that Buyer shall remain liable to Seller for any breach of this Section 4.2 by any such Person. If Closing should occur, the foregoing confidentiality restrictions on Buyer, including the Confidentiality Agreement, shall terminate as of the Closing Date (except as to (A) such portion of the Conveyed Interests that are not conveyed to Buyer pursuant to the provisions of this Agreement and (B) the Excluded Assets).

13 4.3 Disclaimers. (a) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE VII, THE CERTIFICATE DELIVERED BY SELLER PURSUANT TO SECTION 12.3(l), OR THE SPECIAL WARRANTY SET FORTH IN THE ASSIGNMENT, AND EXCEPT FOR FRAUD (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY SELLER INDEMNIFIED PARTY). (b) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE VII, THE CERTIFICATE DELIVERED BY SELLER PURSUANT TO SECTION 12.3(l), OR THE SPECIAL WARRANTY SET FORTH IN THE ASSIGNMENT, AND EXCEPT FOR FRAUD, AND WITHOUT LIMITING THE GENERALITY OF SECTION 4.3(a), SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE CONVEYED INTERESTS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONVEYED INTERESTS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONVEYED INTERESTS, (IV) ANY ESTIMATES OF THE VALUE OF THE CONVEYED INTERESTS OR FUTURE REVENUES TO BE GENERATED BY THE CONVEYED INTERESTS, (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE CONVEYED INTERESTS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE CONVEYED INTERESTS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE CONVEYED INTERESTS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE VII, THE CERTIFICATE DELIVERED BY SELLER PURSUANT TO SECTION 12.3(l), OR THE SPECIAL WARRANTY SET FORTH IN THE ASSIGNMENT, AND EXCEPT FOR FRAUD, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO THE MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE CONVEYED INTERESTS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE CONVEYED INTERESTS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

14 (c) EXCEPT TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN SECTION 7.16 (AND ITS INDEMNITY OBLIGATIONS RELATED THERETO), AND EXCEPT FOR FRAUD, (I) SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, OR ENVIRONMENTAL CONDITIONS, INCLUDING THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS, (II) NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND (III) SUBJECT TO BUYER’S RIGHTS UNDER SECTION 6.1, BUYER SHALL BE DEEMED TO BE TAKING THE CONVEYED INTERESTS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE. (d) SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4.3 ARE “CONSPICUOUS ” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW. ARTICLE V TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS 5.1 General Disclaimer of Title Warranties and Representations. Except as and to the limited extent expressly represented in Sections 7.4, 7.6, 7.7, 7.10, 7.15, 7.22 and 7.23 (collectively, the “Title Related Representations”), the certificate delivered by Seller pursuant to Section 12.3(l) (solely to the extent related to the Title Related Representations) or the Special Warranty, and without limiting Buyer’s remedies for Title Defects set forth in this Article V, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Conveyed Interests, and Buyer hereby acknowledges and agrees that Buyer’s sole and exclusive remedy for any defect of title, including any Title Defect with respect to Seller’s title to any of the Conveyed Interests, subject to Permitted Encumbrances, shall be (a) as set forth in Section 5.2, (b) pursuant to the Special Warranty, and (c) as set forth in the Title Related Representations and the certificate delivered by Seller pursuant to Section 12.3(l) (solely to the extent related to the Title Related Representations). Buyer hereby acknowledges and agrees that Buyer’s sole and exclusive remedy for any defect in title (including any Title Defect with respect to any of the Conveyed Interests or otherwise), subject to Permitted Encumbrances, shall be (i) as set forth in Section 5.2, (ii) pursuant to the Special Warranty, and (iii) as set forth in the Title Related Representations and the certificate delivered by Seller pursuant to Section 12.3(l) (solely to the extent related to the Title Related Representations), and Buyer’s rights pursuant to Article XIII. 5.2 Title Defects. (a) Title Defect Notices. To assert a valid claim for a Title Defect, on or before the Defect Claim Date, Buyer must deliver claim notices to Seller meeting all the requirements of this Section 5.2(a) (collectively, the “Title Defect Notices” and, individually, a “Title Defect Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Title Defects and which Buyer intends to assert as a Title Defect pursuant to this Section 5.2. For all purposes of this Agreement and notwithstanding anything herein to the contrary except for the Special Warranty, Buyer shall be deemed to have waived, and Seller shall have no Liability for, any Title Defect which Buyer fails to assert as a Title Defect by delivering a Title Defect Notice to Seller on or before the Defect Claim Date. Each Title Defect Notice shall be in

15 writing, and shall include (i) a detailed description of the alleged Title Defect and the Well set forth Exhibit B affected by the alleged Title Defect (each such Well, a “Title Defect Property”), including a description of the Well affected by the alleged Title Defect; (ii) the Allocated Value of each Title Defect Property; (iii) supporting documents relied upon by Buyer or reasonably necessary for Seller to verify the existence of the alleged Title Defect with respect to each Title Defect Property, if applicable; and (iv) with respect to each Title Defect Property, the amount by which Buyer reasonably believes the Allocated Value of the Title Defect Property is reduced by such alleged Title Defect and the computations upon which Buyer’s belief is based, in each case, in accordance with Section 5.2(g). Notwithstanding anything contained in this Agreement to the contrary, and for the avoidance of doubt, any Title Defect asserted by Buyer pursuant to this Section 5.2 shall be limited to the Target Formation(s) for the Wells set forth on Exhibit B, and Buyer shall not have the right to assert Title Defects with respect to any other Conveyed Interests. To give Seller an opportunity to commence reviewing and curing Title Defects, Buyer agrees to provide Seller weekly written notice of all alleged Title Defects (as well as any Title Benefits) discovered by Buyer during the preceding one-week period between the Execution Date and the Defect Claim Date, which notice may be preliminary in nature and amended, modified, supplemented, replaced, and/or withdrawn (in whole or in part) at any time prior to the Defect Claim Date; provided, however, that Buyer’s failure to provide such preliminary notice shall not operate as a waiver or other relinquishment of Buyer’s right to assert Title Defects in a valid Title Defect Notice on or before the Defect Claim Date. (b) Title Benefit Notices. Seller shall have the right, but not the obligation, to deliver to Buyer on or before the Defect Claim Date with respect to each Title Benefit a notice (a “Title Benefit Notice”) including (i) a description of the alleged Title Benefit and the Subject Property, or portion thereof, affected by such alleged Title Benefit (each such Conveyed Interest within such Subject Property, a “Title Benefit Property”); (ii) with respect to each Title Benefit Property, the amount by which Seller reasonably believes the Allocated Value of such Title Benefit Property is increased by such alleged Title Benefit; (iii) supporting documents reasonably necessary for Buyer to verify the existence of such Title Benefit; and (iv) the computations upon which Seller’s belief is based. Seller shall be deemed to have waived any Title Benefit which Seller fails to assert as a Title Benefit by a Title Benefit Notice delivered to Buyer on or before the Defect Claim Date. Buyer shall also promptly furnish Seller with written notice of any Title Benefit (including a description of such Title Benefit and the Title Benefit Property affected thereby with reasonable specificity) which is discovered by Buyer’s or any of its Affiliates’ representatives, employees, title attorneys, landmen or other title examiners. (c) Seller’s Right to Cure. Seller shall have the right, but not the obligation, to attempt at its sole cost, to cure any properly alleged Title Defects of which it has been advised by Buyer at any time prior to 5:00 p.m. Central Time on the date that is 90 days after the Closing Date (the “Cure Period”). During the period of time from Closing to the expiration of the Cure Period, Buyer agrees to afford Seller and its officers, employees and other authorized representatives reasonable access, during normal business hours, to the Subject Properties and all Records in Buyer’s or any of its Affiliates’ possession in order to facilitate Seller’s attempt to cure any such Title Defects. An election by Seller to attempt to cure a Title Defect shall be without prejudice to its rights under Section 5.2(j) and shall not constitute an admission against interest or a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the alleged Title Defect. Seller shall provide Buyer written notice of Seller’s good faith election to cure any Title Defect no later than two Business Days prior to the Closing Date (“Cure Notice”), and the failure to provide notice by such date shall be deemed an election not to cure (or to attempt to cure) by Seller. Such Cure Notice shall identify each individual Title Defect to be cured by Seller. In the event Seller fails to deliver a Cure Notice prior to two Business Days prior to the Closing Date or fails to deliver a Cure Notice electing to cure a Title Defect identified in the Title Defect Notice, as applicable, Seller shall waive the right to cure such Title Defects.

16 (d) Remedies for Title Defects. Subject to (v) Seller’s continuing right to dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto, (w) the rights of the Parties pursuant to Section 14.1(e), (x) the Individual Title Defect Threshold, (y) the Aggregate Defect Deductible and (z) Seller’s ongoing right to cure any Title Defect under and in accordance with Section 5.2(c), whether before, at or after Closing, if any Title Defect timely asserted by Buyer in accordance with Section 5.2(a) is not waived in writing by Buyer or cured by Closing, then in connection with the Closing (unless, as of the Closing, the Parties are in disagreement with respect to the existence of such Title Defect or any associated Title Defect Amount, in each of which case the applicable Title Dispute shall, unless otherwise agreed by the Parties, be addressed pursuant to Section 5.2(j)), Seller shall, at its sole option and discretion (subject to Buyer’s written consent under Section 5.2(d)(iii)), elect one or more of the following remedies for such Title Defect: (i) convey the entirety of the Title Defect Property that is subject to such Title Defect to Buyer at Closing and reduce the Purchase Price by an amount equal to the remaining Title Defect Amount, taking into account Seller’s partial cure of such Title Defect, if any, and taking into account the Individual Title Defect Threshold and Aggregate Defect Deductible; provided, however, that if Seller is unable to cure such Title Defect prior to the expiration of the Cure Period or if a Title Dispute is found in favor of Buyer, then Seller shall include a downward adjustment to the Final Price equal to the remaining Title Defect Amount for such Title Defect Property; (ii) retain the entirety of the Title Defect Property that is subject to such Title Defect, together with all associated Conveyed Interests (in which case, such Conveyed Interests shall become Excluded Assets hereunder), and reduce the Purchase Price by an amount equal to the Allocated Value of such Title Defect Property; provided that the Title Defect Amount is at least 70% of the Allocated Value of the applicable Title Defect Property; or (iii) if Buyer agrees in writing, indemnify Buyer against all Liabilities resulting from such Title Defect, taking into account the Individual Title Defect Threshold and Aggregate Defect Deductible up to the Allocated Value of the applicable Title Defect Property resulting from such Title Defect with respect to such Title Defect Property, pursuant to an indemnity agreement prepared by Seller in a form and substance reasonably acceptable to Buyer. If an individual Title Defect affects more than one Title Defect Property, the Title Defect Amounts for each such Title Defect Property shall be aggregated for purposes of determining whether the Title Defect Amounts of any such individual Title Defect in the aggregate exceed the Individual Title Defect Threshold. (e) Remedies for Title Benefits. With respect to each Title Benefit Property reported under Section 5.2(b), Buyer shall notify Seller in writing the Business Day immediately following the Defect Claim Date whether Buyer (i) concedes the Title Benefit asserted therein, in which case, the increase in Allocated Value for such Title Benefit in excess of the Individual Title Defect Threshold (the “Title Benefit Amount”) shall be used to offset Title Defects, or (ii) disputes such Title Benefit in which case such Title Benefit shall be deemed to be a Title Dispute and the provisions of Section 5.2(j) shall apply. For the avoidance of doubt, Title Benefit Amounts may only be used to offset Title Defects and shall in no event increase the Purchase Price. (f) Exclusive Remedy. Except for Fraud, Buyer’s rights under the Special Warranty and Buyer’s right to terminate this Agreement pursuant to Section 14.1(e) and without limitation of any of Seller’s indemnity obligations hereunder with respect to Article VII, if applicable, Section 5.2(d) shall be the exclusive right and remedy of Buyer with respect to any Title Defect. Buyer hereby waives any and all other rights or remedies with respect thereto. For avoidance of doubt, the foregoing shall not limit each Party’s rights and obligations under Section 5.4.

17 (g) Title Defect Amount. The amount by which the Allocated Value of a Title Defect Property is reduced as a result of the existence of Title Defect(s) shall be the “Title Defect Amount” for such Title Defect Property and shall be determined in accordance with the following terms and conditions (without duplication): (i) if Buyer and Seller agree in writing on the Title Defect Amount, then that amount shall be the Title Defect Amount; (ii) if the Title Defect with respect to such Title Defect Property is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from such Title Defect Property; (iii) if the Title Defect with respect to such Title Defect Property that is a Well represents a decrease in the Net Revenue Interest for such Title Defect Property such that the actual Net Revenue Interest for such Title Defect Property is less than the Net Revenue Interest set forth on Schedule 3.8 for such Title Defect Property, and the Working Interest for such Well is reduced proportionately, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property, multiplied by a fraction, the numerator of which is the amount of such Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest set forth for such Title Defect Property on Schedule 3.8; provided that, if the Title Defect does not affect the Title Defect Property throughout the entire life of such Title Defect Property, then the Title Defect Amount determined under this Section 5.2(g)(iii) shall be reduced to take into account the applicable time period only; (iv) if the Title Defect with respect to such Title Defect Property that is a Well represents an increase in the Working Interest for such Title Defect Property such that the actual Working Interest for such Title Defect Property is greater than the Working Interest set forth on Schedule 3.8 for such Title Defect Property, without at least a proportionate increase of the Net Revenue Interest for such Title Defect Property, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property, multiplied by a fraction, the numerator of which is the amount of such Working Interest increase for which there has not been a proportionate increase of the Net Revenue Interest and the denominator of which is the Working Interest set forth for such Title Defect Property on Schedule 3.8; (v) if the Title Defect represents an obligation or Encumbrance upon or other defect affecting the title to the Title Defect Property of a type not described above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the reasonably anticipated cost to cure the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation; (vi) the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and (vii) notwithstanding anything to the contrary in this Article V, the total of the Title Defect Amounts attributable to a particular Title Defect Property (whether related to an adjustment to the Purchase Price or any other remedy provided by Seller hereunder) shall not exceed the Allocated Value of such Title Defect Property. (h) Title Benefit Amount. The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the methodology set forth in Section 5.2(g), mutatis mutandis.

18 (i) Title Defect Threshold and Deductible. Notwithstanding anything herein to the contrary, (i) in no event shall there be any adjustment to the Purchase Price or other remedy provided by Seller hereunder for any individual Title Defect for which the Title Defect Amount does not exceed $125,000 (“Individual Title Defect Threshold”); and (ii) in no event shall there be any adjustment to the Purchase Price or other remedy provided by Seller hereunder for any Title Defect for which the Title Defect Amount exceeds the Individual Title Defect Threshold unless and until (A) the sum of (1) the aggregate Title Defect Amounts of all such Title Defect Properties that exceed the Individual Title Defect Threshold (excluding any Title Defect Amounts attributable to (x) Title Defects to the extent cured by Seller prior to the expiration of the Cure Period and (y) Title Defect Properties retained by Seller pursuant to Section 5.2(d)(ii)), plus (2) the aggregate Remediation Amounts of all Environmental Defects that exceed the Individual Environmental Threshold (but excluding any Remediation Amounts attributable to (x) Environmental Defect Properties that are retained by Seller pursuant to Section 6.1(c)(ii) and (y) any Environmental Defects cured or Remediated by Seller), exceeds (B) the Aggregate Defect Deductible, in which case Buyer shall be entitled to remedies for such Title Defects only to the extent that the Title Defect Amounts with respect thereto exceed the Aggregate Defect Deductible. (j) Title Dispute Resolution. Seller and Buyer shall attempt to agree on matters regarding (i) all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts, and (ii) the adequacy of any curative materials provided by Seller to cure any alleged Title Defect (collectively “Title Disputes”) prior to the Dispute Date. If Seller and Buyer are unable to agree by the Dispute Date, the Title Disputes shall be exclusively and finally resolved pursuant to this Section 5.2(j). There shall be a single arbitrator, who shall be a title attorney with at least 10 years’ experience reviewing oil and gas titles involving properties in the regional area in which the Conveyed Interests are located, as selected by the mutual agreement of Buyer and Seller within 15 days after the Dispute Date (the “Title Arbitrator”). If the Parties do not mutually agree upon the Title Arbitrator in accordance with this Section 5.2(j), the Houston, Texas office of the AAA shall appoint the Title Arbitrator under such conditions as the AAA in its sole discretion deems necessary or advisable. The place of arbitration shall be Houston, Texas and the arbitration shall be conducted in accordance with the AAA Rules, to the extent such rules do not conflict with the terms of this Section 5.2(j). Each of Buyer and Seller shall submit to the Title Arbitrator, with a simultaneous copy to the other Party, its proposed resolution of the applicable Title Dispute no later than 10 Business Days after the appointment of the Title Arbitrator pursuant to this Section 5.2(j). The Title Arbitrator’s determination shall be made within 30 days after the end of such 10 Business Day period after the submission of the Title Disputes and shall be final and binding upon both Parties, without right of appeal and shall be enforceable against the Parties in a court of competent jurisdiction. In making his or her determination, the Title Arbitrator shall make a determination of the Title Disputes submitted based solely on the single written submission of Seller and Buyer (and without any additional or supplemental submittals by any Party, except to the extent the Title Arbitrator requests additional information from either Party), shall be bound by the rules set forth in Section 5.2(g) and Section 5.2(h) and, subject to the foregoing, may consider such other matters as, in the opinion of the Title Arbitrator, are necessary to make a proper determination. The Title Arbitrator, however, may not award Buyer a greater Title Defect Amount than the Title Defect Amount claimed by Buyer in its applicable Title Defect Notice or a greater Title Benefit Amount than that claimed by Seller in its position statement delivered to the Title Arbitrator. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific Title Disputes submitted by either Party, and may not award damages, interest, or penalties to either Party with respect to any matter except as otherwise provided in the following sentence. The costs of the Title Arbitrator (and the AAA, if applicable) and the reasonable legal costs and expenses incurred by the Parties in connection with the arbitration shall be borne pro rata between the Parties with each Party being responsible for such costs and expenses to the extent the Title Arbitrator has not selected such Party’s position on an aggregate dollar basis with respect to all amounts submitted for resolution by the Title Arbitrator.

19 5.3 Casualty or Condemnation Loss. (a) Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, Buyer shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any well, collapsed casing or sand infiltration of any well) and the depreciation of Conveyed Interests due to ordinary wear and tear, in each case, with respect to the Conveyed Interests. (b) If, after the Execution Date but prior to the Closing Date, any portion of the Conveyed Interests is damaged or destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), and Closing thereafter occurs, Seller, at Closing, shall (i) assign the Conveyed Interests affected by such Casualty Loss to Buyer in their condition after such Casualty Loss, (ii) pay to Buyer all sums actually paid to Seller or its Affiliates by Third Parties by reason of any Casualty Loss insofar as with respect to the Conveyed Interests and (iii) assign, transfer and set over to Buyer or subrogate Buyer to all of Seller’s or its Affiliates’ right, title and interest (if any) in insurance claims, unpaid awards, and other rights against Third Parties (excluding any Liabilities, other than insurance claims, of or against any Seller Indemnified Party) arising out of such Casualty Loss insofar as with respect to the Conveyed Interests; provided, however, that (1) in the event that the amount of the costs and expenses associated with repairing or restoring the Conveyed Interests affected by such Casualty Loss exceeds $1,000,000 net to Seller’s interest, Seller must elect by written notice to Buyer prior to Closing either to (A) cause the Conveyed Interests affected by such Casualty Loss to be repaired or restored, at Seller’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date) or (B) reduce the Purchase Price by the cost to repair or restore such Casualty Loss and (2) Seller shall reserve and retain (and Buyer shall assign to Seller) all right, title, interest and claims against Third Parties for the recovery of Seller’s costs and expenses incurred prior to Closing in repairing such Casualty Loss or pursuing or asserting any such insurance claims or other rights against Third Parties. 5.4 Preferential Purchase Rights and Consents to Assign. (a) With respect to each Preferential Purchase Right set forth on Schedule 7.10, not later than five Business Days after the Execution Date (and, with respect to each Preferential Purchase Right that is not set forth on Schedule 7.10 but is discovered by either Party after the Execution Date and before the Closing Date, not later than five Business Days after the discovery thereof), Seller shall (i) send to the holder of each such Preferential Purchase Right a notice in material compliance with the contractual provisions applicable to such Preferential Purchase Right, requesting a waiver of such Preferential Purchase Right; and (ii) provide Buyer with a true and complete copy of each such notice promptly after Seller’s delivery thereof in accordance with this Section 5.4(a). Seller covenants and agrees that it shall promptly provide written notice to Buyer after becoming aware of any actual or threatened dispute, disagreement or Proceeding affecting or with respect to any Preferential Purchase Right affecting or relating to the transactions contemplated by this Agreement. (i) If, prior to Closing, any holder of a Preferential Purchase Right notifies Seller in writing that it intends to consummate the purchase of the Conveyed Interests to which its Preferential Purchase Right applies prior to Closing, then the Conveyed Interest subject to such Preferential Purchase Right shall be excluded from the Conveyed Interests to be assigned to Buyer at Closing (but only to the extent of the portion of such Conveyed Interest affected by the Preferential Purchase Right), the subject Conveyed Interest shall constitute an Excluded Asset, the Purchase Price shall be reduced by the Allocated Value of the Conveyed Interest (or portion thereof) so excluded, and the Closing shall occur as to the remainder of the Conveyed Interests.

20 (ii) If, on or before 90 days following the Closing Date, such holder of such Preferential Purchase Right fails to consummate the purchase of the Conveyed Interest (or portion thereof) covered by such Preferential Purchase Right then (A) Seller shall so notify Buyer, (B) Buyer shall purchase, on or before five Business Days following receipt of such notice, such Conveyed Interest (or portion thereof) that was so excluded from the Conveyed Interests to be assigned to Buyer at Closing, under the terms of this Agreement and for a price equal to the amount by which the Purchase Price was reduced at Closing with respect to such excluded Conveyed Interest (or portion thereof) (as such amount is appropriately adjusted in accordance with the other terms of this Agreement; provided that such adjustments shall not result in the such amount being less than zero) and (C) Seller shall assign to Buyer the Conveyed Interest (or portion thereof) so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment. (iii) All Conveyed Interests for which any applicable Preferential Purchase Right has been waived, or as to which the period to exercise the applicable Preferential Purchase Right has expired without exercise by the holder thereof, in each case, prior to Closing, shall be sold to Buyer at Closing pursuant to the provisions of this Agreement. If, as of Closing, the time for exercising a Preferential Purchase Right has not expired and such Preferential Purchase Right has not been exercised or waived, then the Conveyed Interest subject to such Preferential Purchase Right shall be included in the Conveyed Interests to be assigned to Buyer at Closing, and Buyer shall be solely responsible for complying with the terms of such Preferential Purchase Right and shall be entitled to the proceeds, if any, associated with the exercise of such Preferential Purchase Right. (b) With respect to each Consent set forth on Schedule 7.4, Seller, not later than 10 days after the Execution Date (and, with respect to each Consent that is not set forth on Schedule 7.4 but is discovered by either Party after the Execution Date and before the Closing Date, not later than 10 days after the discovery thereof), shall send to the holder of each such Consent a notice in material compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby. (i) If Seller fails to obtain a Consent set forth in Schedule 7.4 (or any Consent that is not set forth in Schedule 7.4 but is discovered by either Party after the Execution Date and before the Closing Date) prior to Closing, with respect to which Consent there is provision within the applicable instrument expressly stating that an assignment in violation thereof (A) would cause the assignment of the Conveyed Interests affected thereby to Buyer to be void or nullified, or give rise to a right to void or terminate such Conveyed Interest, in each case, under the express terms thereof, (B) cause the termination of a Lease or an Applicable Contract, in each case, under the express terms thereof, or (C) result in monetary fees (but excluding any Consent, which, by its terms, cannot be unreasonably withheld) (each, a “Required Consent”) then, in each case, the Conveyed Interest (or portion thereof) affected by such un-obtained Required Consent and any associated Conveyed Interests shall be excluded from the Conveyed Interests to be assigned to Buyer at Closing, and the Purchase Price shall be reduced by the Allocated Value of such Conveyed Interest (or portion thereof). In the event that a Required Consent (with respect to a Conveyed Interest excluded pursuant to this Section 5.4(b)(i)) that was not obtained prior to Closing is obtained within 90 days following Closing, then, within 10 Business Days after such Consent is obtained (1) Buyer shall purchase the Conveyed Interest (or portion thereof) and any associated Conveyed Interests that were so excluded as a result of such previously un-obtained Consent and pay to Seller the amount by which the Purchase Price was reduced at Closing with respect to the Conveyed Interest (or portion thereof) and any associated Conveyed Interests so excluded (as such amount is appropriately adjusted in accordance with the other terms of this Agreement; provided that such adjustments shall not result in the such amount being less than zero) and (2) Seller shall assign to Buyer the Conveyed Interest (or portion thereof) and any associated Conveyed Interests so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment.

21 (ii) If Seller fails to obtain a Consent other than a Required Consent, then the Conveyed Interest (or portion thereof) subject to such un-obtained Consent shall nevertheless be assigned by Seller to Buyer at Closing as part of the Conveyed Interests and Buyer shall have no claim against Seller, and Seller shall have no Liability, solely to the extent related to the failure to obtain such Consent. (c) Prior to Closing, Seller and Buyer shall use their commercially reasonable efforts to obtain all Consents listed on Schedule 7.4 and Preferential Purchase Rights listed on Schedule 7.10; provided, however, that neither Party shall be required to incur any Liability or pay any money in order to obtain any such Consents or Preferential Purchase Rights. Subject to the foregoing, Buyer agrees to provide Seller with any information or documentation that may be reasonably requested by Seller or the Third Party holder(s) of such Consents in order to facilitate the process of obtaining such Consents, if, and to the extent, such requested information or documentation is in Buyer’s possession or control and is not subject to any confidentiality and/or non-disclosure restrictions prohibiting or restricting Buyer’s disclosure thereof. ARTICLE VI ENVIRONMENTAL MATTERS 6.1 Environmental Defects. (a) Assertions of Environmental Defects. To assert a valid claim for an Environmental Defect, on or before the Defect Claim Date, Buyer must deliver claim notices to Seller meeting all the requirements of this Section 6.1(a) (collectively, the “Environmental Defect Notices” and, individually, an “Environmental Defect Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Environmental Defects and which Buyer intends to assert as an Environmental Defect pursuant to this Section 6.1. Subject to, and without limitation of, Seller’s representations and warranties set forth in Section 7.16 (and, in each case, Seller’s indemnity obligations related thereto) and Buyer’s rights to indemnification in Section 13.2(c) for prong (ii) of the definition of Retained Obligations, for all other purposes of this Agreement, Buyer shall be deemed to have waived, and Seller shall have no Liability for any Environmental Liability or Environmental Condition, including any Environmental Defect, that Buyer fails to assert as an Environmental Defect by an Environmental Defect Notice delivered to Seller on or before the Defect Claim Date. Each Environmental Defect Notice shall be in writing, and shall include (i) a reasonably detailed description of the alleged Environmental Defect (including the applicable Environmental Law(s) violated or implicated thereby), (ii) identification of the Subject Property affected by such alleged Environmental Defect (each, an “Environmental Defect Property”), (iii) the Allocated Value of each Environmental Defect Property; (iv) supporting documents reasonably necessary for Seller to verify the existence and value of such alleged Environmental Defect, including any environmental report or test results prepared by Buyer or any of Buyer’s Representatives that evidences such Environmental Defect, if any, and the curative recommendation thereto; and (v) a calculation of the Remediation Amount (with reasonable supporting detail) that Buyer asserts is attributable to such alleged Environmental Defect. Buyer’s calculation of the Remediation Amount included in the Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the alleged Environmental Condition that gives rise to the asserted Environmental Defect and identify all material assumptions used by Buyer in calculating the Remediation Amount, including the standards that Buyer asserts must be met to comply with Environmental Laws. To give Seller an opportunity to commence reviewing and curing Environmental Defects, Buyer agrees to provide Seller weekly written notice of all alleged Environmental Defects discovered by Buyer during the preceding one-week period between the Execution Date and the Defect Claim Date, which notice may be preliminary in nature and supplemented prior to the Defect Claim Date; provided, however, that Buyer’s failure to provide such preliminary notice shall not operate as a waiver or other relinquishment of Buyer’s right to assert Environmental Defects in a valid Environmental Defect Notice on or before the Defect Claim Date.

22 (b) Seller’s Right to Cure. Seller shall have the right, but not the obligation, to attempt to Remediate any asserted Environmental Defect at any time on or prior to the Closing. (c) Remedies for Environmental Defects. Subject to (w) Seller’s continuing right to dispute the existence of an Environmental Defect or the Remediation Amount asserted with respect thereto, (x) the rights of Seller pursuant to Section 14.1(e), (y) the Individual Environmental Threshold and (z) the Aggregate Defect Deductible, if any Environmental Defect timely asserted by Buyer in accordance with Section 6.1(a) is not waived in writing by Buyer or Remediated, then in connection with the Closing (unless, as of the Closing, the Parties are in disagreement with respect to the existence of such Environmental Defect or any associated Remediation Amount, in each of which case the applicable Disputed Environmental Matter shall, unless otherwise agreed by the Parties, be addressed pursuant to Section 6.1(f)) Seller shall, at its sole option and discretion (subject to Buyer’s written consent under Sections 6.1(c)(iii)), elect one or more of the following remedies for such Environmental Defect: (i) convey the entirety of the Environmental Defect Property that is subject to such Environmental Defect to Buyer at Closing and reduce the Purchase Price by an amount equal to the remaining Remediation Amount, taking into account Seller’s partial Remediation or cure of such Environmental Defect, if any, and taking into account the Individual Environmental Threshold and Aggregate Defect Deductible; (ii) retain the entirety of the Environmental Defect Property that is subject to such Environmental Defect, together with all associated Conveyed Interests (in which case, such Conveyed Interests shall become Excluded Assets hereunder), and reduce the Purchase Price by an amount equal to the Allocated Value of such Environmental Defect Property; (iii) if Buyer agrees in writing, indemnify Buyer against all Liability resulting from such Environmental Defect, taking into account the Individual Environmental Threshold and Aggregate Defect Deductible pursuant to an indemnity agreement prepared by Seller in a form and substance reasonably acceptable to Buyer. If the option set forth in Section 6.1(c)(i) is selected, (x) Buyer shall be deemed to have assumed responsibility for all of the costs and expenses attributable to the Remediation of the applicable Environmental Defect and for all other Liabilities relating thereto and (y) Buyer’s obligations with respect to the foregoing shall be deemed to constitute Assumed Obligations. (d) Exclusive Remedy. Subject to and without limitation of, and Seller’s representations and warranties set forth in Section 7.16 (and, in each case, Seller’s indemnity obligations related thereto), Buyer’s rights to indemnification for prong (ii) of the definition of Retained Obligations in Section 13.2(c), and Buyer’s rights to terminate this Agreement pursuant to Section 14.1(e), the provisions set forth in Article VI shall be the exclusive right and remedy of Buyer with respect to any Environmental Liability or Environmental Condition, including any Environmental Defect. (e) Environmental Thresholds and Deductibles. Notwithstanding anything herein to the contrary, (i) in no event shall there be any adjustment to the Purchase Price or other remedy provided by Seller for any individual Environmental Defect for which the Remediation Amount does not exceed $150,000 (the “Individual Environmental Threshold”); provided, that for clarity, if an Environmental Defect arising from a single physical event or condition impacts multiple Conveyed Interests, then the Remediation Amount for such Environmental Defect will take into account all such affected Conveyed Interests; and (ii) in no event shall there be any adjustment to the Purchase Price or other remedy provided by Seller for any Environmental Defect for which the Remediation Amount exceeds the Individual Environmental Threshold unless and until (A) the sum of (1) the aggregate Remediation Amounts of all

23 such Environmental Defects that exceed the Individual Environmental Threshold (excluding any Remediation Amounts attributable to (x) any Environmental Defects that are Remediated by Seller and (y) Environmental Defect Properties or Conveyed Interests that are retained by Seller excluded pursuant to Section 6.1(c)(ii)), plus (2) the aggregate Title Defect Amounts of all Title Defects that exceed the Individual Title Defect Threshold (excluding any Title Defect Amounts attributable to (x) Title Defects cured by Seller and (y) Title Defect Properties retained by Seller pursuant to Section 5.2(d)(ii)) exceeds (B) the Aggregate Defect Deductible, in which case Buyer shall be entitled to remedies for such Environmental Defects only to the extent that the Remediation Amounts with respect thereto exceed the Aggregate Defect Deductible. If an individual Environmental Defect affects more than one Environmental Defect Property, the Remediation Amounts for each such Environmental Defect Property shall be aggregated for purposes of determining whether the Remediation Amounts of any such Environmental Defect in the aggregate exceed the Individual Environmental Threshold. (f) Environmental Dispute Resolution. Seller and Buyer shall attempt to agree on (i) all disputed Environmental Defects and Remediation Amounts prior to the Dispute Date and (ii) the adequacy of any cure by Seller of any asserted Environmental Defect in dispute prior to the Dispute Date (items (i) and (ii), collectively, the “Disputed Environmental Matters”). If Seller and Buyer are unable to agree by the Dispute Date, the Disputed Environmental Matters shall be exclusively and finally resolved by arbitration pursuant to this Section 6.1(f). There shall be a single arbitrator, who shall be an environmental attorney with at least 10 years’ experience reviewing environmental matters involving oil and gas producing properties in any of the regional areas in which the affected Conveyed Interests are located, as selected by the mutual agreement of Buyer and Seller within 15 days after the Dispute Date (the “Environmental Arbitrator”). If the Parties do not mutually agree upon the Environmental Arbitrator in accordance with this Section 6.1(f), the Houston, Texas office of the AAA shall appoint such Environmental Arbitrator under such conditions as the AAA in its sole discretion deems necessary or advisable. The place of arbitration shall be Houston, Texas and the arbitration shall be conducted in accordance with the AAA Rules, to the extent such rules do not conflict with the terms of this Section 6.1(f). Each of Buyer and Seller shall submit to the Environmental Arbitrator, with a simultaneous copy to the other Party, a single written statement of its position on the Disputed Environmental Matters in question, together with a copy of this Agreement and any supporting material that such Party desires to furnish, not later than the 10th Business Day after appointment of the Environmental Arbitrator. The Environmental Arbitrator’s determination shall be made within 20 days after the end of such 10 Business Day period after the submission of the Disputed Environmental Matters and shall be final and binding upon both Parties, without right of appeal and shall be enforceable against the Parties in a court of competent jurisdiction. In making his determination, the Environmental Arbitrator shall make a determination of the Disputed Environmental Matters submitted based solely on the single written submission of Seller and Buyer (and without any additional or supplemental submittals by any Party, except to the extent the Environmental Arbitrator requests additional information from either Party), shall be bound by the rules set forth in this Section 6.1 and, subject to the foregoing, may consider such other legal and industry matters as in the opinion of the Environmental Arbitrator are necessary or helpful to make a proper determination. The Environmental Arbitrator, however, may not award Buyer a greater Remediation Amount than the Remediation Amount claimed by Buyer in its applicable Environmental Defect Notice. The Environmental Arbitrator shall act as an expert for the limited purpose of determining specific Disputed Environmental Matters submitted by either Party and may not award damages, interest, or penalties to either Party with respect to any matter, except as otherwise provided in the following sentence. The costs of the Environmental Arbitrator (and the AAA, if applicable) and the reasonable legal costs and expenses incurred by the Parties in connection with the arbitration shall be borne pro rata between the Parties with each Party being responsible for such costs and expenses to the extent the Environmental Arbitrator has not selected such Party’s position on an aggregate dollar basis with respect to all amounts submitted for resolution by the Environmental Arbitrator.

24 6.2 NORM, Asbestos, Wastes and Other Substances. Buyer acknowledges that the Conveyed Interests have been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes, or other substances or materials located in, on or under the Conveyed Interests or associated with the Conveyed Interests. There is a possibility that there are currently unknown, abandoned wells, plugged wells, pipelines, and other equipment on or underneath the Conveyed Interests. Equipment and sites included in the Conveyed Interests may contain asbestos, NORM or other Hazardous Substances. NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms. The wells, materials, and equipment located on the Conveyed Interests or included in the Conveyed Interests may contain asbestos, NORM and other wastes or Hazardous Substances. NORM containing material or other wastes or Hazardous Substances may have come in contact with various environmental media, including water, soils, or sediment. Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of any affected environmental media, wastes, asbestos, NORM, and other Hazardous Substances from the Conveyed Interests. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be permitted to claim any Environmental Defect on the account of the presence of NORM or asbestos containing materials. 6.3 Exclusive Remedies. Notwithstanding anything in this Agreement to the contrary, except for Buyer’s rights and remedies for breaches of Seller’s representations and warranties in Section 7.16, and Buyer’s rights to indemnification for prong (ii) of the definition of Retained Obligations in Section 13.2(c), the rights and remedies granted to Buyer in this Article VI are the exclusive rights and remedies against Seller related to any Environmental Liability, Environmental Condition, Environmental Defect or damages related thereto. SUBJECT TO THIS ARTICLE VI, BUYER’S RIGHTS AND REMEDIES FOR BREACHES OF SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 7.16 AND BUYER’S RIGHTS TO INDEMNIFICATION FOR PRONG (II) OF THE DEFINITION OF RETAINED OBLIGATIONS IN SECTION 13.2(c), BUYER EXPRESSLY WAIVES, AND RELEASES SELLER FROM, ANY AND ALL OTHER RIGHTS AND REMEDIES IT MAY HAVE UNDER ENVIRONMENTAL LAWS AGAINST SELLER REGARDING ENVIRONMENTAL LIABILITIES OR ENVIRONMENTAL CONDITIONS, WHETHER FOR CONTRIBUTION, INDEMNITY OR OTHERWISE. The foregoing is a specifically bargained for allocation of risk among the Parties, which the Parties agree and acknowledge satisfies the express negligence rule and is conspicuous. ARTICLE VII REPRESENTATIONS AND WARRANTIES OF SELLER Subject to any matters specifically listed or disclosed in the Schedules each of LRRA and LRRC severally, but not jointly, represent and warrant to Buyer as of the Execution Date and the Closing Date, as follows: 7.1 Organization, Existence and Qualification. LRRA and LRRC are limited partnerships duly formed and validly existing under the Laws of the State of Delaware. Each of LRRA and LRRC have all requisite power and authority to own and operate its respective property (including the Conveyed Interests) and to carry on its business as now conducted. LRRA is duly licensed or qualified to do business as a foreign limited partnership in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law, except where the failure to be so qualified would not have a Material Adverse Effect. 7.2 Authorization, Approval and Enforceability. LRRA and LRRC have full power and authority to enter into and perform this Agreement and the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery, and performance by LRRA and LRRC of this Agreement have been duly and validly authorized and approved by all necessary limited

25 partnership action on the part of them. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement is, and the Transaction Documents to which LRRA and LRRC are a party when executed and delivered by LRRA and LRRC will be, the valid and binding obligations of LRRA and LRRC and enforceable against LRRA and LRRC in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law). 7.3 No Conflicts. Assuming the receipt of all Consents and the waiver of, or compliance with, all Preferential Purchase Rights applicable to the transactions contemplated hereby, the execution, delivery, and performance by LRRA and LRRC of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach of any provisions of the organizational documents of LRRA and LRRC, (b) except for Permitted Encumbrances, result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, or other Applicable Contract to which LRRA or LRRC is a party or by which LRRA or LRRC or the Conveyed Interests may be bound or (c) violate any Law applicable to LRRA and LRRC or any of the Conveyed Interests, except in the case of clauses (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a Material Adverse Effect. 7.4 Consents. Except (a) as set forth in Schedule 7.4, (b) for Customary Post-Closing Consents and (c) for any Preferential Purchase Rights applicable to the transactions contemplated by this Agreement that are set forth in Schedule 7.10, there are no restrictions to assignment, including requirements for consent from a Third Party that must be obtained in order for the assignment with respect to a Conveyed Interest to be valid or not in violation of the legally enforceable terms of any applicable document or agreement (excluding any maintenance of uniform interest provision), or Seller’s interest in the Conveyed Interest to remain in full force and effect (each, a “Consent”). 7.5 Bankruptcy. There are no bankruptcy, reorganization or receivership Proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened in writing against Seller or any of its respective Affiliates. 7.6 Litigation. Except as set forth in Schedule 7.6, there is no suit, litigation, arbitration or Proceeding by any Third Party or before any Governmental Authority that is pending with respect to Seller or the Conveyed Interests or, to Seller’s Knowledge, threatened in writing against Seller, with respect to the Conveyed Interests. None of Seller or any of its Affiliates is subject to any outstanding Order with respect to the ownership, operation, use and/or development of any of the Conveyed Interests or the performance of this Agreement or any Transaction Document and to Seller’s Knowledge, none of the Conveyed Interests (including, for purposes of clarity, with respect to the ownership, operation, use and/or development thereof) is subject to or otherwise burdened by any outstanding Order. 7.7 Material Contracts. (a) Schedule 7.7 sets forth, as of the Execution Date, a true, complete and accurate list of all Applicable Contracts of the type described below (such Applicable Contracts, collectively, the “Material Contracts”): (i) that can reasonably be expected to result in aggregate payments by Seller of more than $100,000 in a given calendar year, during the remainder of the current or in any subsequent

26 fiscal year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues); (ii) that can reasonably be expected to result in aggregate revenues to Seller of more than $100,000 in a given calendar year, during the remainder of the current or in any subsequent fiscal year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues); (iii) any Hydrocarbon purchase and sale, transportation, gathering, treating, processing or similar Applicable Contract that is not terminable without penalty on 30 days’ or less notice; (iv) any indenture, mortgage, loan, credit lien, sale-leaseback or similar Applicable Contract affecting any of the Conveyed Interests which will not be released on or prior to the Closing; (v) that constitutes a lease under which Seller, or any of Seller’s Affiliates holding or owning any of the Conveyed Interests, is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by Seller without penalty upon 60 days’ or less notice and (B) involves (x) an annual base rental of more than $50,000 or (y) the payment of more than $100,000 in the aggregate for related services to any contract counterparty; (vi) that constitutes or contains a farmout or farmin agreement, partnership agreement, area of mutual interest agreement (or similar provision with respect to the Conveyed Interests), non-compete agreement, exploration agreement, participation agreement, development agreement, unit operating agreement, joint operating agreement, joint venture agreement, acreage trade, exchange or contribution agreement, drilling contract, carry agreement, net profits interest agreement, purchase and sale agreement, production sharing agreement, unit agreement, or any other similar Applicable Contract, in each case, where any material obligation thereof have not been fully performed and will be binding upon Buyer and/or the Conveyed Interests after the Effective Time; (vii) with any Affiliate of Seller which will be binding on Buyer after the Closing Date; (viii) that contains any calls on, or options to purchase, material quantities of Hydrocarbon production, other than pursuant to currently effective Hydrocarbon purchase and sale contracts to which the Conveyed Interests will be subject after Closing; (ix) that contains any area of mutual interest, most favored nations or other similar provision; (x) containing “tag-along” or “drag-along” rights, preferential rights or other similar rights of, or applicable to, any Person, including, without limitation, any “change of control” or other similar provision; (xi) to sell, lease, farmout, exchange, transfer or otherwise dispose of all or any portion of any of the Conveyed Interests (other than with respect to the production of Hydrocarbons in the ordinary course) from and after the Effective Time, but excluding rights of reassignment upon the intent to abandon any Conveyed Interest; (xii) that contains provisions (w) requiring Seller or any of its Affiliates to exclusively deal with or purchase its total requirements or a minimum amount of any product or service

27 from a Third Party, (x) requiring Seller or any of its Affiliates to be the exclusive provider of any product or service to any Third Party, (y) requiring one party to extend to the other party terms that have been granted to a third party that are more favorable than those under that agreement or (z) containing non- compete obligations; (xiii) with any remaining drilling or development obligations on the part of Seller; (xiv) governing water rights, supply, production, gathering, treatment, processing, transportation or disposal; (xv) where the primary and principal purpose thereof is to provide a guarantee or indemnity for the benefit of another Person; and (xvi) any amendment to the foregoing. (b) Except as set forth in Schedule 7.7, (i) there exists no material default under any Material Contract by Seller or, to Seller’s Knowledge, by any other Person that is a party to such Material Contract, and (ii) no event has occurred that with notice or lapse of time or both would constitute any material default under any such Material Contract by Seller or, to Seller’s Knowledge, any other Person who is a party to such Material Contract. There are no futures, options, swaps, or other derivatives with respect to the sale of production that will be binding on the Conveyed Interests after Closing. 7.8 No Violation of Laws. Except as set forth in Schedule 7.8, as of the Execution Date (a) Seller is not in material violation of any applicable Laws with respect to its ownership and operation of the Conveyed Interests and (b), to Seller’s Knowledge, the operation of the Conveyed Interests by any Person other than Seller is in material compliance with any applicable Laws. Notwithstanding the foregoing, this Section 7.8 does not include any matters with respect to Environmental Laws which are solely addressed under Article VI and Section 7.16. 7.9 Permits. Except as set forth on Schedule 7.9, as of the Execution Date, (i) all material Permits required to own and operate the Conveyed Interests are in place; (ii) all such material Permits are in full force and effect, and (iii) Seller is in material compliance with all obligations under such Permits. 7.10 Preferential Rights. Except as set forth in Schedule 7.10, there are no preferential purchase rights, rights of first refusal, tag rights, drag rights or other similar rights that are applicable to the transfer of the Conveyed Interests in connection with the transactions contemplated hereby (each, a “Preferential Purchase Right”). 7.11 Imbalances. Except as set forth on Schedule 7.11, to Seller’s Knowledge, as of the Execution Date, none of Seller or any of its Affiliates has, and its and their interests are not subject to, any production, transportation, plant, or other imbalances with respect to production from or allocated to the Conveyed Interests. 7.12 Current Commitments. Schedule 7.12 sets forth, as of the Execution Date, all approved authorizations for expenditures and other approved capital commitments, individually equal to or greater than $100,000 (net to Seller’s interest) (the “AFEs”) relating to the Conveyed Interests to drill or rework any Wells for which all or any part of the activities anticipated in such AFEs have not been completed by the Execution Date.

28 7.13 Taxes. Except as set forth on Schedule 7.13, (a) all material Asset Taxes that have become due and payable by Seller have been timely and properly paid in full; (b) all material Tax Returns with respect to Asset Taxes required to be filed by Seller have been timely filed (taking into account applicable filing extensions) with the appropriate Taxing Authority, and all such Tax Returns are true, correct and complete in all material respects; (c) there are no Encumbrances on the Conveyed Interests that arose in connection with the failure to pay any Tax other than Encumbrances described in clause (c) of the definition of Permitted Encumbrances; (d) neither Seller nor its Affiliates have received written notice of any pending or threatened claim against Seller or its Affiliates (which remains outstanding) from any applicable Governmental Authority for assessment of Asset Taxes, and there are no suits, Proceedings, reassessments, deficiency claims, or other claims relating to Asset Taxes of Seller or its Affiliates with any applicable Governmental Authority; (e) no written claim has been made by a Governmental Authority in a jurisdiction where Seller does not file Tax Returns with respect to Asset Taxes that Seller is subject to taxation by that jurisdiction relating to Asset Taxes; (f) there are no agreements or waivers currently in effect or pending that provide for an extension of time with respect to (i) the filing of any Tax Return with respect to Asset Taxes or (ii) the assessment or collection of any Asset Tax; (g) there are no Tax rulings, requests for rulings or closing agreements with any Taxing Authority with respect to Seller with regard to any Taxes relating to the ownership or operation of the Conveyed Interests that will be binding on Buyer after Closing; (h) none of the Applicable Contracts contains an obligation to indemnity any Person with respect to Taxes (other than obligations arising from Contracts the primary subject matter of which is not Tax); (i) Seller (or, if Seller is an entity disregarded as separate from any other Person within the meaning of Section 301.7701-3(a) of the Treasury Regulations, Seller’s regarded owner) is not a “foreign person” within the meaning of either Section 1445 or Section 1446(f) of the Code; and (j) none of the Conveyed Interests is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code. Notwithstanding any provision of this Agreement to the contrary, this Section 7.13 shall constitute Seller’s sole representations and warranties related to any Taxes or Tax matters. 7.14 Brokers’ Fees. Neither Seller nor any of its Affiliates has incurred any Liability, contingent or otherwise, for brokers’ or finders’ fees or other similar forms of compensation as an intermediary relating to the transactions contemplated by this Agreement for which Buyer or any Affiliate of Buyer shall have any responsibility.

29 7.15 Payouts. To Seller’s Knowledge, Schedule 7.15 contains a complete and accurate list of the status of any “payout” balance, as of the date set forth on Schedule 7.15, for any Seller-operated Wells comprising the Conveyed Interests that are subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms). 7.16 Environmental Laws. Except as set forth on Schedule 7.16, as of the Execution Date: (a) there are no Proceedings pending, or to Seller’s Knowledge, threatened in writing before any Governmental Authority with respect to the Conveyed Interests alleging any material violation of Environmental Laws; (b) neither Seller nor any of its Affiliates has received written notice from any Person of (i) any material violation of any Environmental Law arising from, based upon, associated with or related to the Conveyed Interests, or the ownership or operation of the Conveyed Interests, or (ii) any release or disposal of Hazardous Substances concerning any land, facility, asset or property related to the Conveyed Interests, in each case, the subject of which notice is unresolved; (c) to Seller’s Knowledge, the Conveyed Interests are in compliance with applicable Environmental Laws in all material respects (other than any non-compliance that has been previously cured or otherwise resolved in accordance with applicable Environmental Laws) and (d) neither Seller nor any of its Affiliates has entered into, and to Seller’s Knowledge the Conveyed Interests operated by Seller or its Affiliates are not subject to, and, to Seller’s Knowledge, no Third Party operator has entered into, and the Conveyed Interests operated by any Third Party are not subject to, any written agreements, consents, orders, decrees or judgments of any Governmental Authority, that are in existence as of the Execution Date, that are based on any Environmental Laws and that impose material outstanding restrictions on the current or future use, ownership or operation of any of the Conveyed Interests. Without limitation of Article VI, this Section 7.16 sets forth the sole and exclusive representations and warranties of Seller with respect to environmental, health and safety matters, including matters arising under Environmental Laws. 7.17 Hedges. There are no futures, options, swaps, or other derivatives with respect to the sale of Hydrocarbons from the Conveyed Interests that will be binding on the Conveyed Interests after Closing. 7.18 Bonds and Credit Support; Insurance. Schedule 7.18 lists all bonds, letters of credit, guarantees and other forms of credit support, if any, posted by Seller or its Affiliates with Governmental Authorities or other Third Parties and relating to the Conveyed Interests. Seller and its Affiliates maintain, with respect to the Conveyed Interests the insurance coverage described on Schedule 7.18. 7.19 Payments for Production. Except as set forth on Schedule 7.19, neither Seller nor any of its Affiliates are obligated by virtue of a take-or-pay payment, advance payment, or other similar payment (other than royalties, overriding royalties, similar arrangements established in the Leases or reflected on Exhibit A, imbalances covered by Section 7.11, and gas balancing agreements or other agreements relating to any of the foregoing), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to Seller’s or any of its Affiliates’ interest in the Subject Properties at some future time without receiving payment therefor at or after the time of delivery. 7.20 Casualty; Condemnation. As of the Execution Date, to Seller’s Knowledge, no taking (whether permanent, temporary, whole or partial) is pending or threatened (in writing) with respect to any part of the Conveyed Interests by reason of condemnation or the threat of condemnation or eminent domain. 7.21 Non-Consent Operations. Except as set forth on Schedule 7.21, Seller has not elected under any applicable operating agreement or pooling order not to participate in any operation or activity proposed with respect to the Subject Properties which could result in any of Seller’s interest in such Subject Properties becoming subject to a penalty or forfeiture as a result of such election not to participate in such operation or activity.

30 7.22 Leases. Except as set forth on Schedule 7.22, Seller has not received any written notice from any lessor (including copies of any such notices provided to Seller by Third Party operators) under any of the Leases seeking to terminate, cancel or rescind any Lease, and Seller has not received any written notice from any lessor under any of the Leases (including copies of any such notices provided to Seller by Third Party operators) alleging any unresolved material default under any Lease. To Seller’s Knowledge, Seller is not in material breach of the terms, provisions or conditions of the Leases which has not been fully and finally resolved. 7.23 Wells. Except as set forth on Schedule 7.23, (a) all Wells operated by Seller or its Affiliates, and to Seller’s Knowledge all Wells that are operated by Third Parties, have been drilled and completed within the limits permitted by all applicable Leases; (b) no Well operated by Seller or its Affiliates, and to Seller’s Knowledge no Well that is operated by a Third Party, is subject to material penalties on allowables after the Effective Time because of any overproduction or any other violation of Laws; (c) there are no Wells operated by Seller or its Affiliates, and to Seller’s Knowledge all Wells that are operated by Third Parties, located on the Subject Properties that Seller or its Affiliates is obligated as of the Effective Time by any Order to plug, dismantle, or abandon or that are currently subject to exceptions to a requirement to plug or abandon issued by a Governmental Authority; and (iv) no Well operated by Seller or its Affiliates, and to Seller’s Knowledge no Well that is operated by a Third Party, has been plugged and abandoned in a manner that does not comply in all material respects with requirements issued by a Governmental Authority. 7.24 Surface Use. Except as set forth on Schedule 7.24, to Seller’s Knowledge, none of the Leases, Contracts or Surface Fee Interests and Rights-of-Way of Seller are subject to or contain any restrictions on the use by Seller of the surface, in connection with Hydrocarbon operations, that would materially and adversely affect the operation of the Conveyed Interests as currently owned and operated. 7.25 Suspense Funds. Schedule 7.25 sets forth (a) a true, complete and accurate list of all Suspense Funds, (b) if known, a general description of the reason(s) they are being held in suspense and (c) if known, a true, complete and accurate list of the name or names of the Persons claiming any Suspense Funds or to whom any Suspense Funds are owed. 7.26 Investment Intent. Seller: (a) is acquiring the shares of Buyer Common Stock constituting the Stock Consideration for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities Laws; (b) understands that shares of Buyer Common Stock constituting the Stock Consideration will, upon issuance, be characterized as “restricted securities” and will not have been registered under the Securities Act or any applicable state securities Laws; (c) is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (d) either alone, or together with its representatives, has sufficient knowledge and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Stock Consideration, and has so evaluated the merits and risks of such investment in the Stock Consideration; and (e) is able to bear the economic risk of an investment in the Stock Consideration. 7.27 Knowledge Qualifier for Non-Operated Assets. To the extent that Seller has made any representations or warranties in this Article VII in connection with matters relating to Conveyed Interests operated by any Person other than Seller or any of its Affiliates, each and every such representation and warranty shall be deemed to be qualified by the phrase, “To Seller’s Knowledge.” 7.28 Disclosures with Multiple Applicability; Materiality. If any fact, condition, or matter disclosed in Seller’s disclosure Schedules applies to more than one section of this Article VII, a single disclosure of such fact, condition, or matter on Seller’s disclosure Schedules shall constitute disclosure with respect to all sections of this Article VII to which such fact, condition, or other matter applies, regardless

31 of the section of Seller’s disclosure Schedules in which such fact, condition, or other matter is described; provided; however, a matter scheduled on any of the Seller disclosure Schedules as an exception for any representation and/or warranty shall be deemed to be an exception to all representations and/or warranties for which it is relevant, and only to the extent such relevance is reasonably apparent based on the face of the disclosure in which such matter is disclosed in the Seller disclosure Schedules. Inclusion of a matter on Seller’s disclosure Schedules with respect to a representation or warranty that is qualified by “material” or “Material Adverse Effect” or any variant thereof shall not necessarily be deemed an indication that such matter does, or may, be material or have a Material Adverse Effect. Matters may be disclosed on a Schedule to this Agreement for purposes of information only. ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller as of the Execution Date and the Closing Date, the following: 8.1 Organization, Existence and Qualification. Buyer is a corporation duly formed, validly existing and in good standing under the Laws of the State of Nevada and has all requisite power and authority to own and operate its property and to carry on its business as now conducted. Buyer is duly licensed or qualified to do business as a foreign corporation in all jurisdictions in which it carries on business or owns assets, and such qualification is required by Law except where the failure to be so qualified would not have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder. 8.2 Authorization, Approval and Enforceability. Buyer has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery, and performance by Buyer of this Agreement and the Transaction Documents have been duly and validly authorized and approved by all necessary company action on the part of Buyer. This Agreement is, and the Transaction Documents to which Buyer is a party, when executed and delivered by Buyer, will be the valid and binding obligations of Buyer and enforceable against Buyer in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law). 8.3 No Conflicts. The execution, delivery, and performance by Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach of any provisions of the organizational or other governing documents of Buyer, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound or (c) violate any Law applicable to Buyer or any of its property, except in the case of clauses (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not, individually or in the aggregate, have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder. 8.4 Consents. Except for Customary Post-Closing Consents, there are no consents or other restrictions on assignment, including requirements for consents from any Third Party or any Governmental Authority to any assignment, in each case, that Buyer is required to obtain in connection with the consummation of the transactions contemplated by this Agreement by Buyer.

32 8.5 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership Proceedings pending, being contemplated by or, to Buyer’s knowledge, threatened against Buyer or any Affiliate of Buyer. Buyer is not currently insolvent and will not be rendered insolvent by any of the transactions contemplated hereby. 8.6 Litigation. There is no investigation, lawsuit, litigation, or arbitration by any Person or before any Governmental Authority pending, or to Buyer’s knowledge, threatened against Buyer or any of its Affiliates that has or would have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder. 8.7 Regulatory. Buyer is and hereafter shall continue to be qualified under Law to own and assume operatorship of the Conveyed Interests in all jurisdictions where such Conveyed Interests are located. To the extent required by any Laws, Buyer has, or will have as of the Closing Date, lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, all Laws governing the ownership and operation of the Conveyed Interests. To the knowledge of Buyer, there is no fact or condition with respect to Buyer, or its respective obligations hereunder that may cause any Governmental Authority to withhold its unconditional approval of the transactions contemplated hereby to the extent approval by such Governmental Authority is required by Law. 8.8 Financing. Buyer has sufficient cash in immediately available funds with which to pay the Purchase Price, consummate the transactions contemplated by this Agreement and perform its obligations under this Agreement and the Transaction Documents. Buyer expressly acknowledges that the failure to have sufficient funds shall in no event be a condition to the performance of its obligations hereunder, and in no event shall the Buyer’s failure to perform its obligations hereunder be excused by failure to receive funds from any source. 8.9 Independent Evaluation. Buyer (a) is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities, (b) is capable of evaluating, and hereby acknowledges that it has so evaluated, the merits and risks of the Conveyed Interests, Buyer’s acquisition, ownership, and operation thereof, and its obligations hereunder, and (c) is able to bear the economic risks associated with the Conveyed Interests, Buyer’s acquisition, ownership, and operation thereof, and its obligations hereunder. Without limiting or impairing any representation, warranty, covenant or agreement of Seller contained in this Agreement, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has, notwithstanding anything to the contrary contained in this Agreement, (i) relied on or shall rely solely on its own independent investigation and evaluation of the Conveyed Interests and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives, consultants or advisors of Seller or any Affiliates of Seller, and (ii) has satisfied or will satisfy, as of the Closing, itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Conveyed Interests. 8.10 Capitalization of Buyer. (a) The authorized capital stock of Buyer consists of 450,000,000 shares of common stock, par value $0.001 per share (“Buyer Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share (the “Buyer Preferred Stock”). All of the issued and outstanding shares of Buyer Common Stock and Buyer Preferred Stock have been duly authorized and validly issued in accordance with the organizational documents of Buyer, are fully paid and nonassessable. On the date hereof, there are 200,318,630 issued and outstanding shares of Buyer Common Stock and no issued and outstanding shares of Buyer Preferred Stock.

33 (b) Except as set forth in Schedule 8.10(b) as of the Execution Date, there are no (i) other classes of equity securities of Buyer, or other securities exchangeable into, convertible into or exercisable for such equity securities, that are issued, reserved for issuance or outstanding, (ii) warrants, calls, options or other rights to acquire from Buyer, or other obligation of Buyer to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interests in Buyer, (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by Buyer that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities of or other ownership interests in Buyer or (iv) outstanding obligations of Buyer or any of its subsidiaries to repurchase, redeem or otherwise acquire any Buyer Common Stock. (c) Buyer has, and at the Closing, will have, sufficient authorized but unissued Buyer Common Stock to enable it to issue the Buyer Common Stock comprising the Stock Consideration at the Closing. As of the Closing, the Stock Consideration will be duly authorized in accordance with the organizational documents of Buyer, and, when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued free and clear of any lien, claim or Encumbrance (excluding (i) the restrictions imposed by this Agreement and (ii) restrictions on transfer under applicable state and federal securities laws). (d) Buyer has all requisite power and authority to issue and deliver the Stock Consideration to Seller, in accordance with and upon the terms and conditions set forth in this Agreement. As of the Execution Date, all corporate action for the authorization, issuance, transfer and delivery of the Stock Consideration to Seller shall have been validly taken, and no other authorization by any Person is required therefor. 8.11 Securities Laws. (a) The offer and sale of the Buyer Common Stock comprising the Stock Consideration (i) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (iii) are and will be accomplished in conformity with all other federal and applicable state securities laws. (b) The solicitation of offers and the sale of the Conveyed Interests by Seller has not been registered under any securities laws. At no time has Buyer been presented with or solicited by or through any public promotion or any form of advertising in connection with the transactions contemplated by this Agreement. Buyer is not acquiring the Conveyed Interests with the intent of distributing fractional, undivided interests that would be subject to regulation by federal or state securities laws, and if it sells, transfers or otherwise disposes of the Conveyed Interests or fractional undivided interests therein, it shall do so in compliance with applicable federal and state securities laws. 8.12 Brokers’ Fees. None of Buyer or Buyer’s Affiliates has incurred any Liability, contingent or otherwise, for brokers’ or finders’ fees or other similar forms of compensation as an intermediary relating to the transactions contemplated by this Agreement or the Transaction Documents for which Seller or any of Seller’s Affiliates has or shall have any responsibility. 8.13 Qualification. Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and will acquire the Conveyed Interests for its own account and not with a view to a sale, distribution, or other disposition thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws. Buyer is, or as of

34 the Closing will be, qualified under applicable Laws to hold leases, rights-of-way and other rights issued or controlled by (or on behalf of) any applicable Governmental Authority and will be qualified under applicable Laws to own and operate the Conveyed Interests. Buyer has, or as of the Closing will have, posted such bonds as may be required for the ownership or, where applicable, operatorship by Buyer of the Conveyed Interests. To Buyer’s knowledge, no fact or condition exists with respect to Buyer or the Conveyed Interests which may cause any Governmental Authority to withhold its approval of the transaction contemplated by this Agreement. 8.14 Due Diligence. Without limiting or impairing any representation, warranty, covenant or agreement of Seller contained in this Agreement, or Buyer’s right to rely thereon, as of the Closing Date, Buyer and its representatives have (a) been permitted access to all materials relating to the Conveyed Interests, (b) been afforded the opportunity to ask all questions of Seller (or Seller’s representatives) concerning the Conveyed Interests, (c) been afforded the opportunity to investigate the condition of the Conveyed Interests, (d) had the opportunity to take such other actions and make such other independent investigations as Buyer deems necessary to evaluate the Conveyed Interests and understand the merits and risks of an investment therein and to verify the truth, accuracy and completeness of the materials, documents and other information provided or made available to Buyer (whether by Seller or otherwise), and (e) BUYER HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY MATERIALS, DOCUMENTS OR OTHER INFORMATION PROVIDED OR MADE AVAILABLE TO BUYER (WHETHER BY SELLER OR OTHERWISE), WHETHER UNDER THIS AGREEMENT, AT COMMON LAW, BY STATUTE OR OTHERWISE. 8.15 NYSE American Listing. The issued and outstanding shares of Buyer Common Stock are listed for trading on the NYSE American. Buyer is in compliance in all material respects with all applicable rules and regulations of the NYSE American, and Buyer has not taken any action that is reasonably likely to result in material noncompliance with such rules and regulations. Since January 1, 2022, Buyer has not received any notice from NYSE American of delisting or noncompliance with the applicable listing and corporate governance rules and regulations of the NYSE. Buyer has taken no action that is designed to terminate the registration of the Buyer Common Stock under the Exchange Act. 8.16 SEC Filings. Buyer has timely filed and furnished with the SEC all forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents required to be filed by it since January 1, 2022 under the Securities Act and the Exchange Act. All forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents (including all amendments thereto) filed or furnished on a voluntary basis on Form 8-K by Buyer with the SEC since such date are herein collectively referred to as the “SEC Filings”. The SEC Filings, at the time filed, complied as to form in all material respects with applicable requirements of the Securities Act and the Exchange Act. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All material agreements of Buyer have been included in the SEC Filings, except for those agreements not required to be filed pursuant to the rules and regulations of the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Filings. Buyer has not received any notification that any of the SEC Filings is the subject of ongoing SEC review or investigation. 8.17 Sarbanes-Oxley Compliance; Controls and Procedures. Buyer and its Board of Directors are in compliance with all applicable provisions of Sarbanes-Oxley. Buyer maintains a system of internal controls, including, but not limited to, “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act), “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act), and legal and regulatory compliance controls (collectively, “Internal Controls”)

35 that comply with the applicable federal securities laws and the rules and regulations of the SEC and are sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee of the Board of Directors in accordance with rules and regulations of the NYSE American. Buyer has not publicly disclosed or reported to its Audit Committee or Board of Directors, and within the next 90 days Buyer does not reasonably expect to publicly disclose or report to its Audit Committee or Board, a significant deficiency, material weakness, change in Internal Controls or Fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the federal securities laws and the rules and regulations of the SEC, or any matter which, if determined adversely, would reasonably be expected to have a Material Adverse Effect. 8.18 Form S-3. As of the Execution Date, Buyer is eligible to register the resale of the securities comprising Stock Consideration on Form S-3 promulgated under the Securities Act (“Form S-3 Eligibility”). 8.19 No Stockholder Approval. The issuance of the Stock Consideration contemplated hereby does not require any vote of the stockholders of Buyer under applicable Law, the rules and regulations of the NYSE American or the organizational or other governing documents of Buyer. ARTICLE IX CERTAIN AGREEMENTS 9.1 Conduct of Business. Except (w) as set forth in Schedule 9.1, (x) for the operations covered by the AFEs and other capital commitments described in Schedule 7.13, (y) for lease-saving operations or as required by applicable Laws, or (z) for actions taken in connection with emergency situations to protect life or property or to maintain the environment: (a) from and after the Execution Date until Closing, Seller shall (and shall cause its Affiliates to): (i) own and operate (to the extent applicable) the Conveyed Interests as a reasonably prudent operator and consistent with its past practice; (ii) maintain all material governmental permits and approvals affecting the Conveyed Interests; (iii) maintain the books of account and Records relating to the Conveyed Interests in the usual and ordinary manner, in accordance with its usual accounting practices; (iv) maintain insurance coverage on the Conveyed Interests in the amounts and types currently in force; (v) use commercially reasonable efforts to maintain in full force and effect all Leases, except where any such Lease terminates pursuant to its existing terms;

36 (vi) notify Buyer of any election that Seller is required to make under any Material Contract or with respect to any Conveyed Interest, specifying the nature and time period associated with such election; and (vii) notify Buyer of any operation proposed by a Third Party that is reasonably estimated to cost Seller in excess of $100,000. (b) Except as expressly contemplated by this Agreement or as consented to by Buyer (which consent shall not be unreasonably delayed, withheld, or conditioned), Seller shall not, from and after the Execution Date until Closing: (i) except in the case of any Contracts that are crude oil, condensate, and natural gas purchase and sale, gathering, transportation, and marketing arrangements entered into in the ordinary course of business that are terminable without penalty on 60 days’ notice or less, enter into an Applicable Contract that, if entered into on or prior to the Execution Date, would be required to be listed in Schedule 7.7, or materially amend the terms of any Material Contract; (ii) terminate (unless such Material Contract terminates pursuant to its stated terms), modify or amend the terms of any Material Contract; (iii) commence, propose or elect to participate in any operation (or series of related operations) reasonably expected to cost Seller (or Buyer after Closing) in excess of $100,000; (iv) (A) become a non-consenting party to any operation proposed by a Third Party, (B) relinquish voluntarily Seller’s position as operator with respect to any of the Conveyed Interests, or (C) waive, compromise, or settle any claim in an amount in excess of $100,000 involving the Conveyed Interests; (v) transfer, sell, abandon, surrender, mortgage, pledge, hypothecate, dispose of or otherwise Encumbrance any of the Conveyed Interests (or permit any Affiliate to do any of the foregoing), other than (A) the transfer, sale, or disposal of Hydrocarbons in the ordinary course of business, and (B) sale, surrender or abandonment of equipment that are obsolete; or (vi) commit to do any of the foregoing. (c) Buyer acknowledges that Seller owns undivided interests in certain of the properties comprising the Subject Properties with respect to which it is not the operator, and Buyer agrees that the acts or omissions of any other working interest owner (including any operator) or any other Person who is not Seller or an Affiliate of Seller shall not constitute a breach of the provisions of this Section 9.1, and no action required by a vote of working interest owners shall constitute such a breach so long as Seller has voted its interest in a manner that complies with the provisions of this Section 9.1. In no event will Seller or its Affiliates have any Liability to Buyer for any Liabilities resulting from its (or its Affiliates’) performance of any covenant set forth in Section 9.1(a)(i) in its capacity as “Operator” of any of the Conveyed Interests, in each case, except to the extent resulting from Seller’s or its Affiliates’ gross negligence or willful misconduct. 9.2 Successor Operator. While Buyer acknowledges that it desires to succeed Seller as operator of those Subject Properties or any portion thereof that Seller currently operates, Buyer acknowledges and agrees that Seller does not covenant or warrant that Buyer shall become successor operator of such Subject Properties. Seller agrees, however, that, as to the Subject Properties it operates, it shall use its commercially reasonable efforts to support Buyer’s effort to become successor operator of such

37 Subject Properties effective as of Closing (at Buyer’s sole cost and expense) and to designate, to the extent legally possible and permitted under any applicable joint operating agreement or other agreement, Buyer as successor operator of such Subject Properties effective as of the Closing. As soon as practicable following the Closing, Buyer shall make such filings with the applicable Governmental Authority as may be required to change the record operator of the Conveyed Interests, as applicable. For all Conveyed Interests operated by Seller, Seller shall execute and deliver to Buyer, on forms to be prepared by Seller (with the cooperation of Buyer), and Buyer shall promptly file, the applicable forms transferring operatorship of such Conveyed Interests to Buyer. 9.3 Bonds and Credit Support. Buyer acknowledges that none of Asset Credit Support will be transferred to Buyer. At or prior to Closing, Buyer shall deliver to Seller evidence of Buyer’s posting of bonds or other security necessary to replace and cause the cancellation of the Asset Credit Support. Buyer shall indemnify, defend and hold harmless Seller Indemnified Parties for any Liabilities arising out of Buyer’s holding of such title or operatorship of the Conveyed Interests after Closing and prior to the securing of any necessary consents and approvals from Governmental Authorities, including with respect to Asset Credit Support that has not been so cancelled prior to the Closing. 9.4 Record Retention. Buyer shall and shall cause its successors and assigns to, for a period of seven years following Closing, (i) retain the Records, (ii) provide Seller, its Affiliates and its and their respective officers, employees and representatives with access to the Records during normal business hours for review and copying, and (iii) provide Seller, its Affiliates and its and their respective officers, employees and representatives with access, during normal business hours, to materials received or produced after Closing relating to any indemnity claim made under Section 13.2. At the end of such seven-year period and prior to destroying any of the Records, Buyer shall notify Seller in writing in advance of such destruction and provide Seller a reasonable opportunity to copy any or all of such Records at Seller’s expense. Notwithstanding anything to the contrary herein, Seller shall be entitled to keep and maintain copies of all Records. 9.5 Amendment to Schedules. Buyer agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing right until the date of delivery of the Preliminary Settlement Statement to add, supplement or amend the Schedules to its representations and warranties with respect to any matter hereafter arising which was not in existence on the Execution Date which, if existing as of the Execution Date or thereafter, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Section 10.1 have been fulfilled, the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, further, that if Closing occurs, and if any information disclosed pursuant to any such addition, supplement or amendment would, individually or in the aggregate, constitute a failure of the conditions set forth in Section 10.1, but Buyer nonetheless agrees to proceed with Closing, then the matters disclosed pursuant to all such additions, supplements or amendments at or prior to Closing shall be considered accepted or waived and Buyer shall not be entitled to make a claim for breach of Seller’s representations and warranties with respect thereto pursuant to the terms of this Agreement. 9.6 Information Technology. Prior to the transfer by Seller to Buyer of any desktop, laptop, smart phone, tablet, or other mobile computing device, network gear, data center gear and any other information technology equipment that may contain proprietary information of Seller, Seller shall be entitled to erase any and all data, software and other information from any such desktop, laptop, smart phone, tablet, or other mobile computing device, network gear, data center gear and any other information technology equipment, but only to the extent such data, software or other information does not relate to the Conveyed Interests (excluding any Excluded Assets), and Seller shall remove any data, software or other

38 information related to the Conveyed Interests (excluding any Excluded Assets) and provide such data, software or other information to Buyer prior to erasing as described above. 9.7 Suspense Funds. If, and solely to the extent, the Preliminary Settlement Statement or the Final Settlement Statement includes a downward adjustment to the Purchase Price with respect to any Suspense Funds identified on Schedule 7.25 pursuant to Section 3.3(b)(ix), then, with respect to such Suspense Funds, Buyer shall, from and after the Closing Date (or, with respect to any such Suspense Funds for which there is a downward adjustment to the Purchase Price pursuant to Section 3.3(b)(ix) in the Final Settlement Statement, from and after the date of the final determination of the Final Price in accordance with Section 3.6 or Section 3.7, as applicable), assume and fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid, and discharged) all obligations and Liabilities arising from, based upon, related to, or associated with the payment of the Suspense Funds. 9.8 Required Financial Information. (a) At Buyer’s sole cost and expense, Seller shall deliver (i) true and complete copies of audited Statements of Revenue and Direct Operating Expenses of the Conveyed Interests for the years ended as of December 31, 2024 and December 31, 2023, and for each of the two years in the period ended December 31, 2024 (including any supplemental oil and gas disclosures satisfying the requirements of Financial Accounting Standards Board Accounting Standards Codification 932-235-50, et seq.) and prepared in accordance with GAAP and Regulation S-X, and audited in accordance with the auditing standards generally accepted in the United States of America (“GAAS”) (the “Audited Financials”) not later than April 28, 2025; (ii) if requested in writing by Buyer prior to Closing, true and complete copies of unaudited Statements of Revenue and Direct Operating Expenses for the Conveyed Interests for the three (3) months ended March 31, 2025, prepared in accordance with GAAP and reviewed in accordance with GAAS applicable to reviews of interim financial information (the “Unaudited Interim Financials”) not later than May 10, 2025; and (iii) upon reasonable request by Buyer, use its commercially reasonable efforts to cause Seller’s reserve engineers to deliver true and complete copies of the Reserve Report not later than April 18, 2025. In addition, from and after the Execution Date until the one year anniversary of the Closing Date, Seller shall, at Buyer’s sole cost and expense, use reasonable efforts to direct its consultants, accountants, reserve engineers, agents and other representatives to, during customary business hours, cooperate with Buyer and independent auditors chosen by Buyer (“Buyer’s Auditor”) in connection with any audit by Buyer’s Auditor of any financial statements of the Conveyed Interests or reserve reports with respect to the Conveyed Interests, in each case, relating to the period prior to the Closing Date, or other actions that Buyer reasonably require to comply with the requirements under state and federal securities laws. Such cooperation will include (A) reasonable access, during customary business hours, to Seller’s officers, managers, employees, consultants, agents and representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements as may be required by Buyer’s Auditor to perform an audit or conduct a review in accordance with generally accepted auditing standards, to otherwise verify such financial statements or comply with filing requirements; (B) using commercially reasonable efforts to obtain the consent of the independent auditor(s) and reserve engineer(s) of Seller that conducted any audit of such financial statements or prepared any reserve reports to be named as an expert in (I) any filings that may be made by Buyer under the Securities Act or required by the SEC under securities laws applicable to Buyer or any report required to be filed by Buyer under the Exchange Act in connection with the transactions contemplated by this Agreement or (II) any prospectus or offering memorandum for any equity or debt offering of Buyer or any holder of Buyer equity interests that have registration rights with respect to such equity interests; (C) providing information in connection with Buyer’s preparation of responses to any inquiries by regulatory authorities relating to the foregoing financial statements and/or reserve reports; (D) providing information with respect to property descriptions of the Subject Properties necessary to execute and record a deed of trust for any financing activities or in any prospectus or offering memo; (E)

39 using reasonable efforts to provide, at least 10 Business Days prior to the Closing, all documentation and other information about Seller as is reasonably requested by Buyer which relates to applicable “know your customer” and anti-money laundering rules and regulations (including without limitation the USA PATRIOT ACT); (F) delivery of one or more customary representation letters from Seller to the auditor of the Audited Financials that are reasonably requested by Buyer to allow such auditors to complete an audit (or review of any financial statements) and to issue an opinion with respect to an audit of those financial statements required pursuant to this Section 9.8; and (G) using commercially reasonable efforts to cause the independent auditor(s) or reserve engineer(s) of Seller that conducted any audit of such financial statements to provide customary “comfort letters” to any underwriter or purchaser in connection with any equity or debt offering of Buyer or any holder of Buyer equity interests that have registration rights with respect to such equity interests. All of the information provided by Seller and its Affiliates pursuant to this Section 9.8 is given without any representation or warranty, express or implied, and neither Seller nor any of its Affiliates or its or their respective accountants shall have any liability or responsibility with respect thereto. (b) Notwithstanding anything to the contrary, the access to be provided to Buyer pursuant to this Section 9.8 shall not interfere with Seller’s or any of its Affiliates’ ability to prepare their own financial statements or Seller’s or such Affiliates’ regular conduct of business and shall be made available during Seller’s normal business hours. Such cooperation shall not require Seller to take any action that Seller reasonably believes could result in a violation of applicable Law, any material agreement or any confidentiality arrangement or the waiver of any legal or other applicable privilege. (c) Notwithstanding anything to the contrary contained in this Section 9.8, nothing in this Section 9.8 shall require any cooperation to the extent that it would (i) require Seller or its Affiliates or any of their respective representatives, as applicable, to agree to pay any commitment or other similar fee, or incur any liability or give any indemnities or otherwise commit to take any similar action, (ii) require Seller or its Affiliates or any of their respective representatives to provide any information that is not reasonably available without undue burden or expense to Seller or such representative, (iii) require Seller or its Affiliates or any of their respective representatives to take any action that will conflict with or violate such Person’s organizational documents, as applicable, or any applicable Law or result in a violation or breach of, or default under, any contract with a non-Affiliate to which such Person, as applicable, is a party, or result in any officer, director, manager, employee or agent of any such Person incurring any personal liability or (iv) cause (or would be reasonably likely to cause) any representation or warranty in this Agreement to be breached, or cause any condition to the Closing to fail to be satisfied or otherwise cause any breach of this Agreement. Buyer shall, promptly upon request by Seller, reimburse Seller, its Affiliates, and each of their respective representatives for all reasonable out-of-pocket costs incurred by such Persons in connection with the cooperation contemplated herein (including attorneys’ fees). Buyer hereby releases and shall indemnify, defend and hold harmless the Seller Indemnified Parties and each of their respective representatives from and against all liabilities suffered by, incurred by, or asserted against such Seller Indemnified Parties arising from the cooperation provided by such Seller Indemnified Party pursuant to this Section 9.8 (other than to the extent such liabilities arose from the actual Fraud, willful misconduct or gross negligence of Seller or its Affiliates or any of their respective representatives as determined in a final, non- appealable judgment of a court of competent jurisdiction) and any information utilized in connection therewith. 9.9 Listing of Stock Consideration; Form S-3. Buyer shall, in accordance with the requirements of the NYSE American, file with the NYSE American a subsequent listing application covering the Adjusted Stock Consideration and shall use its reasonable best efforts to cause the Adjusted Stock Consideration to be approved for listing on the NYSE prior to the Closing, subject to official notice of issuance. Prior to the Closing, Buyer shall use its reasonable best efforts to not take any action, or fail to take any action, which action or failure would reasonably be expected to cause Buyer to be ineligible to file

40 a Registration Statement on Form S-3 promulgated under the Securities Act (or any successor form) and to promptly notify Seller if Buyer becomes aware of any such action or failure to act. ARTICLE X BUYER’S CONDITIONS TO CLOSING The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment by Seller or waiver by Buyer, on or prior to Closing of each of the following conditions precedent: 10.1 Representations. Other than with respect to Seller’s Specified Representations, the representations and warranties of Seller set forth in Article VII must have been true and correct in all respects (without regard to materiality or Material Adverse Effect qualifiers) as of the Execution Date and shall be true and correct in all respects (without regard to materiality or Material Adverse Effect qualifiers) on and as of the Closing Date as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct in all respects on and as of such specified date), except for those breaches, if any, of such representations and warranties that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Seller’s Specified Representations must have been true and correct in all respects as of the Execution Date and shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct in all respects on and as of such specified date). 10.2 Performance. Seller shall have performed or complied, in all material respects, with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing Date. 10.3 No Legal Proceedings. No Proceeding, order, award, or judgment shall have been issued by any Governmental Authority or arbitrator to restrain, prohibit, enjoin, or declare illegal the transactions contemplated by this Agreement, and no Law has been promulgated or enacted and is in effect, that on a temporary or permanent basis restrains, enjoins, or invalidates the transactions contemplated by this Agreement. 10.4 Defects. The sum of: (a) all Title Defect Amounts agreed to by the Parties or finally determined according to Article V, plus (b) all Remediation Amounts agreed to by the Parties or finally determined according to Article VI, plus (c) the sum of all damages resulting from Casualty Loss arising from the Effective Time and Closing, plus (d) the aggregate downward adjustments under Section 5.4(a), plus (e) the aggregate downward adjustments under Section 5.4(b) shall be less than 15% of the Purchase Price. 10.5 Closing Deliverables. Seller shall have delivered (or be ready, willing, and able to deliver at Closing) to Buyer the documents and other items required to be delivered by Seller under Section 12.3. ARTICLE XI SELLER’S CONDITIONS TO CLOSING The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment by Buyer or waiver by Seller, on or prior to Closing of each of the following conditions precedent:

41 11.1 Representations. The representations and warranties of Buyer set forth in Article VIII must have been true and correct in all respects as of the Execution Date and shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date). 11.2 Performance. Buyer shall have performed or complied, in all material respects, with all obligations, agreements, and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date. 11.3 No Legal Proceedings. No Proceeding, order, award, or judgment shall have been issued by any Governmental Authority or arbitrator to restrain, prohibit, enjoin, or declare illegal the transactions contemplated by this Agreement, and no Law has been promulgated or enacted and is in effect, that on a temporary or permanent basis restrains, enjoins, or invalidates the transactions contemplated by this Agreement. 11.4 Defects. The sum of: (a) all Title Defect Amounts agreed to by the Parties or finally determined according to Article V, plus (b) all Remediation Amounts agreed to by the Parties or finally determined according to Article VI, plus (c) the sum of all damages resulting from Casualty Loss arising from the Effective Time and Closing, plus (d) the aggregate downward adjustments under Section 5.4(a), plus (e) the aggregate downward adjustments under Section 5.4(b) shall be less than 15% of the Purchase Price. 11.5 Closing Deliverables. Buyer shall have delivered (or be ready, willing, and able to deliver at Closing) to Seller the documents and other items required to be delivered by Buyer under Section 12.3. ARTICLE XII CLOSING 12.1 Date of Closing. Subject to the conditions stated in this Agreement, the sale by Seller and the purchase by Buyer of the Conveyed Interests pursuant to this Agreement (the “Closing”) shall occur on March 31, 2025, or such other date as Buyer and Seller may agree upon in writing (the “Scheduled Closing Date”). The date on which the Closing actually occurs shall be the “Closing Date.” 12.2 Place of Closing. Closing shall be held at the offices of Seller, 1111 Bagby Street, 46th Floor, Houston, Texas 77002, or such other location as Buyer and Seller may agree upon in writing (including remotely and electronically). 12.3 Closing Obligations. At Closing, the following documents shall be delivered and the following events shall occur, each being deemed to have occurred simultaneously with the others: (a) Seller and Buyer shall execute, acknowledge, and deliver the Instruments of Conveyance, in sufficient counterparts to facilitate recording in the applicable counties where the Conveyed Interests are located, covering all of the Conveyed Interests; (b) Seller shall deliver possession of the Conveyed Interests; (c) Seller and Buyer shall execute and deliver the Preliminary Settlement Statement; (d) Seller and Buyer shall execute and deliver the Transition Services Agreement;

42 (e) Buyer shall deliver to Seller, to the account designated in the Preliminary Settlement Statement, by direct bank or wire transfer in same day funds, the Closing Payment; (f) Buyer shall deliver evidence of issuance of the Adjusted Stock Consideration to Seller; (g) Buyer shall deliver evidence reasonably satisfactory to Seller that Buyer (A) has filed a supplemental listing application with the NYSE American with respect to the issuance of the Adjusted Stock Consideration and (B) the shares of Buyer Common Stock comprising the Adjusted Stock Consideration have been approved and authorized for listing on the NYSE American; (h) LRRA and Buyer shall execute and deliver the Registration Rights Agreement; (i) Seller and Buyer shall execute and deliver joint written instructions to the Escrow Agent, instructing the Escrow Agent to (i) retain an amount of the Deposit equal to $5,000,000 for the Holdback Amount and (ii) release the remainder of the Deposit to Seller; (j) Seller shall execute and deliver, on forms prepared and supplied by Seller and reasonably acceptable to Buyer, transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Conveyed Interests from and after the Effective Time, for delivery by Buyer to the purchasers of production; (k) Seller shall deliver an executed statement described in Treasury Regulation § 1.1445-2(b)(2) certifying that Seller (or its regarded owner) is not a foreign person within the meaning of the Code and the Treasury Regulations promulgated thereunder; (l) to the extent required under any Law or Governmental Authority, Seller and Buyer shall deliver federal and state change of operator forms designating Buyer as the operator of the Subject Properties currently operated by Seller; (m) an authorized officer of Seller shall execute and deliver a certificate, dated as of Closing Date, certifying that the conditions set forth in Section 10.1 and Section 10.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Buyer; (n) an authorized officer of Buyer shall execute and deliver a certificate, dated as of Closing, certifying that the conditions set forth in Section 11.1 and Section 11.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Seller; (o) Seller shall deliver a recordable release in a form reasonably acceptable to Buyer of any trust, mortgages, financing statements, fixture filings and security agreements, in each case, securing indebtedness for borrowed money made by Seller or its Affiliates affecting the Conveyed Interests; and (p) Seller and Buyer shall execute and deliver any other agreements, instruments and documents that are required by other terms of this Agreement to be executed or delivered at Closing or reasonably necessary to effectuate the transactions contemplated by this Agreement. 12.4 Records. In addition to the obligations set forth under Section 12.3 above, but notwithstanding anything herein to the contrary, no later than 30 days following the Closing Date, Seller shall make available to Buyer copies of the Records in their current form and format as maintained by Seller as of the Effective Time, for pickup from Seller’s offices during normal business hours; provided that Seller may retain written or electronic copies of the Records; provided, further, that Seller shall not be required

43 to conduct processing, conversion, compiling or any other further work with respect to the delivery of the Records pursuant to this Section 12.4. ARTICLE XIII ASSUMPTION; INDEMNIFICATION; SURVIVAL 13.1 Assumption by Buyer. Subject to Seller’s indemnity obligations under Section 13.2, from and after Closing, Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with (x) the Conveyed Interests (including the use or ownership thereof), or (y) operation of the Conveyed Interests, in each case regardless of whether such obligations or Liabilities arose prior to, at or after the Effective Time, including obligations and Liabilities (i) to furnish makeup gas or settle Imbalances according to the terms of applicable gas sales, processing, gathering or transportation Contracts; (ii) to pay working interests, royalties, overriding royalties, other Burdens and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons, including the Suspense Funds (to the extent the Suspense Funds are actually received by Buyer (or which a reduction to the Purchase Price was made)); (iii) to pay the applicable Governmental Authority any amounts subject to escheat obligations pursuant to applicable Law, (iv) to Decommission the Conveyed Interests (the “Decommissioning Obligations”), including those Wells that are required by Law, any Governmental Authority, or agreements to be plugged and abandoned as of the Effective Time; (v) subject to Article VI and Buyer’s rights pursuant to Section 13.2 with respect to Section 7.16, to clean up, restore or Remediate the premises covered by or related to the Conveyed Interests in accordance with applicable Leases, Rights- of-Way, Applicable Contracts and Laws; (vi) to perform all obligations applicable to or imposed on the lessee, owner, or operator under the Leases and the Applicable Contracts, or as required by any Law including Environmental Law; (vii) to perform all obligations under the Applicable Contracts; (viii) attributable to or resulting from (1) Asset Taxes allocated to Buyer pursuant to Section 15.2 (provided that Section 15.2(c) shall govern the actual payment of such Asset Taxes), (2) Transfer Taxes for which Buyer is responsible pursuant to Section 15.2 and (3) any other Taxes attributable to the Conveyed Interests for periods (or portions thereof) from and after the Effective Time; (ix) for all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any Well, collapsed casing or sand infiltration of any Well) and the depreciation of the Conveyed Interests due to ordinary wear and tear, in each case, with respect to the Conveyed Interests; and (x) subject to Article VI and Buyer’s rights pursuant to Section 13.2 with respect to Section 7.16, for all Environmental Liabilities (all of said obligations and Liabilities described in this Section 13.1, subject to the exclusions below, herein being referred to as the “Assumed Obligations”); provided, however, that, notwithstanding the foregoing, Buyer has no obligation to assume (and does not assume), and the Assumed Obligations shall not include (or be deemed or construed to include), any Liabilities to the extent that they are Retained Obligations for which Seller is obligated to indemnify Buyer under Section 13.2(c), as may be limited or excluded by Section 13.4; provided further that from and after the date that is 18 months following the Closing Date, all such Liabilities arising out of the clauses (i) and (ii) set forth in the definition of “Retained Obligations” shall no longer be Retained Obligations and shall be deemed Assumed Obligations. 13.2 Indemnities of Seller. Except as otherwise limited in this Article XIII, from and after Closing, Seller shall be responsible for, shall pay on a current basis, and hereby defends, indemnifies, holds harmless and forever releases Buyer and its Affiliates, and all of its and their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all Liabilities, without duplication, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

44 (a) any breach by Seller of its representations or warranties contained in Article VII or the certificate delivered by Seller pursuant to Section 12.3(m); (b) any breach by Seller of its covenants and agreements under this Agreement or the certificate delivered by Seller pursuant to Section 12.3(m); (c) the Retained Obligations; and (d) Seller Taxes. 13.3 Indemnities of Buyer. Except as otherwise limited in this Article XIII, from and after Closing, Buyer and its successors and assigns shall assume and be responsible for, shall pay on a current basis, and hereby defends indemnifies, holds harmless and forever releases Seller and its Affiliates, and all of their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Seller Indemnified Parties”) from and against any and all Liabilities, without duplication, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder arising from, based upon, related to or associated with: (a) any breach by Buyer of its representations or warranties contained in Article VIII or the certificate delivered by Buyer pursuant to Section 12.3(n); (b) any breach by Buyer of its covenants and agreements under this Agreement or the certificate delivered by Buyer pursuant to Section 12.3(n); or (c) the Assumed Obligations. 13.4 Limitation on Liability. (a) Seller shall not have any Liability for any indemnification under Section 13.2(a), (i) for any individual Liability unless the amount with respect to such Liability exceeds the Indemnity Threshold, (ii) until and unless the aggregate amount of all Liabilities exceeding the Indemnity Threshold for which Claim Notices are delivered by Buyer exceeds the Indemnity Deductible, and then only to the extent such Liabilities exceed the Indemnity Deductible; provided that any breach of a Specified Representation or a representation and warranty included in Section 7.13 shall not be limited by this Section 13.4(a). Except with respect to the Specified Representations and the representations and warranties included in Section 7.13, Seller shall not be required to indemnify Buyer under Section 13.2(a) for aggregate Liabilities in excess of an amount equal to 15% of the unadjusted Purchase Price. Notwithstanding anything to the contrary herein, in no event shall Seller be required to indemnify Buyer for aggregate Liabilities in excess of an amount equal to 100% of the unadjusted Purchase Price; provided, however, that the limitations set forth in this Section 13.4(a) shall not apply to any Liability (or Seller’s related indemnity obligations) arising out of, or based upon, Fraud. (b) Seller shall not be required to indemnify Buyer under Section 13.2(a) with respect to any breach by Seller of any representation or warranty set forth in Section 7.13 to the extent the applicable Liabilities are attributable to any Asset Tax allocable to Buyer under Section 15.2, except for any penalties, interest or additions to Tax imposed as a result of a failure to timely pay such Asset Tax or to timely file any Tax Return with respect to such Asset Tax, in each case, prior to the Closing Date. (c) Seller shall not be required to indemnify Buyer under Section 13.2 where the Liability for which Buyer seeks indemnity was caused by or results from Buyer’s gross negligence, willful

45 misconduct or Fraud. Buyer shall not be required to indemnify Seller under Section 13.2 where the Liability for which Seller seeks indemnity was caused by or results from Seller’s gross negligence, willful misconduct or Fraud. (d) Notwithstanding anything herein to the contrary, for purposes of determining the indemnity obligations set forth in this Article XIII, (i) when determining whether a breach or inaccuracy of any Party’s representations or warranties contained in this Agreement has occurred or (ii) when calculating the amount of Liabilities incurred, arising out of or relating to any such breach or inaccuracy of any such representation or warranty by either Party, in each case, all references to materiality, material adverse effect and other similar qualifications (or correlative terms) contained in such representation or warranty shall be disregarded. 13.5 Express Negligence. EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 4.1(c), SECTION 4.1(d) AND SECTION 4.3, THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS, RELEASE, ASSUMED OBLIGATIONS AND LIMITATION OF LIABILITY PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE SOLE, JOINT, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS.” 13.6 Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, except in the case of Fraud, from and after Closing, Section 4.1, Section 9.8, Section 13.2, Section 13.3 and the Special Warranty contain the Parties’ exclusive remedies against each other with respect to the transactions contemplated hereby, including breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any document or certificate delivered pursuant to this Agreement. Except in the case of Fraud or as specified in Section 13.2, and the Special Warranty, from and after the Closing, EACH PARTY ON ITS OWN BEHALF AND ON BEHALF OF THE BUYER INDEMNIFIED PARTIES OR THE SELLER INDEMNIFIED PARTIES, AS APPLICABLE, HEREBY RELEASES, REMISES AND FOREVER DISCHARGES THE OTHER PARTY AND ITS AFFILIATES AND ALL OF SUCH PERSONS’ EQUITYHOLDERS, PARTNERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ADVISORS, AND REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST OR CAUSES OF ACTION WHATSOEVER, AT LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH SUCH PARTY OR ITS INDEMNIFIED PARTIES MIGHT NOW OR SUBSEQUENTLY HAVE, BASED ON, RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE OWNERSHIP, USE OR OPERATION OF ANY OF THE CONVEYED INTERESTS OR THE SUBJECT PROPERTIES PRIOR TO CLOSING OR THE CONDITION, QUALITY, STATUS OR NATURE OF ANY OF THE CONVEYED INTERESTS OR THE SUBJECT PROPERTIES PRIOR TO CLOSING, INCLUDING ANY AND ALL CLAIMS RELATED TO ENVIRONMENTAL MATTERS, ENVIRONMENTAL CONDITIONS, ENVIRONMENTAL DEFECTS OR ENVIRONMENTAL LIABILITIES, INCLUDING ANY RIGHTS TO CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, AS AMENDED, AND ANY OTHER ENVIRONMENTAL LAW, BREACHES OF STATUTORY OR IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES, COMMON LAW RIGHTS OF

46 CONTRIBUTION AND RIGHTS UNDER INSURANCE MAINTAINED BY SUCH PARTY OR ANY OF ITS AFFILIATES. 13.7 Indemnification Procedures. All claims for indemnification under Sections 4.1(c), Section 9.8, Section 13.2 and Section 13.3 shall be asserted and resolved as follows: (a) For purposes of Section 4.1(c), Section 9.8 and this Article XIII, the term “Indemnifying Party” when used in connection with particular Liabilities shall mean the Party or Parties having an obligation to indemnify another Party or other Person(s) with respect to such Liabilities pursuant to Section 4.1(c) or this Article XIII, and the term “Indemnified Party” when used in connection with particular Liabilities shall mean the Party or other Person(s) having the right to be indemnified with respect to such Liabilities by the Indemnifying Party pursuant to Section 4.1(c), Section 9.8 or this Article XIII. (b) To make a claim for indemnification under Section 4.1(c), Section 9.8, Section 13.2 or Section 13.3, an Indemnified Party shall promptly notify the Indemnifying Party in writing of its claim under this Section 13.7, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 13.7(b) shall not relieve the Indemnifying Party of its obligations under Section 4.1(c), Section 9.8, Section 13.2 or Section 13.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached, and, in the event the claim for indemnification is pursuant to Section 13.2(a) or Section 13.3(a), as applicable, the claim shall disregard the effect of any materiality qualifications, including Material Adverse Effect. Notwithstanding anything contained herein to the contrary, no indemnified Person other than Seller or Buyer shall have any rights against either Seller or Buyer under the terms of Section 4.1(c), Section 9.8, Section 13.2 or Section 13.3, except as may be exercised on its behalf by Buyer or Seller, as applicable, pursuant to this Section 13.7. (c) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its obligation to defend and indemnify the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such 30-day period, at the expense of the Indemnifying Party, to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party. (d) If the Indemnifying Party admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, it shall have the right and obligation to diligently defend and indemnify, at its sole cost and expense, the Indemnified Party against such Third Party Claim. The Indemnifying Party shall have full control of such defense and Proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest; provided, that the Indemnified Party shall not be required to bring any counterclaim or crossclaim. The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.7(d). An Indemnifying Party shall not,

47 without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all Liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially or adversely affects the Indemnified Party (other than solely as a result of money damages covered by the indemnity). (e) If the Indemnifying Party does not admit its obligation or admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, but fails to diligently prosecute, indemnify against or settle such Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for 10 days following receipt of such notice to (i) admit in writing its obligation to indemnify the Indemnified Party from and against the liability and consent to such settlement, (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement, or (iii) deny liability. Any failure by the Indemnifying Party to respond to such notice shall be deemed to be an election under subsection (iii) above. (f) In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such 30-day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the Indemnifying Party shall be deemed to dispute the claim for such Liabilities. 13.8 Survival. (a) Except for the Specified Representations and the representations and warranties included in Section 7.13, the representations, and warranties of Seller in Article VII shall all survive for a period of 12 months following Closing. The Specified Representations, the representations and warranties included in Section 7.13 and the covenants set forth in Section 15.2 shall survive Closing until the expiration of the applicable statute of limitations. The Special Warranty contained in the Assignment and all other representations, warranties, covenants, and agreements of Seller (except as otherwise specified in this Section 13.8(a)) shall survive for a period of 12 months following Closing. The representations, warranties, covenants, and Agreements of Buyer (except as otherwise specified in this Section 13.8(a)) and all other provisions of this Agreement shall survive without time limit, except as otherwise expressly provided herein. Representations, warranties, covenants, and agreements shall be of no further force or effect after the date of their expiration, except as set forth in Section 13.8(b). (b) The indemnities in Section 13.2(a), Section 13.2(b), Section 13.3(a) and Section 13.3(b) shall terminate as of the expiration date of each respective representation, warranty, covenant or agreement that is subject to indemnification. Seller’s indemnities set forth in Section 13.2(c) shall terminate on 18 months after the Closing. Seller’s indemnities set forth in Section 13.2(d) shall survive Closing for a period that extends 60 days after the applicable statute of limitations period. Buyer’s indemnity set forth in Section 13.3(c) shall survive the Closing without time limit. Notwithstanding the foregoing, there shall be no termination of any bona fide claim asserted pursuant to the indemnities in Sections 13.2(a) through Section 13.2(d) or Section 13.3(a) and Section 13.3(b) prior to the date of termination for such indemnity.

48 (c) To the extent any limitation period in this Agreement violates Tex. Civ. Prac. & Rem. Code § 16.070(a) or a similar statute in the applicable state law as determined under Section 15.14, such period shall be modified to the shortest period permitted by Tex. Civ. Prac. & Rem. Code § 16.070(a) or such other statute. 13.9 Non-Compensatory Damages and Assertion of Claims. None of the Buyer Indemnified Parties nor Seller Indemnified Parties shall be entitled to recover from Seller or Buyer, or their respective Affiliates, any special, indirect, consequential, punitive, exemplary, remote or speculative damages arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Party suffers such damages to a Third Party that is entitled to indemnification in accordance with this Article XIII, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Buyer, on behalf of each of the Buyer Indemnified Parties, and Seller, on behalf of each of the Seller Indemnified Parties, waive any right to recover special, indirect, consequential, punitive, exemplary, remote, or speculative damages arising in connection with or with respect to this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Section 13.9 or any other provision of this Agreement, nothing in this Section 13.9 shall be construed as limiting any Person’s ability to recover any direct damages (including lost profits that are direct damages) as provided under Texas law. Notwithstanding any other provision of this Agreement or a document to be delivered hereto to the contrary, any claim for indemnity to which a Seller Indemnified Party or Buyer Indemnified Party is entitled must be asserted by and through Seller or Buyer, as applicable. 13.10 Waiver of Right to Rescission. Seller and Buyer acknowledge that, following Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant, or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money shall be adequate compensation, following Closing, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby. 13.11 Insurance and Taxes. The amount of any Liabilities for which any of the Buyer Indemnified Parties are entitled to indemnification under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement shall be reduced by (a) any corresponding insurance proceeds either recovered or reasonably anticipated to be recoverable from insurance policies carried by Buyer Indemnified Parties or damages or indemnification from Third Parties to which Buyer Indemnified Parties are entitled and (b) the amount of any tax benefit (whether by deduction, credit or otherwise) to which Buyer Indemnified Parties are entitled resulting from such Liability. Upon the request of Seller, the Buyer Indemnified Parties shall provide Seller with information sufficient to allow Seller to calculate the amount of the indemnity payment in accordance with this Agreement. Buyer Indemnified Parties shall take all reasonable steps to mitigate damages in respect of any Liability for which it is seeking indemnification and shall use commercially reasonable efforts to avoid costs or expenses associated with such Liability and, if such costs and expenses cannot be avoided, to minimize the amount thereof. 13.12 Disclaimer of Application of Anti-Indemnity Statutes. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF ANY ANTI-INDEMNITY STATUTE RELATING TO OILFIELD SERVICES AND ASSOCIATED ACTIVITIES SHALL NOT BE APPLICABLE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 13.13 Indemnity Holdback. Notwithstanding anything in this Agreement or the Escrow Agreement to the contrary, the terms and provisions set forth in this Section 13.13 shall control as to the Parties.

49 (a) At Closing, an amount of the Deposit equal to $5,000,000 shall be automatically converted to, and become, the Holdback Amount, which shall remain deposited at Closing with the Escrow Agent. The Holdback Amount shall be held by the Escrow Agent in accordance with the Escrow Agreement and paid out in accordance with the provisions of this Section 13.13 and the Escrow Agreement, as security against, and to support the satisfaction of Seller’s obligation to defend and indemnify or otherwise pay any amounts to any of the Buyer Indemnified Parties pursuant to Section 13.2. (b) Upon the final determination of the amount of Liabilities, if any, payable to Buyer pursuant to this Article XIII, Seller and Buyer shall promptly (and in any event within three (3) Business Days after such final determination), deliver to the Escrow Agent written instructions directing the Escrow Agent to disburse to Buyer from the Holdback Amount an amount equal to all or a stipulated amount of such alleged Liabilities, if any, to which it has been finally determined that Buyer is entitled. (c) On the First Holdback Release Date (or first Business Day after such date if such date is not a Business Day), the Parties shall deliver joint written instructions to the Escrow Agent to disburse to Seller from the Holdback Amount an amount equal to the positive remainder (if any) of (i) one- half (1/2) of the original Holdback Amount minus (ii) the aggregate amount of all undisbursed or unpaid alleged Liabilities asserted by Buyer in any and all applicable unresolved Claim Notices delivered to Escrow Agent by Buyer on or prior to the First Holdback Release Date. (d) On the Second Holdback Release Date, the Parties shall deliver joint written instructions to the Escrow Agent to disburse to Seller or its designees from the Holdback Amount an amount equal to the positive remainder (if any) of (i) the remaining Holdback Amount minus (ii) the aggregate amount of all undisbursed or unpaid alleged Liabilities asserted by Buyer in any and all applicable unresolved Claim Notices delivered to Escrow Agent by Buyer on or prior to the Second Holdback Release Date. (e) From and after the Second Holdback Release Date, upon final resolution of each dispute of the Buyer Indemnified Parties’ entitlement to such Liabilities from the Holdback Amount in accordance with the terms hereof, Buyer and Seller shall promptly (but in no event more than three (3) Business Days after such resolution) execute and deliver joint written instructions to the Escrow Agent for the release from the Holdback Amount (i) to Buyer any amounts to which Buyer Indemnified Parties is entitled upon resolution of such dispute and (ii) to Seller or its designee any amounts to which Seller is entitled upon resolution of such dispute. (f) To the extent necessary to release any portion of the Holdback Amount to any Party (or its designee) entitled to receive any portion of the Holdback Amount hereunder, Buyer and Seller shall promptly (but in no event more than three (3) Business Days) take such reasonable actions as necessary to cause the release such amount(s) from the Holdback Amount to the applicable Party or Parties, including executing and delivering joint written instructions to the Escrow Agent for the release such amount(s) from the Holdback Amount. ARTICLE XIV TERMINATION, DEFAULT AND REMEDIES 14.1 Right of Termination. This Agreement and the transactions contemplated herein may be terminated at any time prior to Closing by delivery of written notice to the other Party: (a) by the mutual prior written consent of Seller and Buyer;

50 (b) by either Seller or Buyer if Closing has not occurred on or before April 30, 2025 (or such later date as agreed to in writing by Seller and Buyer); (c) by Seller, if Buyer has committed a material breach of this Agreement and such breach causes any of the conditions to Closing set forth in Article XI not to be satisfied (or, if prior to Closing, such breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a breach that is capable of being cured, Buyer shall have a period of 10 Business Days following receipt of such notice to attempt to cure the breach and the termination under this Section 14.1(c) shall not become effective unless Buyer fails to cure such breach prior to the end of such 10 Business Day period; provided, further, if (i) Buyer’s conditions to Closing set forth in Article X have been satisfied or waived in full, (ii) Seller is not in material breach of the terms of this Agreement and (iii) all of Seller’s conditions to Closing set forth in Article XI have been satisfied or waived, then the refusal or willful or negligent delay by Buyer to timely close the transactions contemplated by this Agreement shall constitute a material breach of this Agreement; (d) by Buyer, if Seller has committed a material breach of this Agreement and such breach causes any of the conditions to Closing set forth in Article X not to be satisfied (or, if prior to Closing, such breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a breach that is capable of being cured, Seller shall have a period of 10 Business Days following receipt of such notice to attempt to cure the breach and the termination under this Section 14.1(d) shall not become effective unless Seller fails to cure such breach prior to the end of such 10 Business Day period; provided, further, if (i) Seller’s conditions to Closing set forth in Article XI have been satisfied or waived in full, (ii) Buyer is not in material breach of the terms of this Agreement and (iii) all of Buyer’s conditions to Closing set forth in Article X have been satisfied or waived, then the refusal or willful or negligent delay by Seller to timely close the transactions contemplated by this Agreement shall constitute a material breach of this Agreement; (e) by Buyer if the condition set forth in Section 10.4 is not satisfied on or before the Scheduled Closing Date or by Seller if the condition set forth in Section 11.4 is not satisfied on the Scheduled Closing Date; provided, however, that neither Party shall be entitled to terminate this Agreement pursuant to Sections 14.1(b) through Section 14.1(e) above if such Party or its Affiliates are, at such time, in material breach of any provision of this Agreement, and provided further, that in no event shall either Party be entitled to terminate this Agreement pursuant to Section 14.1(b) if Closing has not occurred because a forthcoming decision of a Title Arbitrator or Environmental Arbitrator will be determinative as to whether the Closing condition in Section 10.4 or Section 11.4, as applicable, has been satisfied, and after any such decision, so long as the Closing conditions in Article X (in the case of Buyer) and in Article XI (in the case of Seller) have been satisfied, such Party shall have no right to terminate this Agreement and shall be obligated to proceed to Closing; or (f) by Seller upon written notice to Buyer, if Buyer has not deposited the Deposit into the Escrow Account in accordance with the provisions and time period set forth in Section 3.2. 14.2 Effect of Termination. (a) If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 14.1 hereof, then, except for the provisions of Article I, Section 4.1, Section 4.2, Section 4.3, Section 13.9, this Section 14.2, Section 14.3, Article XV (other than Sections 15.2(b) through (g), Section 15.6, Section 15.7 and Section 15.8) and such of the defined terms in Appendix I to give context to the surviving provisions, this Agreement shall forthwith become void and the Parties shall have no liability or obligation hereunder.

51 (b) If Seller has the right to terminate this Agreement (A) pursuant to Section 14.1(c), or (B) pursuant to Section 14.1(b), if at such time Seller could have terminated this Agreement pursuant to Section 14.1(c) (without regard to any cure periods contemplated therein) then, in each case, Seller shall have the right, as its sole and exclusive remedy terminate this Agreement and Buyer shall be obligated to jointly with Seller instruct the Escrow Agent to disburse the Deposit to Seller as liquidated damages and not as a penalty for such termination, free and clear of any claims thereon by Buyer or any of its Affiliates, and thereafter, all other rights, remedies and obligations of any Party arising under this Agreement (except for the provisions that survive pursuant to Section 14.2(a), which shall remain in full force and effect) are hereby expressly waived by the Parties. If Seller elects to terminate this Agreement pursuant to this Section 14.2(b) and retain the Deposit as liquidated damages, Seller shall be free to enjoy immediately all rights of ownership of the Conveyed Interests, and to sell, transfer, encumber or otherwise dispose of the Conveyed Interests to any Person without any restriction under this Agreement. (c) If Buyer has the right to terminate this Agreement (A) pursuant to Section 14.1(d) or (B) pursuant to Section 14.1(b), if at such time Buyer could have terminated this Agreement pursuant to Section 14.1(d) (without regard to any cure periods contemplated therein), then, in each case, Buyer shall have the right, at its sole discretion, as its sole and exclusive remedy, to terminate this Agreement upon written notice to Seller and Seller shall be obligated to jointly with Buyer instruct the Escrow Agent to disburse the Deposit to Buyer, free and clear of any claims thereon by, through or under Seller or any of its Affiliates, and thereafter, seek to recover actual damages from Seller in an amount not to exceed Buyer’s actual documented, out-of-pocket expenses in connection with this Agreement, but in no case exceeding the $5,000,000 and thereafter, all other rights, remedies and obligations of any Party arising under this Agreement (except for the provisions that survive pursuant to Section 14.2(a), which shall remain in full force and effect) are hereby expressly waived by the Parties. If Buyer elects to terminate this Agreement pursuant to this Section 14.2(c), then within two (2) Business Days of Buyer’s election, (x) Seller and Buyer shall jointly instruct the Escrow Agent to disburse to Buyer the Deposit, free and clear of any claims thereon by, through or under Seller or any of its Affiliates, and (y) Seller shall be free to enjoy immediately all rights of ownership of the Conveyed Interests, and to sell, transfer, encumber or otherwise dispose of the Conveyed Interests to any Person without any restriction under this Agreement. (d) If this Agreement is terminated pursuant to Section 14.1 for any reason other than as set forth in Section 14.2(b), then the Parties shall, within five Business Days of the date that this Agreement is terminated, deliver a joint written instruction to the Escrow Agent to disburse the Deposit to Buyer free and clear of any claims thereon by Seller. (e) If this Agreement is terminated by Seller pursuant to Section 14.1(f), Seller shall be free to immediately enjoy all rights of ownership of the Conveyed Interests and to sell, transfer, encumber, or otherwise dispose of the Conveyed Interests to any Person without any restriction under this Agreement. 14.3 Return of Documentation and Confidentiality. Upon termination of this Agreement, Buyer shall destroy or return to Seller all title, engineering, geological and geophysical data, environmental assessments or reports, maps and other information furnished by or on behalf of Seller to Buyer or prepared by or on behalf of Buyer in connection with its due diligence investigation of the Conveyed Interests, in each case, in accordance with the Confidentiality Agreement and, if Buyer elects to destroy any such information, an officer of Buyer shall certify the destruction of such information to Seller in writing.

52 ARTICLE XV MISCELLANEOUS 15.1 Appendices, Exhibits and Schedules. All of the Appendices, Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel have received a complete set of Addendum, Exhibits and Schedules prior to and as of the execution of this Agreement. 15.2 Expenses and Taxes. (a) Except as otherwise specifically provided herein, all fees, costs and expenses incurred by the Parties in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs, and expenses. (b) Seller shall be allocated and bear all Asset Taxes for any Pre-Effective Time Tax Period and the portion of any Straddle Period ending prior to the Effective Time. Buyer shall be allocated and bear all Asset Taxes for any Tax period beginning at or after the Effective Time and the portion of any Straddle Period beginning at the Effective Time. (c) For purposes of Section 15.2(b), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (iii), below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (i) or (iii)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand. For purposes of clause (iii) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Conveyed Interests gives rise to Liability for the particular Asset Tax and shall end on the day before the next such date. To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to Sections 3.3, Section 3.5 or Section 3.6, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the Final Settlement Statement (as finally determined pursuant to Section 3.6), timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under Section 15.2(b) and this Section 15.2(c). (d) Seller shall be responsible for the preparation and timely filing of any Tax Returns with respect to Asset Taxes with respect to taxable periods that end before or include the Closing Date (which Tax Returns shall not be amended by Buyer without Seller’s prior written consent), and the payment to the applicable Taxing Authority of all Asset Taxes for such Tax periods (subject to Seller’s right to reimbursement by Buyer under Section 15.2(c)). Seller shall prepare all such Tax Returns relating to any Pre-Effective Time Tax Period or Straddle Period on a basis consistent with past practice except to the extent otherwise required by applicable Law. Each Party shall indemnify and hold the other Party harmless for any failure to file such Tax Returns and to make such payments.

53 (e) All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Conveyed Interests to Buyer shall be borne by Buyer. (f) The Parties do not expect that the transactions contemplated by this Agreement will result in any Transfer Taxes. However, if any Transfer Taxes are imposed with respect to the transactions contemplated by this Agreement, all such Transfer Taxes shall be borne by Buyer. Seller and Buyer shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes. (g) The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation, or other Proceeding with respect to Taxes relating to the Conveyed Interests. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Conveyed Interests relating to any Tax period beginning before the Closing Date until the later of (i) seven years or (ii) the expiration of the statute of limitations of the respective Tax periods and to abide by all record retention agreements entered into with any Governmental Authority. (h) Seller and Buyer agree that the Final Price plus any other items constituting consideration for federal and applicable state and local income Tax purposes shall be allocated among the Conveyed Interests for federal and applicable state and local income Tax purposes in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and, to the extent permitted by applicable Law, the Allocated Values. Buyer shall provide to Seller for Seller’s review a schedule of such allocations (the “Allocation Schedule”) within 30 days after the determination of the Final Price. Within 30 days after receiving such Allocation Schedules, Seller shall notify Buyer in writing if it has any objections to the Allocation Schedule. If Seller does not notify Buyer in writing of any objection to the Allocation Schedule during such 30-day period, then the Allocation Schedule shall be deemed agreed to by the Parties, and the Allocation Schedule shall be final and binding. If Seller objects to any items of the Allocation Schedule, then the Parties shall negotiate in good faith to resolve any disagreement regarding the Allocation Schedule as soon as practicable. If Seller and Buyer resolve their differences in writing as to any disputed amount, such resolution shall be deemed final and binding with respect to such amount for the purpose of determining that component of the Allocation Schedule. If Seller and Buyer are unable to resolve any disagreement with respect to the Allocation Schedule within 15 days, any remaining disputed items shall be resolved by the Accounting Arbitrator applying, mutatis mutandis, the procedures set forth in Section 3.7(b). The Allocation Schedule shall be updated in connection with any adjustments to the Final Price to reflect any such adjustments. The parties shall (i) file all Tax Returns (including Internal Revenue Service Form 8594 (Asset Acquisition Statement under Section 1060)) in a manner consistent with the final Allocation Schedule (as agreed to by Buyer and Seller or finally determined by the Accounting Arbitrator) and (ii) not take any Tax position inconsistent with this Section 15.2(h) or the allocations set forth in such final Allocation Schedule, unless required by a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or foreign law) or with the prior written consent of the other Party; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise or settle any Tax audit, claim or similar Proceedings in connection with such allocation. (i) Seller shall be entitled to any and all refunds, claims and credits with respect to Asset Taxes allocated to Seller pursuant to Section 15.2(b), and Buyer shall be entitled to any and all refunds, claims and credits with respect to Asset Taxes allocated to Buyer pursuant to Section 15.2(b). If a

54 Party receives a refund or credit for Asset Taxes to which the other Party is entitled pursuant to this Section 15.2(i), the first Party shall promptly pay such amount to the other Party, net of any reasonable costs or expenses incurred by the first Party in procuring such refund. (j) Any payments made to any Party pursuant to this Section 15.2 or Article XIII shall constitute an adjustment of the Purchase Price for U.S. federal (and applicable state and local) income Tax purposes and shall be treated as such by Buyer and Seller on their Tax Returns to the extent permitted by Law. (k) Seller shall retain responsibility for, and shall bear and pay, all Income Taxes incurred by or imposed on it, its direct or indirect owners or Affiliates, or any combined, unitary, or consolidated group of which any of the foregoing is or was a member, and no such Taxes shall be taken into account as adjustments to the Purchase Price under Section 3.3 or otherwise under this Agreement. (l) With respect to any tax partnership identified on Schedule 7.13, Seller shall cooperate with Buyer to cause such tax partnership to make a valid election under Code Section 754 (and any comparable elections for any applicable state income tax purposes) for the taxable year during which the Closing occurs. 15.3 Assignment. Subject to the provisions of Section 15.18, this Agreement may not be assigned by either Party without the prior written consent of the other Party. In the event a Party consents to any such assignment, such assignment shall not relieve the transferring Party of any obligations and responsibilities hereunder, including obligations and responsibilities arising following such assignment. 15.4 Preparation of Agreement. Both Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement. 15.5 Publicity. Seller and Buyer shall promptly consult with each other with regard to all press releases or other public or private announcements issued or made at or prior to Closing concerning this Agreement or the transactions contemplated herein, and, except as may be required by applicable Laws or the applicable rules and regulations of any Governmental Authority or stock exchange or as described in the remaining provisions of this Section 15.5, neither Buyer nor Seller shall issue any such press release or other public or private announcement without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed). Except for the disclosure of information permitted above in this Section 15.5, the Parties shall be obligated to hold all specific terms and provisions of this Agreement, including the identity of Buyer or its Affiliates, strictly confidential until the expiration of one year after the Closing under this Agreement; provided, however, that the foregoing shall not (a) restrict disclosures by Buyer or Seller that are required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates; (b) prevent Buyer or Seller from recording the Assignment, the Deed and any federal or state assignments delivered at Closing or from complying with any disclosure requirements of Governmental Authorities that are applicable to the transfer of the Conveyed Interests from Seller to Buyer; (c) restrict with respect to a press release or public announcement by Buyer or Seller, after the Party requesting the release or announcement has, at least 48 hours prior to the time such release or announcement is to be made, provided the non-requesting Party with the opportunity to review and provide comments to such proposed press release or announcement (which comments shall be considered in good faith by such non-requesting Party); provided that (i) failure to reach such agreement will not prohibit the requesting Party from making a press release or announcement and (ii) failure to provide comments by the non-requesting Party within 24 hours of its receipt of such draft release or announcement will be a deemed consent by such non-requesting Party to such press release or public disclosure and the contents thereof; (d) restrict disclosures to Buyer’s

55 Affiliates and Buyer’s and Buyer’s Affiliate’s respective directors, partners, members, managers, officers, investment and advisory committee members, employees, attorneys, agents, consultants, potential debt or equity financing sources, financial institutions and representative who or which (i) have a bona fide need to know the terms and provisions of this Agreement, (ii) are informed by Buyer of the confidential nature of such terms and conditions of this Agreement and the confidentiality obligations set forth in this Section 15.5 and (iii) are bound to Buyer to maintain the confidentiality of such terms and conditions of this Agreement, provided that Buyer shall remain liable to Seller for any breach of this Section 15.5 by any such Person described in this Section 15.5(d); or (e) prevent Seller from making disclosures in connection with complying with Preferential Purchase Rights and other transfer restrictions applicable to the transactions contemplated hereby. 15.6 Notices. All notices and communications required or permitted to be given hereunder shall be given in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail, Federal Express or United Parcel Service Express Delivery or by certified or registered United States Mail with all postage fully prepaid, or sent by facsimile transmission (provided any such facsimile transmission is confirmed by written confirmation), or sent by electronic mail (“email”) transmission (provided that the acknowledgement of the receipt of such email is requested and received, excluding automatic receipts) addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice: If to Seller: Lime Rock Resources IV-A, L.P. Lime Rock Resources IV-C, L.P. 1111 Bagby St. 46th Floor Houston, Texas 77002 Attention: Mr. Eric Mullins Email: emullins@limerockresources.com With a copy (which shall not constitute notice) to: Lime Rock Resources IV-A, L.P. Lime Rock Resources IV-C, L.P. 1111 Bagby St. 46th Floor Houston, Texas 77002 Attention: Ms. Debra Sandefer Email: dsandafer@limerockresources.com Kirkland & Ellis LLP 609 Main Street, 47th Floor Houston, TX 77002 Attention: Christopher S.C. Heasley, P.C. Jonathan Strom E-mail: christopher.heasley@kirkland.com jonathan.strom@kirkland.com If to Buyer: Ring Energy, Inc. 1725 Hughes Landing Blvd., Suite 900

56 The Woodlands, TX 77380 Attention: Paul D. McKinney Email: pmckinney@ringenergy.com With a copy (which shall not constitute notice) to: Jones & Keller, P.C. 1675 Broadway, 26th Floor Denver, Colorado 80202 Attention: Reid A. Godbolt Adam J. Fogoros Email: rgodbolt@joneskeller.com adamf@joneskeller.com Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile or email transmission during normal business hours on a Business Day (or if delivered or transmitted after 5:00 pm. Central Time on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail or with Federal Express or United Parcel Service, as the case may be (or if delivered after 5:00 p.m. Central Time on a Business Day or on a day other than a Business Day, then on the next Business Day). Either Party may change their contact information for notice by giving written notice to the other Party in the manner provided in this Section 15.6. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. 15.7 Further Cooperation. Until the second anniversary of Closing, Buyer and Seller shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as either Party may reasonably request, to convey and deliver the Conveyed Interests to Buyer, to perfect Buyer’s title thereto, and to accomplish the orderly transfer of the Conveyed Interests to Buyer in the manner contemplated by this Agreement. 15.8 Filings, Notices and Certain Governmental Approval. Promptly after Closing, Buyer shall, at is sole expense, (a) record all assignments and deeds (including the Instruments of Conveyance) executed at Closing in the records of the applicable Governmental Authority (including any federal or state agencies, if applicable), (b) if applicable, send notices to vendors supplying goods and services for the Conveyed Interests and to the operator of the applicable Subject Properties of the assignment of the Conveyed Interests to Buyer, (c) actively pursue the unconditional approval of all applicable Governmental Authorities of the assignment of the Conveyed Interests to Buyer, (d) file and actively pursue approvals from the applicable Governmental Authority of all federal and state change of operator forms set forth in Section 12.3(l), and (e) actively pursue all other consents and approvals that may be required in connection with the assignment of the Conveyed Interests to Buyer and the assumption of the Liabilities assumed by Buyer hereunder, in each case, that shall not have been obtained prior to Closing. 15.9 Entire Agreement; Non-Reliance; Conflicts. THIS AGREEMENT, THE APPENDICES, EXHIBITS AND SCHEDULES HERETO, THE TRANSACTION DOCUMENTS AND THE CONFIDENTIALITY AGREEMENT COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND

57 DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE TRANSACTION DOCUMENTS, AND NEITHER PARTY SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH. EACH PARTY ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT HAS RELIED SOLELY ON THE PROMISES, AGREEMENTS, STATEMENTS OR REPRESENTATIONS THAT ARE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THAT NEITHER PARTY HAD ANY DUTY TO MAKE ANY PROMISES, AGREEMENTS, STATEMENTS OR REPRESENTATIONS THAT ARE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE TRANSACTION DOCUMENTS. EACH PARTY ALSO ACKNOWLEDGES THAT, IN ENTERING THIS AGREEMENT, IT HAS NOT RELIED ON ANY PROMISES, AGREEMENTS, STATEMENTS OR REPRESENTATIONS THAT ARE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE TRANSACTION DOCUMENTS. IN THE EVENT OF A CONFLICT BETWEEN: (A) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO; OR (B) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY TRANSACTION DOCUMENT, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE SCHEDULES OR EXHIBITS HERETO OR ANY TRANSACTION DOCUMENT OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 15.9. 15.10 Successors and Permitted Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and permitted assigns. 15.11 Parties in Interest. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder any rights, remedies, obligations or Liabilities under or by reason of this Agreement; provided that only a Party and its successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so). 15.12 Amendment. This Agreement may be amended, restated, supplemented, or otherwise modified only by an instrument in writing executed by both Parties and expressly identified as an amendment, restatement, supplement, or modification. 15.13 Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of either Party, or their respective officers, employees, agents, or representatives, and no failure by a Party to exercise any of its rights under this Agreement, shall, in any such case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by either Party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of

58 the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. 15.14 Governing Law; Jurisdiction; Venue; Jury Waiver. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RIGHTS, DUTIES AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. FOR ALL PURPOSES OF THIS AGREEMENT (OTHER THAN SECTION 3.7, SECTION 5.2(j) AND SECTION 6.1(f), WHICH SHALL GOVERN ALL DISPUTES THEREUNDER), AND FOR ALL PURPOSES OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EACH PARTY HERETO SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL COURTS (AND, TO THE EXTENT FEDERAL COURTS ARE NOT AVAILABLE TO THE PARTIES FOR SUCH DISPUTE, THE STATE COURTS) IN HOUSTON, TEXAS, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUCH CLAIM SHALL BE HEARD AND DETERMINED IN SUCH HOUSTON, TEXAS COURT, OR TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO (A) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY CLAIM ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY RELATED MATTER IN ANY FEDERAL (OR TO THE EXTENT UNAVAILABLE TO THE PARTIES FOR SUCH DISPUTE, STATE) COURT IN HOUSTON, TEXAS AND (B) THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH CLAIM IN ANY SUCH COURT. EACH PARTY HERETO VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND NON-APPEALABLE JUDGMENT AGAINST A PARTY IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT. TO THE EXTENT THAT EITHER PARTY OR ANY OF ITS AFFILIATES HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES) HEREBY IRREVOCABLY (I) WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS WITH RESPECT TO THIS AGREEMENT AND (II) SUBMITS TO THE PERSONAL JURISDICTION OF ANY COURT DESCRIBED IN THIS SECTION 15.14. 15.15 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as

59 closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. 15.16 Removal of Name. As promptly as practicable, but in any case, within 90 days after the Closing Date, Buyer shall eliminate the names “Lime Rock Resources III-A, L.P.”, “Lime Rock Resources Operating Company” and any variants thereof from the Subject Properties and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates. 15.17 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission (including scanned documents delivered by email) shall be deemed an original signature hereto, and execution and delivery by such means shall be binding upon all Parties. 15.18 Like-Kind Exchange. Buyer and Seller agree that either or both of Seller and Buyer may elect to treat the acquisition or sale of the Conveyed Interests as an exchange of like-kind property under Section 1031 of the Code (an “Exchange”), provided that the Closing shall not be delayed by reason of the Exchange. Each Party agrees to use reasonable efforts to cooperate with the other Party in the completion of such an Exchange, including an Exchange subject to the procedures outlined in Treasury Regulation § 1.1031(k)-1 or Internal Revenue Service Revenue Procedure 2000-37. Each of Seller and Buyer shall have the right at any time prior to Closing to assign all or a part of its rights under this Agreement to a qualified intermediary (as that term is defined in Treasury Regulation § 1.1031(k)-1(g)(4)(iii)) or an exchange accommodation titleholder (as that term is defined in Internal Revenue Service Revenue Procedure 2000-37) to effect an Exchange. In connection with any such Exchange, any exchange accommodation titleholder shall have taken all steps necessary to own the Conveyed Interests under applicable Law. Each Party acknowledges and agrees that neither an assignment of a Party’s rights under this Agreement nor any other actions taken by a Party or any other Person in connection with the Exchange shall release either Party from, or modify, any of its liabilities and obligations (including indemnity obligations to the other Party) under this Agreement, and neither Party makes any representations as to any particular Tax treatment that may be afforded to any other Party by reason of such assignment or any other actions taken in connection with the Exchange. Either Party electing to treat the acquisition or sale of the Conveyed Interests as an Exchange shall be obligated to pay all additional costs incurred hereunder as a result of the Exchange, and in consideration for the cooperation of the other Party, the Party electing Exchange treatment shall agree to pay all costs associated with the Exchange and to indemnify and hold the other Party, its Affiliates, and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and representatives harmless from and against any and all liabilities and Taxes arising out of, based upon, attributable to or resulting from the Exchange or transactions or actions taken in connection with the Exchange that would not have been incurred by the other Party but for the electing Party’s Exchange election. 15.19 Specific Performance. Subject to the Parties’ remedies with respect to the termination of this Agreement prior to the Closing as set forth in Section 14.2, the Parties agree that if any of the provisions of this Agreement are not performed by a Party in accordance with their specific terms, the other Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy available at law or in equity. 15.20 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery

60 hereunder against, and no recourse hereunder, under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith against, any former, current or future director, officer, agent, attorney, financing source, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future direct or indirect equityholder, general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, attorney, financing source, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, a “Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such Party against the Party Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Party Affiliate, as such, for any obligations of the applicable Party under this Agreement, with respect to the transactions contemplated by this Agreement or under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. 15.21 Several Liability. Anything in this Agreement to the contrary notwithstanding and irrespective of whether Seller is referred to in this Agreement on a combined or individual basis, it is understood and agreed that the obligations and liabilities of LRRA and LRRC to Buyer under this Agreement and in connection with the transactions contemplated hereby are several (and not joint and several). 15.22 Confidentiality. The terms of the Confidentiality Agreement are hereby incorporated by reference, and the Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. From and after Closing, Seller shall keep confidential, and cause its Affiliates and instruct its partners, members, shareholders, owners, officers, directors, managers, employees, agents and representatives to keep confidential and not use, the terms and provisions of this Agreement and the Records, except (a) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, (b) for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 15.22, (c) to the extent that such disclosures are to Governmental Authorities and third Persons holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents, (d) to the extent that Seller must disclose the same in any Proceeding brought by it to enforce its rights under this Agreement, or (e) to the extent that such disclosures are to such Party’s investors and members, and current or prospective financing sources including such Party’s Affiliates’ investors and limited partners, and to prospective investors or other Persons as part of fundraising or marketing activities undertaken by Seller’s Affiliates or Buyer’s Affiliates and their Affiliates provided such disclosures are made to Persons subject to an obligation of confidentiality substantially equivalent to the Buyer’s obligation of confidentiality provided under this Section 15.22 with respect to such information. The covenant set forth in this Section 15.22 shall terminate 24 months after the Closing Date. 15.23 Exclusivity. From and after the Execution Date until the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 14.1, except as permitted by Section 9.1 or

61 as otherwise consented to by Buyer, Seller shall not, and shall cause each of its Affiliates and each of its and their respective representatives not to, (a) enter into any agreement (binding or nonbinding), solicit, initiate, encourage, share information for the purpose of marketing or selling any or all of the Conveyed Interests or negotiate with any Person (other than Buyer or Buyer’s Representatives (solely in their respective capacities as representatives of Buyer)) with respect to any other transaction of any kind involving or related to the sale (whether by merger, stock or asset sale or any other similar acquisition, consolidation or combination of any of the foregoing) of any or all of the Conveyed Interests or (b) assist, encourage or permit any effort or attempt by any Person (other than Buyer or Buyer’s representatives (solely in their respective capacities as a representative of Buyer)) to attempt to do or seek to do any of the foregoing. Notwithstanding the foregoing sentence of this Section 15.23, Seller, its Affiliates and each of its and their respective representatives shall have the limited right to state in response to Third Party inquiries about the Conveyed Interests that Seller is subject to the terms and conditions of a purchase and sale agreement with respect to the Conveyed Interests. [THE SIGNATURE PAGES FOLLOW]

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement on the date first above written. SELLER: LIME ROCK RESOURCES IV-A, L.P. By: Lime Rock Resources IV-A GP, LLC Its: General Partner By: Lime Rock Resources GP IV, L.P. Its: Sole Member By: LRR GP IV, LLC Its: General Partner By: /s/ Eric Mullins Eric Mullins Chairman and Chief Executive Officer LIME ROCK RESOURCES IV-C, L.P. By: Lime Rock Resources IV-C GP, LLC Its: General Partner By: Lime Rock Resources GP IV, L.P. Its: Sole Member By: LRR GP IV, LLC Its: General Partner By: /s/ Eric Mullins Eric Mullins Chairman and Chief Executive Officer

Signature Page to Purchase and Sale Agreement BUYER: RING ENERGY, INC. By: /s/ Paul D. McKinney Paul D. McKinney Chairman and Chief Executive Officer

4 APPENDIX I Definitions Capitalized terms used in this Agreement shall have the meanings set forth in this Appendix I unless the context requires otherwise. “AAA” means the American Arbitration Association. “AAA Rules” means the Commercial Arbitration Rules of the AAA. “Accounting Arbitrator” has the meaning set forth in Section 3.7(b). “Adjusted Purchase Price” has the meaning set forth in Section 3.3. “Adjusted Stock Consideration” has the meaning set forth in Section 3.3(c). “AFEs” has the meaning set forth in Section 7.12. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary in this Agreement, no direct or indirect portfolio company of any equity sponsor of Seller (or any Affiliate of any such equity sponsor), or any of the officers, directors, managers and direct and indirect equity holders in each of the foregoing Persons, shall be considered an Affiliate of Seller. “Aggregate Defect Deductible” means 3% of the Purchase Price. “Agreement” has the meaning set forth in the first paragraph herein. “Allocated Value” has the meaning set forth in Section 3.8. “Allocation Schedule” has the meaning set forth in Section 15.2(h). “Applicable Contracts” means all Contracts to which Seller is a party or is bound to the extent relating to any of the Conveyed Interests and (in each case) that will be binding on Buyer after the Closing, including: communitization agreements; net profits agreements; production payment agreements; area of mutual interest agreements; joint venture agreements; confidentiality agreements; farmin and farmout agreements; bottom hole agreements; crude oil, condensate, and natural gas purchase and sale, gathering, transportation, and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; and other similar contracts and agreements, but exclusive of any Contracts to the extent relating exclusively to the Excluded Assets and any master service agreements. “Arbitration Notice” has the meaning set forth in Section 3.7(b). “Asset Credit Support” means any bonds, letters of credit, guarantees or other forms of credit support, if any, posted by Seller or its Affiliates with Governmental Authorities or other Third Parties and relating to the Conveyed Interests.

5 “Asset Taxes” means ad valorem, property, excise, severance, production, sales, use, or similar Taxes (excluding, for the avoidance of doubt, any Income Taxes and Transfer Taxes) based upon or measured by the ownership or operation of the Conveyed Interests or the production of Hydrocarbons therefrom or the receipt of proceeds therefrom. “Assignment” means the Assignment and Bill of Sale from Seller to Buyer, pertaining to the Conveyed Interests (other than the Fee Minerals and Surface Fee Interests), substantially in the form attached to this Agreement as Exhibit G. “Assumed Obligations” has the meaning set forth in Section 13.1. “Audit Committee” means Buyer’s audit committee. “Audited Financials” has the meaning set forth in Section 9.8(a). “Board of Directors” means the board of directors of Buyer. “Burden” means any and all royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests, carried interest, reversionary interests, back-in interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any Taxes). “Business Day” means any day (other than Saturday or Sunday) on which commercial banks in Houston, Texas are generally open for business. “Buyer” has the meaning set forth in the first paragraph herein. “Buyer Common Stock” has the meaning set forth in Section 8.10(a). “Buyer Indemnified Parties” has the meaning set forth in Section 13.2. “Buyer Preferred Stock” has the meaning set forth in Section 8.10(a). “Buyer’s Auditor” has the meaning set forth in Section 9.8(a). “Buyer’s Representatives” has the meaning set forth in Section 4.1(a). “Cash Consideration” has the meaning set forth in Section 3.1(a). “Casualty Loss” has the meaning set forth in Section 5.3(b). “Claim Notice” has the meaning set forth in Section 13.7(b). “Closing” has the meaning set forth in Section 12.1. “Closing Date” has the meaning set forth in Section 12.1. “Closing Payment” means the Cash Consideration, as adjusted at Closing pursuant to Section 3.3, less the Deposit. “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

6 “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of October 21, 2024, by and between Lime Rock Resources III-A, L.P. and Buyer. “Consent” has the meaning set forth in Section 7.4. “Contract” means any written or oral contract, agreement, or any other legally binding arrangement, but excluding, however, any Lease, Rights-of-Way, any other easement, right-of-way, permit, or other instrument creating or evidencing an interest in the Conveyed Interests, or any real or immovable property related to or used in connection with the operations of any Conveyed Interests. “Conveyed Interests” has the meaning set forth in Section 2.1. “COPAS” has the meaning set forth in Section 2.3(a). “Cure Notice” has the meaning set forth in Section 5.2(c). “Cure Period” has the meaning set forth in Section 5.2(c). “Customary Post-Closing Consents” means the consents and approvals from Governmental Authorities for the assignment of the Conveyed Interests to Buyer that are customarily obtained after the assignment of properties similar to the Conveyed Interests. “Decommission” means all well plugging, replugging and abandonment activities and obligations as are required by Law, any Governmental Authority, or agreements. “Decommissioning Obligations” has the meaning set forth in Section 13.1. “Deed” means the Deed from Seller to Buyer, pertaining to the Fee Minerals and Surface Fee Interests, substantially in the form attached to this Agreement as Exhibit H. “Defect Claim Date” means 5:00 P.M. (Central Time) on the date that is 30 days after the Execution Date. “Defensible Title” means the title of Seller deducible of record or evidenced by documentation, whether recorded or not; although not constituting perfect or marketable title is likely to be successfully defended if challenged so that, as of the Execution Date and the Closing Date and subject to the Permitted Encumbrances: (a) with respect to Target Formation for each Well (in each case, subject to any reservations, limitations or depth restrictions described in Exhibit B for such Well), entitles Seller to receive not less than the Net Revenue Interest set forth in Schedule 3.8 for such Well of all Hydrocarbons produced, saved and marketed from such Well, throughout the productive life of such Well for Target Formation, except for any decrease resulting from (i) operations in which Seller may from and after the Execution Date elect to be a non-consenting co-owner (if, and solely to the extent, such election is otherwise permissible under the terms of this Agreement), (ii) the establishment or amendment from and after the Execution Date of pools or units (if, and solely to the extent, such establishment or amendment is otherwise permissible under the terms of this Agreement), (iii) changes in tract or production allocations resulting from elections to participate or not participate in operations after the Execution Date (if, and solely to the extent, such elections are otherwise permissible under the terms of this Agreement), (iv) actions by Buyer, (v) Seller allowing other Working Interest owners to make up past underproduction or pipelines to make up past

7 underdeliveries, (vi) any reversion of interest to a co-owner with respect to operations in which such co- owner, after the Execution Date, elects not to consent, and (vii) as otherwise expressly stated in Exhibit B; (b) with respect to the Target Formation for each Well (in each case, subject to any reservations, limitations or depth restrictions described in Exhibit B for such Well), obligates Seller to bear (or pay) not more than the Working Interest set forth in Schedule 3.8 for such Well of the Working Interest of such Well throughout the productive life of such Well without a proportionate increase in Net Revenue Interest, except for any increase resulting from (i) contribution requirements with respect to defaulting co- owners from and after the Execution Date under applicable operating agreements (if, and solely to the extent, such establishment or amendment is otherwise permissible under the terms of this Agreement), (ii) changes in tract or production allocations resulting from elections to participate or not participate in operations after the Execution Date (if, and solely to the extent, such elections are otherwise permissible under the terms of this Agreement), (iii) the establishment or amendment from and after the Execution Date of pools or units (if, and solely to the extent, such establishment or amendment is otherwise permissible under the terms of this Agreement), (iv) actions by Buyer, and (v) as otherwise stated in Exhibit B; and (c) is free and clear of all Encumbrances. “Deferred Payment” means Ten Million Dollars ($10,000,000). “Deposit” has the meaning set forth in Section 3.2. “Dispute Date” means on or before 5:00 P.M. (Central Time) on the date that is 10 days after the expiration of the Cure Period. “Dispute Notice” has the meaning set forth in Section 3.6. “Disputed Environmental Matters” has the meaning set forth in Section 6.1(f). “Effective Time” means 7:00 A.M. (Central Time) on October 1, 2024. “email” has the meaning set forth in Section 15.6. “Encumbrance” means any lien, mortgage, security interest, pledge, charge, equitable interest, privilege, deed of trust, production payment, option, collateral assignment or similar encumbrance. “Environmental Arbitrator” has the meaning set forth in Section 6.1(f). “Environmental Condition” means any event occurring or condition existing as of the Execution Date that causes a Conveyed Interest (or Seller or any of its Affiliates with respect to a Conveyed Interest) not to be in compliance with any Environmental Law, other than any Decommissioning Obligations or any condition to the extent caused by or relating to asbestos or NORM, or relating to subsidence monitoring or remediation, or that was disclosed to Buyer (or of which Buyer otherwise had knowledge) prior to the Effective Time. “Environmental Consultant” has the meaning set forth in Section 4.1(b). “Environmental Defect” means an Environmental Condition with respect to any Conveyed Interest.

8 “Environmental Defect Notice” and “Environmental Defect Notices” have the meaning set forth in Section 6.1(a). “Environmental Defect Property” has the meaning set forth in Section 6.1(a). “Environmental Laws” means all applicable Laws in effect as of or prior to the Execution Date, including common law, relating to the pollution or protection of the environment or natural resources, or worker health or safety (to the extent relating to exposure of Hazardous Substances), including those Laws relating to the storage, handling, generation, processing, treatment, transportation, or disposal of Hazardous Substances. The term “Environmental Laws” does not include good or desirable operating practices or standards that may be voluntarily employed or adopted by other oil and gas well operators or recommended but not required, by a Governmental Authority or the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq., as amended, or any other Law governing worker safety or workplace conditions (except to the extent relating to exposure to Hazardous Substances). “Environmental Liabilities” means all costs (including remedial, removal, response, clean up, investigation or monitoring costs), Liabilities, expenses, obligations and other responsibilities arising from or under Environmental Laws, Permits required thereunder or Third Party claims relating to the environment, and which relate to the Conveyed Interests or the ownership or operation of the same, including (a) any actual or threatened Release of Hazardous Substances into the environment or resulting from or attributable to exposure to Hazardous Substances, (b) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release or threatened release, transport or handling of Hazardous Substances, or (c) any other matter, condition or circumstance concerning Environmental Laws or Permits required thereunder or the violation thereof. “Escrow Account” means the account established pursuant to the Escrow Agreement. “Escrow Agent” means JPMorgan Chase Bank, N.A. “Escrow Agreement” means that certain Escrow Agreement to be entered into as of the Execution Date by and among the Parties and the Escrow Agent, substantially in the form attached hereto as Exhibit K. “Exchange” has the meaning set forth in Section 15.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Assets” means (a) all of Seller’s corporate minute books, financial, budget, Tax records and other business records that relate to Seller’s business generally (including the ownership and operation of the Conveyed Interests in each case except with respect to the Records); (b) to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all trade credits, all accounts, all receivables of Seller and all other proceeds, income or revenues of Seller attributable to the Conveyed Interests and attributable to any period of time prior to the Effective Time; (c) to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, any and all claims and causes of action of Seller that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) subject to Section 5.3, all rights and interests of Seller (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) except to the extent of the adjustments set forth in Section 3.3(a)(i), Seller’s rights with respect to all Hydrocarbons produced and sold from the Conveyed Interests with respect to all periods prior to the Effective Time; (f) all claims of Seller or any of its Affiliates for refunds of, rights to receive funds from any Governmental Authority, or loss carry forwards or credits with respect to (i)

9 Asset Taxes allocable to Seller pursuant to Section 15.2(b), (ii) Income Taxes of Seller, or (iii) any Taxes attributable to the Excluded Assets; (g) all servers and all intangible information technology assets, including (i) computer, server, proprietary and Seller and its Affiliates’ specific software and (ii) any other intangible information technology assets; (h) to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all rights, benefits and releases of Seller or its Affiliates under or with respect to any Contract that are attributable to periods of time prior to Closing; (i) all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (j) all documents and instruments of Seller that may be protected by an attorney-client privilege or any attorney work product doctrine (other than title opinions); (k) all data that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with Third Parties; provided, that Seller shall use its commercially reasonable efforts to obtain a waiver of such restrictions in order to permit disclosure to Buyer (without the obligation to expend any monies or undertake any obligations (other than requesting such waivers) in connection with such disclosure); (l) solely to the extent related to the Retained Obligations, all audit rights of Seller arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for any Imbalances assumed by Buyer; (m) any geological and geophysical information, data and analyses, and any analyses, interpretations; (n) documents prepared or received by Seller or its Affiliates with respect to (i) lists of prospective purchasers for such transactions compiled by Seller, (ii) bids submitted by other prospective purchasers of the Conveyed Interests, (iii) analysis by Seller or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Seller, its representatives, and any prospective purchaser other than Buyer, and (v) correspondence between Seller or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement; (o) any leases, Contracts, rights and other assets specifically listed on Exhibit F; (p) any debt instruments of Seller; (q) all personnel files and records of Seller; (r) all data contained on back-up tapes or disaster recovery tapes; (s) any personal property of Seller that is not Personal Property; (t) any assets described in Section 2.1(h) or Section 2.1(j) that are not assignable; and (u) any Hedge Contracts. “Execution Date” has the meaning set forth in the first paragraph herein. “Fee Minerals” has the meaning set forth in Section 2.1(b). “Final Price” has the meaning set forth in Section 3.6. “Final Settlement Statement” has the meaning set forth in Section 3.6. “First Holdback Release Date” means the date that is 6 months after the Closing Date. “Form S-3 Eligibility” has the meaning set forth in Section 8.18. “Fraud” means, with respect to Seller, an actual and intentional fraud with respect to the making of the representations and warranties in Article VII of this Agreement; provided, that such actual or intentional fraud of Seller shall only be deemed to exist if any of the individuals identified in the definition of “to Seller’s Knowledge” had actual conscious awareness (as opposed to imputed or constructive knowledge) that the representations and warranties made by Seller in Article VII were actually breached when made, with the express intention that Buyer rely thereon by Buyer’s detriment. “G&G Data” means all geological or geophysical information or reports constituting proprietary data, studies, core samples, maps, related technical data and any other geological or geophysical information (in each case excluding any interpretations of Seller or its Affiliates (or Third Parties in consultation with Seller or its Affiliates) made with respect to such information as well as any seismic

10 information of Seller) covering the Conveyed Interests that Seller is not prohibited by agreement from transferring (directly or indirectly) to Buyer (other than any such information licensed from non-Affiliate Persons that cannot be transferred without additional consideration to such non-Affiliate Persons and for which Buyer has not agreed (in its sole discretion) to pay such additional consideration). “GAAP” means generally accepted accounting principles in the United States, as may be in effect from time to time. “GAAS” has the meaning set forth in Section 9.8(a). “Governmental Authority” means any federal, state, local, municipal, tribal, foreign or other government; any governmental, regulatory, or administrative agency, commission, body, or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or Taxing Authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction. “Hazardous Substances” means any pollutants, contaminants, toxins or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, or chemicals that are defined or regulated by, or may form the basis of Liability under, any Environmental Laws due to their hazardous, toxic, dangerous or deleterious properties or characteristics, including radioactive materials and NORM, asbestos containing materials, polychlorinated biphenyls, petroleum, Hydrocarbons or any fraction or byproducts thereof, and per- or polyfluoroalkyl substances. “Hedge Contract” means any Contract to which Seller or any of its Affiliates is a party with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions. “Holdback Amount” means an amount equal to $5,000,000 plus any and all interest and earnings accrued on such $5,000,000 under the Escrow Agreement after the Closing Date as of such date of determination minus any and all disbursements and distributions of the Holdback Amount out of the Escrow Account made after Closing pursuant to Section 13.3. “Hydrocarbons” has the meaning set forth in Section 2.1(d). “Imbalances” means all Well Imbalances and Pipeline Imbalances. “Income Taxes” means (a) all Taxes based upon, measured by or calculated with respect to gross or net income, gross or net profits or receipts (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding Asset Taxes); (b) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (a) above; or (c) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (a) or (b) above. “Indemnified Party” has the meaning set forth in Section 13.7(a). “Indemnifying Party” has the meaning set forth in Section 13.7(a).

11 “Indemnity Deductible” means 1.75% of the Purchase Price. “Indemnity Threshold” means $125,000 of the Purchase Price. “Individual Environmental Threshold” has the meaning set forth in Section 6.1(e). “Individual Title Defect Threshold” has the meaning set forth in Section 5.2(i). “Instruments of Conveyance” means, collectively, the Assignment and Deed. “Interim Period” means that period of time commencing at the Effective Time and ending at 7:00 A.M. (Central Time) on the Closing Date. “Internal Controls” has the meaning set forth in Section 8.17. “Law” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree, or other official act of or by any Governmental Authority. “Leases” has the meaning set forth in Section 2.1(a). “Liabilities” means any and all claims, obligations, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs and expenses, including (a) liabilities, costs, expenses, losses and damages for personal injury, death, property damage, environmental damage, or Remediation, (b) any action, Proceeding, Order or suit by a Governmental Authority with respect to any of the foregoing and (c) any reasonable attorneys’ fees, legal or other expenses incurred in connection with any of the foregoing. “LRRA” has the meaning set forth in the preamble. “LRRC” has the meaning set forth in the preamble. “Material Adverse Effect” means an event or circumstance that, individually or in the aggregate, results or would be reasonably likely to result in a material adverse effect on (x) the ownership, operation or value of the Conveyed Interests, taken as a whole and as currently operated as of the Execution Date or (y) the ability of Seller to consummate the transactions contemplated by this Agreement and perform its obligations hereunder; provided, however, that the term “Material Adverse Effect” shall not include any material adverse effect resulting from: (a) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (b) any action or omission of Seller taken in accordance with the terms of this Agreement or with the prior consent of Buyer; (c) changes in general market, economic, financial, or political conditions (including changes in commodity prices, fuel supply or transportation markets, interest or rates), regardless of location, except to the extent disproportionately affecting Seller; (d) changes in conditions or developments generally applicable to the oil and gas industry, except to the extent disproportionately affecting Seller; (e) acts of God, including hurricanes, storms or other naturally occurring events; (f) acts or failures to act of a Governmental Authority, except to the extent arising from Seller’s action or inaction; (g) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder; (h) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (i) any reclassification or recalculation of reserves in the ordinary course of business; (j) changes in the prices of any Hydrocarbons; (k) a change in Laws and any interpretations thereof from and after the Execution Date, except to the extent disproportionately affecting Seller; (l) changes in service costs generally applicable to the oil and gas industry in the United States, except to the extent disproportionately affecting Seller; (m) strikes and labor disturbances; (n) natural declines in well

12 performance; (o) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; and (p) matters as to which an adjustment is provided for under Section 3.3 or Seller has indemnified Buyer hereunder. “Material Contracts” has the meaning set forth in Section 7.7(a). “Net Revenue Interest” means, with respect to any Well identified on Exhibit B (limited to the Target Formation(s) and subject to the additional limitations described on Exhibit B for that Well), the interest (expressed as a percentage or decimal) in and to all Hydrocarbons produced, saved, and sold from or allocated to such Well after giving effect to all Burdens. “NORM” means naturally occurring radioactive material. “NYSE American” means the NYSE American LLC. “Operator Indemnified Parties” has the meaning set forth in Section 4.1(c). “Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, verdict or decree entered, issued or rendered by any Governmental Authority. “Overhead Costs” means an amount equal to the sum of any and all refunds or recoveries of overhead costs charged by Seller to Seller’s co-working interest owners in the Subject Properties under the applicable operating agreements each such month during the Interim Period. “Party” and “Parties” have the meaning set forth in the first paragraph herein. “Party Affiliate” has the meaning set forth in Section 15.20. “Permits” has the meaning set forth in Section 2.1(o). “Permitted Encumbrances” means: (a) the terms and conditions of all Leases and all Burdens if the net cumulative effect of such Leases and Burdens (i) does not operate to reduce the Net Revenue Interest of Seller with respect to the Target Formation for any Well identified on Schedule 3.8 to an amount less than the Net Revenue Interest set forth for such Well on Schedule 3.8, (ii) does not obligate Seller to bear a Working Interest with respect to the Target Formation for any Well identified on Schedule 3.8, in any amount greater than the Working Interest set forth on Schedule 3.8, for that Well (unless the Net Revenue Interest for that Well is greater than the Net Revenue Interest set forth on Schedule 3.8, in the same or greater proportion as any increase in such Working Interest), or (iii) materially impair with the use, ownership or operation of any of the Wells as they are currently used, owned or operated; (b) Preferential Purchase Rights set forth on Schedule 7.10 and Required Consents set forth on Schedule 7.4; (c) liens for Taxes not yet due or delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings set forth on Schedule PE; (d) Customary Post-Closing Consents; (e) except to the extent triggered prior to the Closing Date, conventional rights of reassignment arising;

13 (f) all Laws, and all rights reserved to or vested in any Governmental Authority (i) to control or regulate any Conveyed Interest in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Conveyed Interests; (iii) to use such property in a manner which does not materially impair the use or value of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Conveyed Interests to any Governmental Authority with respect to any right, power, franchise, grant, license or permit; (g) rights of a common owner of any interest in rights-of-way, permits or easements held by Seller and such common owner as tenants in common or through common ownership (provided that such rights do not prevent or substantially impair the present operation, value, or present use of the Conveyed Interests subject thereto for the purpose of oil and gas ownership, development and operations); (h) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases, and other rights in the Conveyed Interests for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, do not and would not reasonably be expected to materially impair the ownership, operation, value or use of the Conveyed Interests as currently owned, operated and used; (i) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction, or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are being contested in good faith by appropriate Proceedings by or on behalf of Seller set forth on Schedule PE; (j) liens created under operating agreements for the operation of the Conveyed Interests or by operation of Law in respect of the obligations that are not yet due and pursuant to which Seller is not in default or which are being contested in good faith by appropriate Proceedings by or on behalf of Seller and set forth on Schedule PE; (k) any Encumbrance affecting the Conveyed Interests that is fully discharged by Seller, or waived (or deemed to be waived) by Buyer pursuant to the terms of this Agreement, at or prior to Closing; (l) any matters referenced and set forth on any Schedule PE or Exhibit B; (m) any mortgagor liens burdening a lessor’s interest in the Leases that (i) post-dates the creation of the applicable Lease or (ii) pre-dates the creation of the applicable Lease and (A) is not in foreclosure proceedings of which Seller has received service or written notice or, to Seller’s Knowledge, is not in default, or (B) has been subordinated to the applicable Lease; (n) the terms and conditions of all Applicable Contracts if the net cumulative of such Contracts (i) does not operate to reduce the Net Revenue Interest of Seller with respect to the Target Formations for any Well identified on Schedule 3.8 to an amount less than the Net Revenue Interest set forth for such Well on Schedule 3.8, (ii) does not obligate Seller to bear a Working Interest with respect to the Target Formations for any Well identified on Schedule 3.8, in any amount greater than the Working Interest set forth on Schedule 3.8, for that Well (unless the Net Revenue Interest for that Well is greater than the Net Revenue Interest set forth on Schedule 3.8, in the same or greater proportion as any increase

14 in such Working Interest), or (iii) materially impair with the use, ownership or operation of any of the Wells as they are currently used, owned or operated; (o) defects or irregularities (i) as to which the relevant statute(s) of limitations or prescription would bar any attack or claim against Seller’s title; (ii) arising out of lack of evidence of, or other defects with respect to, authorization, execution, delivery, acknowledgement or approval of any instrument in Seller’s chain of title absent reasonable evidence of an actual claim of superior title from a Third Party attributable to such matter; (iii) consisting of the failure to recite marital status or omissions of heirship Proceedings in documents; (iv) resulting from lack of survey, unless a survey is expressly required by applicable Law; (v) resulting from failure to record releases of liens, production payments, or mortgages that have expired by their own terms or the enforcement of which are barred by the applicable statute(s) of limitations or prescription; (vi) arising out of lack of entity authorization unless Buyer provides affirmative evidence that such entity action was not authorized and results in another Person’s actual and superior claim of title; (vii) resulting from or related to probate Proceedings or the lack thereof, which defects or irregularities have been outstanding for 10 years or more unless Buyer provides evidence that a competing chain of title exists as to the applicable Conveyed Interests; (viii) based on a gap in Seller’s chain of title to any Lease or Well (A) so long as such gap does not provide a Third Party with a superior claim or (B) unless Buyer affirmatively shows such gap to exist in such records by an abstract of title, title opinion or landman’s title chain; (ix) consisting of the lack of a lease amendment or consent authorizing pooling or unitization from any royalty interest or mineral interest holder authorizing the pooling of any Lease to the extent Seller or its Affiliates has received written notice from any Person alleging or asserting an adverse claim or demand of any kind that is based upon or related thereto; or (x) arising prior to January 1, 2015 that have been cured by possession under any applicable statute of limitations for adverse possession or for prescription, in each case free of reasonable doubt; (p) Imbalances set forth on Schedule 7.11; (q) calls on Hydrocarbon production under Applicable Contracts; (r) any maintenance of uniform interest provision in an operating agreement if waived with respect to the transactions contemplated by this Agreement by the party or parties having the right to enforce such provision; (s) expiration of a Lease in accordance with its express terms after the Closing Date; (t) lessor’s royalties, overriding royalties, production payments, net profits interests, reversionary interests and similar burdens if the net cumulative effect of such burdens (i) does not operate to reduce the Net Revenue Interest of Seller with respect to the Target Formation for any Well identified on Schedule 3.8 to an amount less than the Net Revenue Interest set forth for such Well on Schedule 3.8, and (ii) does not obligate Seller to bear a Working Interest with respect to the Target Formation for any Well identified on Schedule 3.8, in any amount greater than the Working Interest set forth on Schedule 3.8, for that Well (unless the Net Revenue Interest for that Well is greater than the Net Revenue Interest set forth on Schedule 3.8 in the same for greater proportion as any interest in such Working Interest); and (u) Encumbrances created under Leases or any joint operating agreements applicable to the Conveyed Interests or by operation of law in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Seller and set forth on Schedule PE.

15 “Person” means any individual, firm, corporation, company, partnership (general and limited), limited liability company, joint venture, association, trust, estate, unincorporated organization, Governmental Authority, or any other entity. “Personal Property” has the meaning set forth in Section 2.1(i). “Phase I Environmental Site Assessment” means an environmental site assessment performed pursuant to ASTM Standard E1527-21, or any similar visual environmental assessment that does not involve any sampling, testing or other invasive activities. “Pipeline Imbalance” means any marketing imbalance between the quantity of Hydrocarbons attributable to the Conveyed Interests required to be delivered by Seller under any Contract relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Conveyed Interests actually delivered by Seller pursuant to the relevant Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility. “Pre-Effective Time Tax Period” means any Tax period ending before the Effective Time. “Preferential Purchase Right” has the meaning set forth in Section 7.10. “Preliminary Settlement Statement” has the meaning set forth in Section 3.5. “Proceeding” means any proceeding, action, arbitration, litigation, or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority. “Property” or “Properties” has the meaning set forth in Section 2.1(e). “Property Expenses” means all operating expenses (including utilities, billable payroll as per COPAS, costs of insurance, title examination, curative actions) and all capital expenditures incurred in the ownership and operation of the Conveyed Interests (including rentals, options and other lease maintenance payments, broker fees and other property acquisition costs and costs of acquiring equipment) and any overhead costs charged by Third Party operators under relevant operating agreements to the extent relating to the Conveyed Interests, but excluding Liabilities attributable to (a) personal injury or death suffered by Third Parties, property damage suffered by Third Parties, or violation of any Law, (b) Decommissioning Obligations, (c) curing any Title Defect or resolving any Environmental Defect, (d) obligations with respect to Imbalances, (e) claims of improper calculations to pay working interests, royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Conveyed Interests, including those held in suspense, (f) Income Taxes, Asset Taxes and Transfer Taxes, (g) casualty losses, (h) costs incurred in violation of, or to cure or remedy a violation of another provision of this Agreement and (i) Overhead Costs. “Purchase Price” has the meaning set forth in Section 3.1. “Records” has the meaning set forth in Section 2.1(n). “Reference Price” has the meaning set forth on Schedule RP. “Registration Rights Agreement” means a registration rights agreement, substantially in the form attached hereto as Exhibit J, to be entered into by Buyer and Seller as of the Closing Date.

16 “Release” means any depositing, discharging, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, injecting, escaping, leaching, burying, dumping, migrating, releasing, or disposing of any Hazardous Substances into or through the environment, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance. “Remediation” means, with respect to an Environmental Condition, any remedial, removal, response, investigation, monitoring, construction, closure, disposal, testing or other corrective actions required or allowed under Environmental Laws or a Governmental Authority that sufficiently addresses (for current and future use in the same manner as being currently used). Remediation shall include taking no action, leaving the condition unaddressed, periodic monitoring or the recording of notices in lieu of other corrective actions, if such responses are allowed under Environmental Laws. “Remediation Amount” means, with respect to an Environmental Condition, the cost of the lowest- cost Remediation of such Environmental Condition as compared to any other response that is required or allowed under Environmental Laws. “Required Consent” has the meaning set forth in Section 5.4(b)(i). “Reserve Report” means the reserve reports prepared by Miller and Lents, Ltd. relating to the Conveyed Interests as of December 31, 2024, and as of December 31, 2023 if requested in writing by Buyer prior to Closing. “Retained Obligations” means all obligations and Liabilities, arising from, based upon, related to or associated with (i) Seller’s failure to properly, timely and legally pay, in accordance with the terms of any Lease and applicable Laws, all Burdens with respect to the Conveyed Interests due by Seller and attributable to Seller’s ownership of the Conveyed Interests prior to the Effective Time (other than Burdens paid by any Third Party operator or any such failure for which Buyer receives the benefit); (ii) the disposal prior to the Closing Date of any Hazardous Substances generated by or on behalf of Seller or any of its Affiliates from the Conveyed Interests prior to the Closing Date or otherwise produced from or attributable to any of the Conveyed Interests during Seller’s period of ownership and taken from a location that is on or within any of the Conveyed Interests to a location that is not on or within any of the Conveyed Interests prior to the Closing Date; (iii) personal injury (including death) claims attributable to Seller’s or its Affiliate’s ownership, management or operation of the Conveyed Interests prior to the Effective Time; (iv) ownership or operation of the Excluded Assets; (v) any Liabilities attributable to claims against Seller arising from the Fraud, gross negligence or willful misconduct of Seller with respect to the ownership or operation of the Conveyed Interests; (vi) any Liabilities, except for Environmental Liabilities and Taxes, consisting of any civil or administrative fines or penalties or criminal sanctions imposed under applicable Law as interpreted as of the Effective Time on Seller or its Affiliates and resulting from or relating to the ownership, use or operation of the Conveyed Interests by Seller prior to the Closing Date; and (vii) Seller’s or its Affiliates’ responsibilities or Liabilities under the Code or ERISA applicable to their respective employees or service providers, and any claim made by or obligations owed to an employee or service provider of Seller or any Affiliate of Seller relating to such employment or services. “Rights-of-Way” has the meaning set forth in Section 2.1(h). “Scheduled Closing Date” has the meaning set forth in Section 12.1. “SEC” means the U.S. Securities and Exchange Commission. “Second Holdback Release Date” means the date that is 12 months after the Closing Date.

17 “Securities Act” means the Securities Act of 1933, as amended. “Seller” has the meaning set forth in the first paragraph herein. “Seller Indemnified Parties” has the meaning set forth in Section 13.3. “Seller Taxes” means (a) Income Taxes imposed on or with respect to Seller, (b) Asset Taxes allocable to Seller pursuant to Section 15.2 (taking into account, and without duplication of, such Asset Taxes effectively borne by Seller as a result of (i) the adjustments to the Purchase Price made pursuant to Section 3.3 and (ii) any payments made from one Party to the other in respect of Asset Taxes pursuant to Section 15.2), and (c) any Taxes imposed on or with respect to any Excluded Asset. “Special Warranty” means the special warranty of Defensible Title set forth in the Assignment. “Specified Receivables” means the aggregate amount of accounts receivable that are set forth on Schedule 3.3 with respect to (a) costs and expenses paid by Seller or an Affiliate on behalf of or that are properly chargeable to any Third Party with respect to any Subject Property, and the right to recoup the same out of proceeds of production therefrom and (b) any negative suspense, refunds, reimbursements, or claims in respect thereto, due to Seller or an Affiliate with respect to the payment or overpayment of any royalty, overriding royalty or other Burden payable out of production of oil or gas from the Subject Properties or proceeds therefrom. “Specified Representations” means (a) with respect to Seller, in Sections 7.1, 7.2, 7.3, 7.5 and 7.14, and (b) with respect to Buyer, Sections 8.1, 8.2, 8.3, 8.5 and 8.12. “Stock Consideration” means 7,388,799 fully paid and nonassessable shares of Buyer Common Stock. “Straddle Period” means any Tax period beginning before and ending on or after the date on which the Effective Time occurs. “Subject Properties” has the meaning set forth in Section 2.1. “Surface Fee Interests” has the meaning set forth in Section 2.1(f). “Suspense Funds” means proceeds from sales of Hydrocarbons relating to the Conveyed Interests and payable to owners of working interests, Burdens, or other similar interests (in each case) that are held by Seller in suspense. “Target Formation” has the meaning set forth on Schedule TF. “Taxes” means any taxes, assessments and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, windfall profit, severance, production, estimated or other tax, including any interest, penalty or addition thereto. “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority.

18 “Taxing Authority” means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums. “Third Party” means any Person other than a Party or an Affiliate of a Party. “Third Party Claim” has the meaning set forth in Section 13.7(b). “Title Arbitrator” has the meaning set forth in Section 5.2(j). “Title Benefit” means, (a) with respect to each Well shown on Exhibit B, any right, circumstance or condition that operates (i) to increase the Net Revenue Interest of Seller above that shown for such Well on Schedule 3.8, to the extent the same does not cause a greater than proportionate increase in Seller’s Working Interest therein above that shown on Schedule 3.8, or (ii) to decrease the Working Interest of Seller in any Well below that shown for such Well on Schedule 3.8, to the extent the same causes a decrease in Seller’s Working Interest that is proportionately greater than the decrease in Seller’s Net Revenue Interest therein below that shown on Schedule 3.8. “Title Benefit Amount” has the meaning set forth in Section 5.2(e). “Title Benefit Notice” has the meaning set forth in Section 5.2(b). “Title Benefit Property” has the meaning set forth in Section 5.2(b). “Title Defect” means, with respect to each Well set forth on Exhibit B, any Encumbrance, defect, or other matter that causes Seller not to have Defensible Title in and to such Well solely with respect to the Target Formation, provided that the following shall not be considered Title Defects: (a) defects that have been cured by applicable statutes of limitations or prescription; (b) any Encumbrance or loss of title resulting from Seller’s conduct of business in compliance with this Agreement after the Execution Date pursuant to actions specifically required of Seller pursuant to this Agreement; (c) defects arising from any change in applicable Law after the Execution Date, including changes that would raise the minimum landowner royalty; (d) defects based solely on (i) lack of information in Seller’s files or (ii) references to an unrecorded document(s) to which neither Seller nor any Affiliate of Seller is a party, if such document is dated earlier than January 1, 1950 and is not in Seller’s files; (e) with respect to any interest in the Conveyed Interests acquired through compulsory pooling, failure of the records of any Governmental Authority to reflect Seller as the owner of any Conveyed Interests but expressly excluding any such failure that has resulted in (i) a reduction of the Net Revenue Interest of Seller with respect to any Well identified on Schedule 3.8 to an amount less than the Net Revenue Interest set forth for such Well on Schedule 3.8, (ii) obligates Seller to bear a Working Interest with respect to any Well identified on Schedule 3.8, in any amount greater than the Working Interest set forth on Schedule 3.8, for that Well (unless the Net Revenue Interest for that Well is greater than the Net Revenue Interest set forth on Schedule 3.8, in the same or greater proportion as any increase in such Working

19 Interest), or (iii) materially impair the use, ownership or operation of any of the Wells as they are currently used, owned or operated; (f) defects that affect only which non-Seller Person has the right to receive Burden payments rather than the amount or the proper payment of such Burden payment and that do not affect the validity of the underlying Lease, in each case, to the extent the same does not result in (i) does not operate to reduce the Net Revenue Interest of Seller with respect to any Well identified on Schedule 3.8 to an amount less than the Net Revenue Interest set forth for such Well on Schedule 3.8, and (ii) does not obligate Seller to bear a Working Interest with respect to any Well identified on Schedule 3.8, in any amount greater than the Working Interest set forth on Schedule 3.8, for that Well (unless the Net Revenue Interest for that Well is greater than the Net Revenue Interest set forth on Schedule 3.8, in the same or greater proportion as any increase in such Working Interest), or (iii) materially impair the use, ownership or operation of any of the Wells as they are currently used, owned or operated; and (g) defects based on a gap in Seller’s chain of title in the county records, unless Buyer affirmatively shows such gap to exist in such records by an abstract of title, title opinion, landman’s title chain, run sheet or other document, or which gap has resulted in another Person’s actual and superior claim of title based on affirmative evidence provided by Buyer. “Title Defect Amount” has the meaning set forth in Section 5.2(g). “Title Defect Notice” and “Title Defect Notices” have the meaning set forth in Section 5.2(a). “Title Defect Property” has the meaning set forth in Section 5.2(a). “Title Disputes” has the meaning set forth in Section 5.2(j). “Title Related Representations” has the meaning set forth in Section 5.1. “to Seller’s Knowledge” is limited to matters within the actual knowledge of Eric Mullins, Charlie Adcock, Townes Pressler, Jonathan Hickman, Doug Genrich or Angelique Brou (without duty of inquiry). “Trading Day” means a day on which trading in the Buyer Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Buyer Common Stock is then listed or, if the Buyer Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Buyer Common Stock is then traded. If the Buyer Common Stock is not so listed or traded, then “Trading Day” means a Business Day. “Transaction Documents” means those documents executed pursuant to or in connection with this Agreement. “Transfer Taxes” means any sales, use, transfer, stamp, documentary, registration, or similar Taxes incurred or imposed with respect to the transactions described in this Agreement. “Transition Services Agreement” means the Transition Services Agreement, substantially in the form attached to this Agreement as Exhibit K. “Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

20 “Unaudited Interim Financials” has the meaning set forth in Section 9.8(a). “Units” has the meaning set forth in Section 2.1(e). “Well Imbalance” means any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Seller therein and the shares of production from the relevant Well to which Seller is entitled, together with any appurtenant rights and obligations concerning future in kind or cash balancing at the wellhead. “Wells” has the meaning set forth in Section 2.1(b). “Working Interest” means, with respect to any Well identified on Exhibit B (limited, however, to the Target Formation and subject to the additional limitations described on Exhibit B for that Well), the interest (expressed as a percentage or a decimal) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development, and operations for that Well without regard to the effect of any Burden.